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                                                                  EXECUTION COPY


                                   CREDIT AGREEMENT
                              DATED AS OF MARCH 15, 1996

                                        AMONG


                            AMC REGIONAL HOLDINGS, INC.,
                                     AS BORROWER,

                          THE INSTITUTIONS FROM TIME TO TIME
                               PARTY HERETO AS LENDERS

                                         AND

                         THE FIRST NATIONAL BANK OF CHICAGO,
                                     AS THE AGENT

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                                  TABLE OF CONTENTS


ARTICLE I:  DEFINITIONS.......................................................1
    1.1  CERTAIN DEFINED TERMS................................................1
    1.2  SUBSIDIARY REFERENCES...............................................37
    1.3  SCHEDULE REFERENCES; SUPPLEMENTAL DISCLOSURE........................37

ARTICLE II:  THE CREDITS.....................................................37
    2.1. TERM LOANS..........................................................37
    2.2  REVOLVING LOANS.....................................................40
    2.3  RATABLE LOANS.......................................................40
    2.4  RATE OPTIONS FOR ALL ADVANCES.......................................41
    2.5  OPTIONAL PAYMENTS; MANDATORY PREPAYMENTS............................41
         (A)  OPTIONAL PAYMENTS..............................................41
         (B)  MANDATORY PREPAYMENTS..........................................41
    2.6  REDUCTION OF COMMITMENTS............................................44
    2.7  METHOD OF BORROWING.................................................44
    2.8  METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR ADVANCES;
          DETERMINATION OF APPLICABLE MARGINS................................44
    2.9  MINIMUM AMOUNT OF EACH ADVANCE......................................46
    2.10 METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR CONVERSION AND
          CONTINUATION OF ADVANCES...........................................46
         (A)  RIGHT TO CONVERT...............................................46
         (B)  AUTOMATIC CONVERSION AND CONTINUATION..........................46
         (C)  NO CONVERSION POST-DEFAULT OR POST-UNMATURED DEFAULT...........46
         (D)  CONVERSION/CONTINUATION NOTICE.................................46
    2.11  DEFAULT RATE.......................................................47
    2.12  COLLECTIONS AND CONCENTRATION ACCOUNT ARRANGEMENTS.................47
    2.13  METHOD OF PAYMENT..................................................47
    2.14  NOTES, TELEPHONIC NOTICES..........................................48
    2.15  PROMISE TO PAY; INTEREST AND FEES; INTEREST PAYMENT DATES; INTEREST
           AND FEE BASIS; TAXES; LOAN AND CONTROL ACCOUNTS...................48
         (A)  PROMISE TO PAY.................................................48
         (B)  INTEREST PAYMENT DATES.........................................48
         (C)  COMMITMENT FEES................................................48
         (D)  INTEREST AND FEE BASIS.........................................49
         (E)  TAXES..........................................................49
         (F)  LOAN ACCOUNT...................................................52
         (G)  CONTROL ACCOUNT................................................52
         (H)  ENTRIES BINDING................................................52
    2.16  NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND AGGREGATE
           REVOLVING LOAN COMMITMENT REDUCTIONS..............................52
    2.17  LENDING INSTALLATIONS..............................................52
    2.18  NON-RECEIPT OF FUNDS BY THE AGENT..................................53


                                         (i)

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    2.19  TERMINATION DATE...................................................53
    2.20  REPLACEMENT OF CERTAIN LENDERS.....................................53
    2.21  LETTER OF CREDIT FACILITY..........................................54
    2.22  LETTER OF CREDIT PARTICIPATION.....................................55
    2.23  REIMBURSEMENT OBLIGATION...........................................55
    2.24  CASH COLLATERAL....................................................56
    2.25  LETTER OF CREDIT FEES..............................................56
    2.26  INDEMNIFICATION; EXONERATION.......................................56
    2.27  SUPPLEMENTAL COMMITMENT............................................57

ARTICLE III:  CHANGE IN CIRCUMSTANCES........................................58
    3.1  YIELD PROTECTION....................................................58
    3.2  CHANGES IN CAPITAL ADEQUACY REGULATIONS.............................59
    3.3  AVAILABILITY OF TYPES OF ADVANCES...................................59
    3.4  FUNDING INDEMNIFICATION.............................................59
    3.5  LENDER STATEMENTS; SURVIVAL OF INDEMNITY............................60

ARTICLE IV:  CONDITIONS PRECEDENT............................................60
    4.1  INITIAL ADVANCES AND LETTERS OF CREDIT..............................60
    4.2  EACH ADVANCE AND LETTER OF CREDIT...................................61
    4.3  CONDITIONS FOR ACQUISITION LOANS AND ADDITION OF SPECIFIED
          SUBSIDIARIES.......................................................62

ARTICLE V:  REPRESENTATIONS AND WARRANTIES...................................67
    5.1  ORGANIZATION; CORPORATE POWERS......................................67
    5.2  AUTHORITY...........................................................68
    5.3  NO CONFLICT; GOVERNMENTAL CONSENTS..................................69
    5.4  FINANCIAL STATEMENTS................................................69
    5.5  NO MATERIAL ADVERSE CHANGE..........................................69
    5.6  TAXES...............................................................69
         (A)  TAX EXAMINATIONS...............................................70
         (B)  PAYMENT OF TAXES AND CLAIMS....................................70
    5.7  LITIGATION; LOSS CONTINGENCIES AND VIOLATIONS.......................70
    5.8  SUBSIDIARIES........................................................70
    5.9  ERISA...............................................................71
    5.10  ACCURACY OF INFORMATION............................................71
    5.11  SECURITIES ACTIVITIES..............................................72
    5.12  MATERIAL AGREEMENTS................................................72
    5.13  COMPLIANCE WITH LAWS...............................................72
    5.14  ASSETS AND PROPERTIES; GOVERNMENT APPROVALS; VALIDITY OF RECEIVABLES
           ON BORROWING BASE CERTIFICATE.....................................72
    5.15  STATUTORY INDEBTEDNESS RESTRICTIONS................................74
    5.16  POST-RETIREMENT BENEFITS...........................................74
    5.17  INSURANCE..........................................................74
    5.18  CONTINGENT OBLIGATIONS.............................................74
    5.19  RESTRICTED JUNIOR PAYMENTS.........................................74


                                         (ii)

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    5.20  LABOR MATTERS......................................................74
    5.21  THE ACQUISITIONS...................................................75
    5.22  ENVIRONMENTAL MATTERS..............................................75
    5.23  HEALTHCARE REGULATORY MATTERS......................................76

ARTICLE VI:  COVENANTS.......................................................77
    6.1  REPORTING...........................................................77
         (A)  FINANCIAL REPORTING............................................77
         (B)  NOTICE OF DEFAULT..............................................79
         (C)  LAWSUITS.......................................................79
         (D)  INSURANCE......................................................80
         (E)  ERISA NOTICES..................................................80
         (F)  LABOR MATTERS..................................................81
         (G)  OTHER INDEBTEDNESS.............................................81
         (H)  OTHER REPORTS..................................................81
         (I)  ENVIRONMENTAL NOTICES..........................................82
         (J)  BORROWING BASE CERTIFICATE.....................................82
         (K)  OTHER INFORMATION..............................................82
         (L)  HEALTHCARE NOTICES.............................................82
         (M)  REPORTS........................................................83
    6.2  AFFIRMATIVE COVENANTS...............................................84
         (A)  CORPORATE EXISTENCE, ETC.......................................84
         (B)  CORPORATE POWERS; CONDUCT OF BUSINESS..........................84
         (C)  COMPLIANCE WITH LAWS, ETC......................................84
         (D)  PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.................84
         (E)  INSURANCE......................................................85
         (F)  INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.........85
         (G)  INSURANCE AND CONDEMNATION PROCEEDS............................85
         (H)  ERISA COMPLIANCE...............................................86
         (I)  MAINTENANCE OF PROPERTY........................................86
         (J)  ENVIRONMENTAL COMPLIANCE.......................................87
         (K)  USE OF PROCEEDS................................................87
         (L)  INTEREST RATE AGREEMENTS.......................................87
         (M)  HEALTHCARE REGULATORY MATTERS..................................88
         (N)  KEY MAN LIFE INSURANCE.........................................88
         (O)  DEPOSIT ACCOUNTS...............................................88
         (P)  SEPARATE CORPORATE EXISTENCE...................................89
    6.3  NEGATIVE COVENANTS..................................................90
         (A)  INDEBTEDNESS...................................................90
         (B)  SALES OF ASSETS................................................93
         (C)  LIENS..........................................................93
         (D)  INVESTMENTS....................................................94
         (E)  CONTINGENT OBLIGATIONS.........................................95
         (F)  RESTRICTED JUNIOR PAYMENTS.....................................95
         (G)  CONDUCT OF BUSINESS; SUBSIDIARIES; ACQUISITIONS................97
         (H)  TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES..................98


                                        (iii)

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         (I)  RESTRICTION ON FUNDAMENTAL CHANGES.............................98
         (J)  SALES AND LEASEBACKS...........................................99
         (K)  MARGIN REGULATIONS.............................................99
         (L)  ERISA..........................................................99
         (M)  ISSUANCE OF CAPITAL STOCK......................................99
         (N)  CORPORATE DOCUMENTS............................................99
         (O)  OTHER INDEBTEDNESS.............................................99
         (P)  FISCAL YEAR...................................................100
         (Q)  SUBSIDIARY COVENANTS..........................................100
         (R)  RATE HEDGING OBLIGATIONS......................................100
         (S)  SUBORDINATED INDEBTEDNESS.....................................100
         (T)  CHANGE OF DEPOSIT ACCOUNTS....................................100
    6.4  FINANCIAL COVENANTS................................................100
         (A) DEFINED TERMS FOR FINANCIAL COVENANTS..........................101
         (B)  INTEREST EXPENSE COVERAGE RATIO...............................102
         (C)  FIXED CHARGE COVERAGE RATIO...................................102
         (D)  MINIMUM EBITA.................................................102
         (E)  MAXIMUM LEVERAGE RATIO........................................103
         (F)  CALCULATIONS FOR ACQUISITION..................................104

ARTICLE VII:  DEFAULTS......................................................104
    7.1  DEFAULTS...........................................................104

ARTICLE VIII:  ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS AND
REMEDIES....................................................................108
    8.1  TERMINATION OF COMMITMENTS; ACCELERATION...........................108
    8.2  DEFAULTING LENDER..................................................108
    8.3  AMENDMENTS.........................................................110
    8.4  PRESERVATION OF RIGHTS.............................................111

ARTICLE IX:  GENERAL PROVISIONS.............................................111
    9.1  SURVIVAL OF REPRESENTATIONS........................................111
    9.2  GOVERNMENTAL REGULATION............................................111
    9.3  PERFORMANCE OF OBLIGATIONS.........................................111
    9.4  HEADINGS...........................................................112
    9.5  ENTIRE AGREEMENT...................................................112
    9.6  SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT....................112
    9.7  EXPENSES; INDEMNIFICATION..........................................112
         (A)  EXPENSES......................................................112
         (B)  INDEMNITY.....................................................113
         (C)  WAIVER OF CERTAIN CLAIMS......................................115
         (D)  SURVIVAL OF AGREEMENTS........................................115
    9.8  NUMBERS OF DOCUMENTS...............................................115
    9.9  ACCOUNTING; CHANGES IN AGREEMENT ACCOUNTING PRINCIPLES.............115
    9.10  SEVERABILITY OF PROVISIONS........................................115


                                         (iv)

    9.11  NONLIABILITY OF LENDERS...........................................116
    9.12  GOVERNING LAW.....................................................116
    9.13  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL...........116
         (A)  EXCLUSIVE JURISDICTION........................................116
         (B)  OTHER JURISDICTIONS...........................................116
         (C)  SERVICE OF PROCESS............................................117
         (D)  WAIVER OF JURY TRIAL..........................................117
         (E)  WAIVER OF BOND................................................117
         (F)  ADVICE OF COUNSEL.............................................117
    9.14  NO STRICT CONSTRUCTION............................................118
    9.15  SUBORDINATION OF INTERCOMPANY INDEBTEDNESS........................118

ARTICLE X:  THE AGENT AS THE LENDERS' CONTRACTUAL REPRESENTATIVE............119
    10.1  APPOINTMENT; NATURE OF RELATIONSHIP...............................119
    10.2  POWERS............................................................119
    10.3  GENERAL IMMUNITY..................................................119
    10.4  NO RESPONSIBILITY FOR LOANS, CREDITWORTHINESS, COLLATERAL,
           RECITALS, ETC....................................................120
    10.5  ACTION ON INSTRUCTIONS OF LENDERS.................................120
    10.6  EMPLOYMENT OF AGENTS AND COUNSEL..................................120
    10.7  RELIANCE ON DOCUMENTS; COUNSEL....................................120
    10.8  THE AGENT'S REIMBURSEMENT AND INDEMNIFICATION.....................120
    10.9  RIGHTS AS A LENDER................................................121
    10.10  LENDER CREDIT DECISION...........................................121
    10.11  SUCCESSOR AGENT..................................................121
    10.12  COLLATERAL DOCUMENTS.............................................122
    10.13  DELIVERY OF DOCUMENTS............................................122

ARTICLE XI:  SETOFF; RATABLE PAYMENTS.......................................122
    11.1  SETOFF............................................................122
    11.2  RATABLE PAYMENTS..................................................122
    11.3  APPLICATION OF PAYMENTS...........................................122
    11.4  RELATIONS AMONG LENDERS...........................................124

ARTICLE XII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.............124
    12.1  SUCCESSORS AND ASSIGNS............................................124
    12.2  PARTICIPATIONS....................................................124
         (A)  PERMITTED PARTICIPANTS; EFFECT................................124
         (B)  VOTING RIGHTS.................................................125
         (C)  BENEFIT OF SETOFF.............................................125
    12.3  ASSIGNMENTS.......................................................125
         (A)  PERMITTED ASSIGNMENTS.........................................125
         (B)  EFFECT; EFFECTIVE DATE........................................126
         (C)  THE REGISTER..................................................126


                                         (v)

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         (D)  MASTER ASSIGNMENT.............................................127
    12.4  CONFIDENTIALITY...................................................129
    12.5  DISSEMINATION OF INFORMATION......................................130

ARTICLE XIII:  NOTICES......................................................130
    13.1  GIVING NOTICE.....................................................130
    13.2  CHANGE OF ADDRESS.................................................130

ARTICLE XIV:  COUNTERPARTS..................................................130


                                         (vi)

                                EXHIBITS AND SCHEDULES

EXHIBITS
--------
EXHIBIT A     --   Form of Borrowing Base Certificate (Definitions)
EXHIBIT B     --   Revolving Loan Commitments, Term Loans and Acquisition Loan
                   Commitments (Definitions)
EXHIBIT C1    --   Form of Revolving Note (Definitions)
EXHIBIT C2    --   Form of Term Note (Definitions)
EXHIBIT D     --   Form of Security Agreement (Definitions)
EXHIBIT E     --   Form of Acquisition Loan Note (Definitions)
EXHIBIT F     --   Form of Assignment Agreement (Sections 2.19, 12.3)
EXHIBIT G     --   Form of Subsidiary Guarantee (Definitions)
EXHIBIT H     --   Money Transfer Instructions (Section 4.1)
EXHIBIT I     --   List of Closing Documents (Section 4.1)
EXHIBIT J     --   Form of Officer's Certificate (Sections 4.2, 6.1(A)(v))
EXHIBIT K     --   Form of Compliance Certificate (Sections 4.2, 6.1(A)(v))
EXHIBIT L     --   Form of Intercompany Note (Section 6.3(A)(ii)(8))
EXHIBIT M     --   Form of Intercompany Security Agreement (Section
                   6.3(A)(ii)(8))
EXHIBIT N     --   Form of Intercompany Financing Statement (Section
                   6.3(A)(ii)(8))
EXHIBIT O     --   Form of Contribution Agreement (Section 4.3(o))
EXHIBIT P     --   Form of Assignment of Representations (Section 4.3(p))
EXHIBIT Q     --   Form of Financial Conditions Certificate (Section 4.3(q))
EXHIBIT R      --  Form of Acquisition Consent Certificate (Section 4.3)
EXHIBIT S     --   Form of Notice of Supplemental Commitments (Section 2.27)
EXHIBIT T     --   Terms of Parent Subordinated Note (Definitions)
EXHIBIT U     --   Reaffirmation of AMC and the specified Subsidiaries
                   (Section 12.3(D))


SCHEDULES
Schedule 1.1.1          --   Permitted Existing Contingent Obligations
                             (Definitions)
Schedule 1.1.2          --   Permitted Existing Indebtedness (Definitions)
Schedule 1.1.3          --   Permitted Existing Investments (Definitions)
Schedule 1.1.4          --   Permitted Existing Liens (Definitions)
Schedule 4.3(m)(8) --   Sample List of Supplemental Closing Documents (Section
                        4.3(m)(8))
Schedule 5.3       --   Conflicts; Governmental Consents (Section 5.3)
Schedule 5.7       --   Litigation; Loss Contingencies (Section 5.7)
Schedule 5.8       --   Corporate Structure; Subsidiaries (Section 5.8)
Schedule 5.9       --   ERISA Matters (Section 5.9)
Schedule 5.14      --   Accreditations, Permits, CONs, Health Facility Licenses
                        (Section 5.14)
Schedule 5.17      --   Insurance (Sections 5.17, 6.2(E))
Schedule 5.18      --   Contingent Obligations (Sections 5.7, 5.18)
Schedule 5.20      --   Labor Matters; Compensation Agreements (Section 5.20)
Schedule 5.22      --   Environmental Matters (Section 5.22)
Schedule 5.23      --   Healthcare Regulatory Matters (Section 5.23)
Schedule 6.3(F)(ii) --  Computation of Permissible Tax Payments (Section
                        6.3(F)(ii))


                                        (vii)

                                CREDIT AGREEMENT


     This Credit Agreement dated as of March 15, 1996 is entered into among AMC Regional Holdings, Inc., a Delaware corporation, the institutions from time to time a party hereto as Lenders, whether by execution of this Agreement, execution of a Notice of Supplemental Commitment pursuant to SECTION 2.27, or an Assignment pursuant to SECTION 12.3 (an "ASSIGNMENT"), and The First National Bank of Chicago, in its capacity as the contractual representative for itself and the other Lenders. The parties hereto agree as follows:

ARTICLE I:  DEFINITIONS

     1.1 CERTAIN DEFINED TERMS. In addition to the terms defined above, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

     As used in this Agreement:

     "ACCOMMODATION OBLIGATIONS" is defined in the definition "Contingent Obligations" below.

     "ACCOUNT DEBTOR" means and includes the account debtor or obligor with respect to any of the Receivables and/or the prospective purchaser with respect to any contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any member of the Borrower Corporate Group.

     "ACCREDITATION" means certification by a generally recognized independent agency or other organization such as the JCAHO or other similar agency or organization that a facility fully complies with the standards set by such agency or organization for operation of such a facility.

     "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the Closing Date, by which any member of the Borrower Corporate Group (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions at least a majority (in number of vote) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency), a majority (by percentage of voting power) of the membership, ownership or other equity interests in a limited liability company or a majority (by percentage of voting power) of the outstanding partnership interests of a partnership (any such target business, assets, corporation, partnership or the like being herein referred to as a "TARGET").

     "ACQUISITION APPROVAL LENDERS" means Lenders whose Pro Rata Shares, in the aggregate, are equal to or greater than eighty percent (80%); PROVIDED, HOWEVER, that, in the event any of the Lenders shall have failed to fund its Pro Rata Share of any Revolving Loan or Acquisition Loans requested by the Borrower which such Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "ACQUISITION APPROVAL LENDERS" means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Revolving Loans or Acquisition Loans have not been so cured) whose Pro Rata Shares represent eighty percent (80%) or more of the aggregate Pro Rata Shares of the remaining Lenders; PROVIDED, FURTHER, HOWEVER, that, in the event that the Commitments have been terminated pursuant to the terms of this Agreement, "ACQUISITION APPROVAL LENDERS" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans are equal to or greater than eighty percent (80%).

     "ACQUISITION APPROVAL PACKAGE" means, with respect to any proposed Acquisition, those documents and financial statements prepared or supplied by the Borrower in connection with the Acquisition, including without limitation, an information package regarding the operations and prospects of the Target, the financial background of the Target, the required documents itemized in SECTION
4.3 (b),(c),(f),(g) (IN DRAFT FORM), AND (r) (IN DRAFT FORM), and such other information as is relevant for the specifics of the particular Target to inform the Lenders about its business, financial condition, projections, operations, performance and properties of the Target, and anticipated integration of the Target into the Borrower Corporate Group.

     "ACQUISITION CLOSING DATE" means the date of the consummation of any Permitted Acquisition of any Target under the terms of this Agreement.

     "ACQUISITION CONSENT CERTIFICATE" is defined in SECTION 4.3 below.

     "ACQUISITION DOCUMENTS" means all documents, instruments and agreements entered into by any member of the Borrower Corporate Group in connection with the Specified Acquisitions.

     "ACQUISITION LOAN" is defined in SECTION 2.1(b) below.

     "ACQUISITION LOAN AVAILABILITY" means at any particular time prior to the Conversion Date, the amount by which the Aggregate Acquisition Loan Commitments at such time exceeds the aggregate principal amount of all of the outstanding Acquisition Loans.

     "ACQUISITION LOAN COMMITMENT" means, with respect to any Lender, the obligation of such Lender to make one or more Acquisition Loans on an Acquisition Closing Date pursuant to the terms and conditions of this Agreement, and which shall not exceed its Acquisition Loan Commitment as set forth on EXHIBIT B opposite such Lender's name under either of the applicable headings, "Acquisition Loan Commitment Prior to the Commitment Increase Date" or "Acquisition Loan Commitment After the Commitment Increase Date" or as indicated in the Assignment by which it became a Lender, in each case as modified from time to time pursuant to the terms of this Agreement.

     "ACQUISITION LOAN NOTE" means a promissory note, in substantially the form of EXHIBIT E hereto duly executed by the Borrower and payable to the order of a Lender in the amount of its Acquisition Loan Commitment, including any amendment, restatement, modification, renewal or replacement of such Acquisition Loan Note.

     "ACQUISITION SUBORDINATED DEBT" is defined in SECTION 4.3(c) below.

     "ADJUSTED AMOUNT OF ELIGIBLE INVENTORY" means, for any Specified Subsidiary, the Eligible Inventory of such Specified Subsidiary valued at the lower of cost determined on a first-in-first-out basis (determined in accordance with Agreement Accounting Principles, consistently applied) or market value less
(i) the value of reserves which have been recorded by such Specified Subsidiary with respect to obsolete, dated, slow-moving or excess Inventory and (ii) such other reserves as the Agent elects to establish in accordance with its reasonable credit judgment (which credit judgment shall be exercised in a manner that is not arbitrary or capricious).

     "ADJUSTED AMOUNT OF ELIGIBLE RECEIVABLES" means, for any Specified Subsidiary, the face amount outstanding under such Specified Subsidiary's Eligible Receivables, determined in accordance with Agreement Accounting Principles consistently applied, adjusted to reflect the amount that the applicable Specified Subsidiary reasonably calculates it expects to receive with respect to the services performed or Inventory sold by such Specified Subsidiary, including adjustments or reductions that such Specified Subsidiary reasonably believes may be required by any Applicable Carrier or other Payor with respect to the reimbursable amount for such services or Inventory, such adjustments being reasonably based upon such Specified Subsidiary's past claims history, agreements with such Applicable Carrier or other Payor, communications with such Applicable Carrier or other Payor regarding the reimbursable amount and/or coverage and eligibility for reimbursement (such adjustments being referred to herein as the "CONTRACTUAL ALLOWANCES"), less (i) all finance charges, service charges, late fees and other fees, (ii) the value of any accrual which has been recorded by the applicable Specified Subsidiary with respect to downward price adjustments, and (iii) such other reserves as the Agent elects to establish in accordance with its reasonable credit judgment (which credit judgment shall be exercised in a manner that is not arbitrary or capricious).

     "ADJUSTED NET INCOME" is defined in SECTION 6.4(A) hereof.

     "ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Advances, for the same Interest Period.

     "AFFECTED LENDER" is defined in SECTION 2.20 hereof.

     "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act) of greater than twenty percent (20%) of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.


     "AGENT" means The First National Bank of Chicago in its capacity as contractual representative for itself and the Lenders pursuant to ARTICLE X hereof and any successor Agent appointed pursuant to ARTICLE X hereof.

     "AGGREGATE BORROWING BASE" means, at any time, the aggregate amount of the Borrowing Bases of all of the Specified Subsidiaries at such time.

     "AGGREGATE ACQUISITION LOAN COMMITMENT" means the aggregate of the Acquisition Loan Commitments of all the Lenders as the same may from time to time be modified to give effect to any applicable Assignment. The initial Aggregate Acquisition Loan Commitment is Fifteen Million and 00/100 Dollars ($15,000,000).

     "AGGREGATE REVOLVING LOAN COMMITMENT" means the aggregate of the Revolving Loan Commitments of all the Lenders, as modified from time to time pursuant to the terms hereof or to give effect to any applicable Assignment. The initial Aggregate Revolving Loan Commitment is Ten Million and 00/100 Dollars ($10,000,000).

     "AGREEMENT" means this Credit Agreement, as it may be amended, restated or otherwise modified and in effect from time to time.

     "AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles as in effect as of the Closing Date, applied in a manner consistent with that used in preparing the audited financial statements of each of the Specified Subsidiaries (or the applicable predecessor entity) for the fiscal year immediately preceding the Acquisition of it by the Borrower or if audited financial statements are not available for a Specified Subsidiary (or the applicable predecessor entity) for the fiscal year immediately preceding the Acquisition of it by the Borrower, then the reviewed financial statements for such Specified Subsidiary (or the applicable predecessor entity) delivered to the Agent and the Lenders pursuant to the provisions of SECTION 4.3.

     "ALTERNATE BASE RATE" means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and
(ii) the sum of (a) the Federal Funds Effective Rate for such day and (b) one-half of one percent (1/2%) per annum.

     "AMC" means American Medserve Corporation, a Delaware corporation, and its successors and assigns, including a debtor-in-possession on behalf of AMC.

     "AMC SUBORDINATED DEBT" means any Subordinated Debt issued by AMC the terms (including without limitation, subordination, default, standstill, sinking fund, maturity, amortization, interest rate, premiums, fees, covenants, events of default, and remedies) of which are acceptable to the Lenders when issued but not any increase in the principal amount thereof and not any refinancing, modification, refunding or extension of maturity thereof, in whole or in part, unless such refinancing, modification, refunding or extension is not materially less favorable to AMC, including, without limitation, with respect to amount, maturity, amortization, interest rate, premiums, fees, covenants, subordination terms, events of default and remedies or materially adverse to the Lenders than the terms of the original approved Subordinated Indebtedness, and PROVIDED, THAT, any subordinated notes issued by AMC contain the terms set forth in EXHIBIT T hereto.

     "APPLICABLE CARRIER" means, with respect to any Person: (a) a private insurance company providing reimbursement to the applicable patient for the services performed by or Inventory sold by the applicable Person; (b) a Payor for whom Interplan is a paying agent; or (c) Interplan.

     "APPLICABLE EURODOLLAR MARGIN" as at any date of determination, shall be the rate per annum then applicable to Eurodollar Loans determined in accordance with the provisions of SECTION 2.8(b).

     "APPLICABLE FLOATING RATE MARGIN" as at any date of determination, shall be the rate per annum then applicable to Base Rate Loans determined in accordance with the provisions of SECTION 2.8(b).

     "APPLICABLE LETTER OF CREDIT FEE" as at any date of determination, shall be the rate per annum then applicable in the determination of the amount payable under SECTION 2.25 with respect to Letters of Credit, determined in accordance with the provisions of SECTION 2.8(b).

     "APPLICABLE MARGIN(S)" shall have the meaning ascribed to that term in
SECTION 2.8(b).

     "ASSET SALE" means, with respect to any Person, (i) the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction and including the sale or other transfer of any of the Capital Stock of any Subsidiary of such Person) or
(ii) the issuance, sale, conveyance, disposition or other transfer by such Person of any Capital Stock of such Person or ownership, membership or other equity interests in such Person; PROVIDED, HOWEVER, that notwithstanding the foregoing, the term "ASSET SALE" shall not include the sale, lease, conveyance, disposition or other transfer of any assets in the ordinary course of business.

     "ASSIGNMENT" is defined in the preamble to this Agreement.

     "AUTHORIZED OFFICER" means, with respect to any Person, any of such Person's chairman, chief executive officer, chief operating officer, chief financial officer, treasurer or controller, acting singly.

     "BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which Borrower or any other member of the Controlled Group is, or within the immediately preceding six
(6) years was, an "employer" as defined in Section 3(5) of ERISA.

     "BORROWER" means AMC Regional Holdings, Inc., a Delaware corporation, and its successors and assigns, including a debtor-in-possession on behalf of Borrower.

     "BORROWING BASE" means, with respect to any Specified Subsidiary, as of any date of calculation, an amount, as set forth on the most current Borrowing Base Certificate delivered to the Agent for such Specified Subsidiary, equal to: (i) seventy-five percent (75%) of the Adjusted Amount of Eligible Receivables of the applicable Specified Subsidiary; PLUS (ii) fifty percent (50%) of the Adjusted Amount of Eligible Inventory of the applicable Specified Subsidiary. The Agent shall give the Borrower commercially reasonable notice, taking into account all facts and circumstances known by the Agent at such time, of any change in the criteria (or the application thereof) to determine the eligibility of any Receivables or Inventory of any Specified Subsidiary or to the establishment by the Agent of any reserves which, in any such case, might reasonably be expected to materially decrease the amount of the Borrowing Base of any Specified Subsidiary.

     "BORROWING BASE CERTIFICATE" means for any Specified Subsidiary a certificate, in substantially the form of EXHIBIT A attached hereto and made a part hereof, setting forth the Borrowing Base of such Specified Subsidiary and the component calculations thereof for such Specified Subsidiary.

     "BORROWER CORPORATE GROUP" means, as of any given time, the Borrower and all of the Borrower's direct and indirect Subsidiaries.

     "BORROWING DATE" means a date on which an Advance is made hereunder.

     "BORROWING NOTICE" is defined in SECTION 2.8 hereof.

     "BUSINESS ACTIVITY REPORT" means (A) a Notice of Business Activities Report from the State of Minnesota, Department of Revenue, or (B) any similar report required by any other State relating to the ability of any member of the Borrower Corporate Group to enforce its accounts receivable claims against account debtors located in any such state.

     "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of Loans bearing interest at the Eurodollar Rate, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago and New York and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and New York, New York.

     "CAPITAL EXPENDITURES" is defined in SECTION 6.4(A) hereof.

     "CAPITALIZED LEASE" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "CAPITAL STOCK", with respect to any Person, means any capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

     "CARE APOTHECARY" is defined in the definition of Care Apothecary Acquisition below.

     "CARE APOTHECARY ACQUISITION" means the acquisition on June 14, 1994 by GSHC of the assets constituting the Allentown division of Care Health Systems, Inc., a Pennsylvania corporation ("CARE APOTHECARY"), substantially in accordance with the terms and conditions set forth in the Asset Purchase Agreement dated June 14, 1994 among Care Health Systems, Inc., Clyde L. Cressler and GSHC.

     "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United

States government; (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, or its branches or agencies and having capital and surplus in an aggregate amount not less than $500,000,000 (fully protected against currency fluctuations for any such deposits with a term of more than ten (10) days); (iii) shares of money market, mutual or similar funds having net assets in excess of $500,000,000 and the investments of which are limited to investment grade securities (i.e., securities rated at least Baa by Moody's Investors Service, Inc. or at least BBB by Standard & Poor's Corporation or carrying an equivalent rating by a nationally recognized rating agency if both of the aforementioned rating agencies cease publishing investment ratings) and (iv) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies (other than any member of the Borrower Corporate Group) which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Services, Inc. or carrying an equivalent rating by a nationally recognized rating agency if both of the aforementioned rating agencies cease publishing investment ratings; PROVIDED, that the maturities of such Cash Equivalents shall not exceed 365 days.

     "CASH FLOW PERIOD" means the twelve-month period ending December 31, 1996 and, thereafter, as separate periods, each subsequent 12-month period ending on December 31 of each calendar year.

     "CHAMPUS" means the Civilian Health and Medical Program of the Uniformed Services established pursuant to 10 U.S.C. Sections 1071 ET SEQ. and any Governmental Authority succeeding to the functions thereof.

     "CHAMPUS CERTIFICATION" means certification by CHAMPUS or an agency or entity under contract with CHAMPUS that the applicable facility fully complies with all conditions of participation set forth in CHAMPUS Regulations.

     "CHAMPUS RECEIVABLES" means a Receivable with respect to which the Account Debtor is a Governmental Authority or agent thereof obligated thereunder pursuant to CHAMPUS Regulations.

     "CHAMPUS REGULATIONS" means, collectively, all federal statutes affecting the medical benefits program for specified categories of individuals qualified for CHAMPUS benefits by virtue of their relationship to the U.S. Army, Navy, Air Force, Marine Corps, Coast Guard, Commissioned Corps of the U.S. Public Health Service and Commissioned Corps of the National Oceanic and Atmospheric Administration established by 5 U.S.C. Section 301 and 10 U.S.C. Sections 1079 and 1086, together with all applicable provisions of all rules, regulations, manuals, orders and administrative reimbursement and other guidelines of all Governmental Authorities promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law), as each may be amended, supplemented, or otherwise modified from time to time.

     "CHANGE" is defined in SECTION 3.2 hereof.

     "CHANGE OF CONTROL" means an event or series of events by which:

     (a) prior to an initial public offering of the stock of either AMC or the
Borrower:

          (i) the Borrower ceases to be the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act) of more than fifty percent (50%) of the combined voting power of each of the Specified Subsidiaries' outstanding Capital Stock ordinarily having the right to vote at an election of directors;

          (ii) the Borrower ceases to be the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act) of one hundred percent (100%) of the outstanding Gatti Preferred Stock;

          (iii) the Borrower ceases to have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of each of the Specified Subsidiaries;

          (iv) AMC ceases to be the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of at least eighty percent (80%) of the combined voting power of the Borrower's outstanding Capital Stock ordinarily having the right to vote at an election of directors;

          (v) AMC ceases to have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Borrower;

          (vi) GTCR Fund ceases to be the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of more than fifty percent (50%) of the combined voting power of AMC's outstanding Capital Stock ordinarily having the right to vote at an election of directors; or

          (vii) GTCR Fund ceases to have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of AMC.

     (b) after an initial public offering of the stock of either AMC or the
Borrower:

          (i) the Borrower ceases to be the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act) of more than fifty percent (50%) of the combined voting power of each of the Specified Subsidiaries' outstanding Capital Stock ordinarily having the right to vote at an election of directors;

          (ii) the Borrower ceases to be the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act) of one hundred percent (100%) of the outstanding Gatti Preferred Stock;

          (iii) the Borrower ceases to have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of each of the Specified Subsidiaries;

          (iv) AMC ceases to be the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of at least eighty percent (80%) of the combined voting power of the Borrower's outstanding Capital Stock ordinarily having the right to vote at an election of directors;

          (v) AMC ceases to have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Borrower;

          (vi) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of an equal or greater percentage of the total voting power of the then outstanding Capital Stock of either the Borrower or AMC entitled to vote generally in the election of the directors of either the Borrower or AMC than the percentage beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act) by, collectively, GTCR and AMC's management;

          (vii) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act) other than GTCR becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange
     Act), directly or indirectly, of 30% or more of the total voting power of the then outstanding Capital Stock of AMC entitled to vote generally in the election of the directors of AMC; or

          (viii) with respect to either the Borrower or AMC, during any period of twelve (12) consecutive calendar months, individuals:

                  (a) who were directors of such Person on the first day of such period, or

                  (b) whose election or nomination for election to the board of directors of such Person was recommended or approved by at least a majority of the directors then still in office who were directors of such Person on the first day of such period, or whose election or nomination for election was so approved, shall cease to constitute a majority of the board of directors of such Person unless as a result of the election or nomination of directors recommended by GTCR.

     "CLOSING DATE" means March 22, 1996.

     "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "COLLATERAL" means all property and interests in property now owned or hereafter acquired by any member of the Borrower Corporate Group in or upon which a security interest, lien or mortgage is granted to the Agent, for the benefit of the Holders of Secured Obligations, or to the Agent, for the benefit of the Lenders, whether under any Security Agreement, under any of the other Collateral Documents or under any of the other Loan Documents.

     "COLLATERAL DOCUMENTS" means all agreements, instruments and documents executed in connection with this Agreement, including, without limitation the Pledge Agreements, the Subsidiary Guarantees, the Security Agreements, the Collection Account Agreements, all Intercompany Documents, and all other security agreements, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases and financing statements, whether heretofore, now, or hereafter executed by or on behalf of any member of the Borrower Corporate Group and delivered to the Agent or any of the Lenders, together with all agreements and documents referred to therein or contemplated thereby.

     "COLLECTION ACCOUNT" means each lock-box and blocked depository account maintained by the Borrower or any other member of the Borrower Corporate Group, subject to a Collection Account Agreement, for the collection of Receivables and other proceeds of Collateral.

     "COLLECTION ACCOUNT AGREEMENT" means a written agreement among a respective member of the Borrower Corporate Group, the Agent, and, as applicable, each of the banks at which any member of the Borrower Corporate Group maintains a Collection Account.

     "COMMITMENTS" means the Revolving Loan Commitments, and/or the Acquisition Loan Commitments, as applicable in the context used.

     "COMMITMENT INCREASE DATE" means the date on which the conditions of
Section 12.3(D)(j) have been satisfied.

     "COMMISSION" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

     "CON" means a Certificate of Need or other license or Permit issued by a health facilities planning board or similar agency or body required for the construction or expansion of, investment in, or transfer of ownership relating to a health facility.

     "CONCENTRATION ACCOUNT" means the Collection Account maintained at First Chicago into which collections of Receivables and other cash proceeds of Collateral are transferred pursuant to the terms of the Collection Account Agreements or otherwise as described in SECTION 2.12.

     "CONCENTRATION ACCOUNT AGREEMENT" means an agreement executed and delivered by the Borrower and the other members of Borrower Corporate Group, First Chicago and the Agent with respect to the Concentration Account in the form and substances acceptable to the Agent.

     "CONCENTRATION ACCOUNT BLOCKAGE DATE" means the date, following the occurrence of a Default on which the Agent or the Required Lenders, in the Agent's or the Required Lenders' sole discretion, instruct(s) First Chicago as described in the Concentration Account Agreement to remit, during the continuance of such Default, all amounts deposited in the Concentration Account to the Agent or as the Agent shall direct.

     "CONSOLIDATED AMC GROUP" means, as of any given time, AMC and all of the AMC's direct and indirect Subsidiaries.

     "CONTINGENT OBLIGATION", as applied to any Person, means (i) any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another or other monetary obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received (such obligations under this clause (i) being sometimes referred to as "ACCOMMODATION OBLIGATIONS") and (ii) any other contingent obligation or liability of such Person, whether or not reflected in financial statements of such Person as a liability.

     "CONTINGENT PURCHASE PRICE PAYMENTS" means any deferred purchase price payments, earnouts, or performance based payments made in connection with the Specified Acquisitions or any Permitted Acquisition.

     "CONTRACTUAL ALLOWANCES" is defined in the definition of Adjusted Amount of Eligible Receivables above.

     "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

     "CONTROLLED GROUP" means the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Borrower; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in CLAUSE (i) above or any partnership or trade or business described in CLAUSE (ii) above.

     "CONVERSION/CONTINUATION NOTICE" is defined in SECTION 2.10(D) hereof.

     "CONVERSION DATE" means March 15, 1998.

     "CORPORATE BASE RATE" means the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

     "CURE LOANS" is defined in SECTION 8.2(iii) hereof.

     "CURRENT ASSETS" is defined in SECTION 6.4(A) hereof.

     "CUSTOMARY PERMITTED LIENS" means:

          (i) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

          (ii) Liens (other than Environmental Liens and Liens in favor of the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; PROVIDED that (A) all such Liens do not in the aggregate materially detract from the value of the applicable Person's or its Subsidiary's assets or property taken as a whole or materially impair the use thereof in the operation of the businesses taken as a whole, and (B) all Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount for all members of the Borrower Corporate Group exceeding $250,000;

          (iii) Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of any respective member of the Borrower Corporate Group;

          (iv) Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against any member of the Borrower Corporate Group which do not constitute a Default under
     SECTION 7.1(h);

          (v) Liens arising from leases or subleases granted to others which do not interfere in any material respect with the respective business of any member of the Borrower Corporate Group;

          (vi) Liens (other than Environmental Liens and Liens in favor of the PBGC) arising in the ordinary course of business securing the payment of taxes, assessments, or governmental charges or other claims, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which Borrower shall, if appropriate under Agreement Accounting Principles, have set aside on its books and records adequate reserves to the extent that (a) the amounts secured are not prohibited by the terms of SECTION 6.2(D) and (b) the aggregate amount of such claims or taxes together with all amounts secured by Liens pursuant to CLAUSE (vii) below does not exceed $100,000 for any member of the Consolidated AMC Group or $500,000 in the aggregate for all members of the Consolidated AMC Group;

          (vii) Liens arising in the ordinary course of business for amounts not yet due or payable to the extent that (a) such Liens do not involve any deposits or advances for borrowed money or the deferred purchase price of property or services and (b) the aggregate amount secured by such Liens together with all amounts secured by Liens pursuant to CLAUSE (vii) above does not exceed $100,000 for any member of the Consolidated AMC Group or $500,000 in the aggregate for all members of the Consolidated AMC Group; and

          (viii) any interest or title of the lessor in the property subject to any operating lease entered into by any member of the Borrower Corporate Group in the ordinary course of business.

     "DECISION PERIOD" is defined in SECTION 6.2(G) hereof.

     "DECISION RESERVE" is defined in SECTION 6.2(G) hereof.

     "DEFAULT" means an event described in ARTICLE VII hereof.

     "DIXON" means Dixon Pharmacy, Inc., an Illinois corporation.

     "DIXON ACQUISITION" means the acquisition on April 17, 1995 of certain of the common stock of Dixon by the Borrower pursuant to that certain Stock Purchase Agreement dated as of April 17, 1995 among the Borrower, Ronald E. Keith, James M. Pietryga, and Dixon Pharmacy, Inc., an Illinois corporation.

     "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

     "EBITA" is defined in SECTION 6.4(A) hereof.

     "ELIGIBLE INVENTORY" means, with respect to any Specified Subsidiary, Inventory of the applicable Specified Subsidiary which is held for sale or lease or furnished under any contract of service by the applicable Specified Subsidiary which is at all times and shall continue to be acceptable to the Agent in all respects. Standards of eligibility may be fixed and revised from time to time by the Agent in the Agent's reasonable business judgment (which credit judgment shall be exercised in a manner that is not arbitrary or capricious). In general, without limiting the foregoing, the following Inventory is not Eligible Inventory:

          (i) (to the extent not provided for by reserves described in the definition of the Adjusted Amount of Eligible Inventory) Inventory which is obsolete, not in good condition, not either currently usable or currently saleable in the ordinary course of the applicable Specified Subsidiary's business or does not meet all material standards imposed by any Governmental Authority having regulatory authority over such item of Inventory, its use or its sale;

          (ii) Inventory which the Agent determines, in the exercise of its reasonable discretion (which discretion shall not be exercised in a manner that is arbitrary or capricious), to be unacceptable because it is beyond the manufacturer's dating or because a recall notice has been issued with respect thereto;

          (iii) Inventory consisting of packaging material, supplies, raw materials and work in process;

          (iv)   except to the extent provided in CLAUSE (viii) below, Inventory
     (a) which is consigned to a third party for sale or (b) which is on consignment from a third party to the applicable Specified Subsidiary for sale;

          (v)    Inventory which consists of goods in transit;

          (vi) Inventory which is subject to a Lien in favor of any Person other than the Agent;

          (vii) Inventory with respect to which the Agent does not have a first and valid fully perfected security interest;

          (viii) unless subject to a consignment agreement as set forth in EXHIBIT D to the Security Agreement and a financing statement as set forth therein, Inventory maintained by the Specified Subsidiaries at any health care facility (a) for such facility's emergency use (including in such health care facility's "stat boxes" or emergency kits) or (b) for dispensing to a patient at such health care facility or for any other purpose (whether or not consigned to such health care facility for sale) to the extent that the aggregate value (valued at the lower of cost determined on a first-in-first-out basis) of such Inventory maintained by all of the Specified Subsidiaries at all such health care facilities exceeds $300,000;

          (ix) unless covered by CLAUSE (viii) above, Inventory which is not located either (a) on the applicable Specified Subsidiary's owned premises in the United States listed on Schedule 2 to its Security Agreement or (b)
     (1) on the Specified Subsidiary's leased premises in the United States listed on Schedule 2-A to its Security Agreement, (2) in warehouses or with other bailees in the United States, in each case as listed on Schedule 2-A to its Security Agreement or (3) in other leased premises, warehouses or with other bailees in the United States not listed on Schedule 2-A to its Security Agreement permitted to be established under its Security Agreement or established in connection with a Permitted Acquisition, in each case under the immediately preceding clauses (1) through (3) in connection with which the Agent shall have received landlord, mortgagee, bailee and/or warehousemen's access and lien waiver agreements, as applicable, in each case in form and substance acceptable to the Agent; PROVIDED it is expressly understood and agreed that Inventory maintained at 1313 Gordon St., Allentown, Pennsylvania 18102, shall not be eligible until such time as the Agent shall have received an acceptable landlord agreement executed by Clyde L. Cressler.

          (x)    Inventory which is evidenced by a Receivable;

          (xi) Inventory with respect to any Specified Subsidiary which is a retail pharmacy or other retail facility consisting of general sundries or floor stock (including school supplies, stationery, sun glasses and small gift items but excluding greeting cards, wrapping paper, paperback books, magazines, weekly newspapers), edible Inventory (including candy, gum and beverages), toiletries (including shaving creams, razor blades, deodorants, hygiene products), cosmetics, perfumes, colognes, and Inventory consisting of photo processing items;

          (xii) Inventory consisting of medical equipment for rental and/or sale to customers; provided that notwithstanding the provisions of this clause (xii), there shall be included as "Eligible Inventory" the medical equipment held for sale by the Specified Subsidiaries with respect to their respective "home health care" units which otherwise constitutes Eligible Inventory including, without limitation, supports, chairs, portable commodes, wheelchairs, and hospital beds; and

          (xiii) Inventory which is not in conformity in all material respects with the representations and warranties made by the applicable Specified Subsidiary to the Agent with respect thereto whether contained in this Agreement or the applicable Security Agreement.

Without limiting the foregoing, (1) Inventory of any Specified Subsidiary which is acquired pursuant to a Permitted Acquisition shall not be deemed Eligible Inventory unless and until the Agent and the Required Lenders, after concluding any due diligence they reasonably deem necessary, shall be satisfied as to the condition thereof and that such Inventory would otherwise meet the standards of eligibility set forth herein (including, without limitation, perfection of the Agent's security interests in such Inventory) but for the fact that it was acquired by the applicable Specified Subsidiary outside of the ordinary course of business and (2) Inventory acquired pursuant to such Permitted Acquisition may be deemed Eligible Inventory from and after such Permitted Acquisition if the foregoing determinations have been made to the Agent's and the Required Lenders' satisfaction.

     "ELIGIBLE RECEIVABLES" means Receivables of the applicable Specified Subsidiary created by the applicable Specified Subsidiary in the ordinary course of its respective business arising out of the sale of goods or rendition of services by the applicable Specified Subsidiary, which Receivables are and at all times shall continue to be acceptable to the Agent in all respects. Standards of eligibility may be fixed and revised from time to time by the Agent in the Agent's reasonable credit judgment (which credit judgment shall be exercised in a manner that is not arbitrary or capricious). In general, without limiting the foregoing, the following Receivables are not Eligible Receivables:

          (i) Receivables (other than Receivables covered by clause (ii) below) which remain unpaid ninety (90) days after date of the original applicable invoice;

          (ii) during the months of June through October in any year, Receivables in connection with the Illinois Acquisitions consisting of Perfected Government Receivables which remain unpaid one hundred twenty
     (120) days after the date of the original applicable invoice;

          (iii) all Receivables (other than Perfected Government Receivables) owing by a single Account Debtor (including a Receivable which remains unpaid fewer than the number of days set forth in clause (i) or clause (ii) above) if twenty-five percent (25%) of the balance owing by such Account Debtor to all members of the Borrower Corporate Group, calculated without taking into account any credit balances of such Account

     Debtor, (y) remains unpaid ninety (90) days if covered by clause (i) above or one hundred twenty (120) days if covered by clause (ii) above after the date of the original applicable invoice or (z) has otherwise become, or has been determined by the Agent to be ineligible;

          (iv) Perfected Government Receivables owing by a single Account Debtor (including a Receivable which remain unpaid fewer than the applicable number of days set forth in clause (i) or (ii) above or fewer than the number of days set forth in this clause (iv)) if seventy percent (70%) of the balance owing by such Account Debtor to all members of the Borrower Corporate Group, calculated without taking into account any credit balances of such Account Debtor, (y) remains unpaid one hundred eighty
     (180) days after the date of the original applicable invoice or (z) has otherwise become, or has been determined by the Agent to be ineligible;

          (v) Receivables, other than Perfected Government Receivables, from any single Account Debtor and its Affiliates which otherwise constitute Eligible Receivables comprising more than fifteen percent (15%) of all Eligible Receivables of all members of the Borrower Corporate Group but only to the extent that such Receivables exceed such fifteen percent amount;

          (vi) Receivables with respect to which the Account Debtor is a director, officer, employee, Subsidiary or Affiliate of any member of the Borrower Corporate Group;

          (vii) Receivables, other than Perfected Government Receivables consisting of Medicare Receivables or Medicaid Receivables, with respect to which the Account Debtor is any federal Governmental Authority, the United States of America, or, in each case, any department, agency or instrumentality thereof, unless with respect to any such Receivable, the applicable Specified Subsidiary has complied to the Agent's satisfaction with the provisions of the Federal Assignment of Claims Act or other applicable statutes, including, without limitation, executing and delivering to the Agent all statements of assignment and/or notification which are in form and substance acceptable to the Agent and which are deemed necessary by the Agent to effectuate the assignment to the Agent on behalf of the Lenders of such Receivables;

          (viii) Receivables not denominated in U.S. dollars or with respect to which the Account Debtor is not a resident of the United States unless the Account Debtor has supplied the applicable Specified Subsidiary with an irrevocable letter of credit, issued by a financial institution satisfactory to the Agent, sufficient to cover such Receivable in form and substance satisfactory to the Agent;

          (ix) Receivables with respect to which the Account Debtor (a) has asserted or is reasonably likely to assert a counterclaim, including, without limitation, any periodic reconciliation of such Receivable by such patient or Payor with respect thereto, (b) has a right of setoff or (c) has a receivable owing from the applicable Specified Subsidiary but only to the extent of such counterclaim, setoff or receivable;

          (x) Receivables for which the prospect of payment or performance by the Account Debtor is or will be impaired (including, without limitation as a result of the deterioration of the funding sources or funding status of any Governmental Authority in connection with any Government Receivables) as determined by the Agent in the exercise of its reasonable credit judgment (which credit judgment shall not be exercised in a manner that is arbitrary or capricious);

          (xi) Receivables with respect to which the Agent does not have a first and valid fully perfected and enforceable security interest (including, without limitation, such Receivables arising from the assignment to the applicable Specified Subsidiary of any Insurance Claims);

          (xii) Receivables with respect to which the applicable Account Debtor is the subject of bankruptcy or a similar insolvency proceeding, has been dissolved or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver or trustee;

          (xiii) Receivables with respect to which the Account Debtor's obligation to pay the Receivable is conditional upon the Account Debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval (except with respect to (a) Receivables in connection with which Account Debtors are entitled to return Inventory on the basis of the quality of such Inventory or (b) Perfected Government Receivables in connection with which the patient or applicable health care facility is entitled to return the unused portion or non-dispensed portion of such Inventory in the ordinary course and pursuant to requirements of the applicable Government Authority) or consignment basis;

          (xiv) Receivables with respect to which the Account Debtor is located in Minnesota (or any other jurisdiction which adopts a statute or other requirement with respect to which any Person that obtains business from within such jurisdiction or is otherwise subject to such jurisdiction's tax law requiring such Person to file a Business Activity Report or make any other required filings in a timely manner in order to enforce its claims in such jurisdiction's courts or arising under such jurisdiction's laws); provided, however, such Receivables shall nonetheless be eligible if the applicable Specified Subsidiary has filed a Business Activity Report (or other applicable report) with the applicable state office or is qualified to do business in such jurisdiction and, at the time the Receivable was created, was qualified to do business in such jurisdiction or had on file with the applicable state office a current Business Activity Report (or other applicable report);

          (xv) Receivables with respect to which the Account Debtor's obligation does not constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms;

          (xvi) Receivables with respect to which the applicable Specified Subsidiary has not yet dispensed or shipped the applicable goods or performed the applicable service;

          (xvii) Receivables which the Agent, exercising reasonable discretion (which discretion shall not be exercised in a manner that is arbitrary or capricious), has determined to be unacceptable to it;

          (xviii) any Receivable which is not in conformity in all material respects with the representations and warranties made in the Loan Documents with respect thereto whether contained in this Agreement or the applicable Security Agreement;

          (xix) Receivables in connection with which the applicable Specified Subsidiary has not complied with all material requirements contained in the charter and by-laws or other organizational or governing documents of the applicable Specified Subsidiary, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon the applicable Specified Subsidiary or any of its property or to which the applicable Specified Subsidiary or any of its property is subject, including, without limitation, all laws, rules, regulations and orders of any Governmental Authority or judicial authority relating to truth in lending, billing practices, fair credit reporting, equal credit opportunity, debt collection practices and consumer debtor protection, applicable to such Receivable (or any related contracts) or affecting the collectability of such Receivables to the extent that (x) such noncompliance may result in such Receivable being deemed invalid or uncollectible, (y) such noncompliance impairs the Agent's ability to realize on its security interest therein or (z) such noncompliance impairs the value of such Receivable;

          (xx) Receivables in connection with which the applicable Specified Subsidiary or any other party to such Receivable is in default in the performance or observance of any of the terms thereof in any material respect; and

          (xxi) Receivables with respect to which (a) the applicable Specified Subsidiary has not received an enforceable assignment of the applicable patient's claim or (b) the applicable Specified Subsidiary's right to receive payment from the Applicable Carrier or other Payor is not mature.

Without limiting the foregoing, (i) Receivables of any Specified Subsidiary which are acquired pursuant to a Permitted Acquisition shall not be deemed Eligible Receivables unless and until the Agent and the Required Lenders, after concluding any due diligence they reasonably deem necessary, shall be satisfied as to the quality and creditworthiness thereof and that such Receivables would otherwise meet the standards of eligibility set forth herein (including, without limitation, perfection and priority of the Agent's security interests in such Receivables) but for the fact that they were acquired by the Specified Subsidiary outside of the ordinary course of business and (ii) Receivables acquired pursuant to such Permitted Acquisition may be deemed Eligible Receivables from and after such Permitted Acquisition if the foregoing determinations have been made to the Agent's and the Required Lenders' satisfaction.

     "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" means all Requirements of Law that are federal, state and local laws, ordinances, rules, regulations, Permits, licenses or other binding determination of any Governmental Authority relating to, imposing liability or standards concerning, or otherwise addressing the environment (including, without limitation, those applicable to the disposal of medical waste), health and/or protection of worker health or safety, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 ET SEQ., the Occupational Safety and Health Act of 1970, 29 U.S.C. Sections 651 ET SEQ., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 ET SEQ., and the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Sections 136 ET

SEQ., public health codes and Health Facility License requirements, in each case including any amendments thereto, any successor statutes, and any regulations promulgated thereunder, and any state or local equivalent thereof.

     "ENVIRONMENTAL LIEN" means a lien in favor of any governmental entity for
(a) any liability under Environmental, Health or Safety Requirements of Law, or
(b) damages arising from, or costs incurred by such governmental entity in response to, a release or threatened release of a contaminant (including, without limitation, any medical waste) into the environment.

     "ENVIRONMENTAL PROPERTY TRANSFER ACT" means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called "Industrial Site Recovery Act" or "Responsible Property Transfer Act."

     "EQUIPMENT" means all of the applicable Specified Subsidiary's present and future (i) equipment, including, without limitation, machinery, manufacturing, distribution, selling, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures, (ii) other tangible personal property (other than Inventory), and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

     "EURODOLLAR ADVANCE" means an Advance which bears interest at the Eurodollar Rate.

     "EURODOLLAR BASE RATE" means, with respect to a Eurodollar Loan for the relevant Interest Period, the rate determined by the Agent to be the rate at which deposits in U.S. dollars are offered by First Chicago to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of First Chicago's relevant Eurodollar Loan and having a maturity approximately equal to such Interest Period, as adjusted for Reserves.

     "EURODOLLAR LOAN" means a Loan, or portion thereof, which bears interest at the Eurodollar Rate.

     "EURODOLLAR RATE" means, with respect to a Eurodollar Loan for the relevant Interest Period, the Eurodollar Base Rate applicable to such Interest Period PLUS the Applicable Eurodollar Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

     "EXCESS CASH FLOW" means, for any Cash Flow Period, an amount equal to the Borrower Corporate Group's consolidated (i) earnings before interest expense, tax expense, depreciation and amortization for such period, PLUS (ii) the net reduction, if any, in Working Capital during such period, MINUS (iii) the net increase, if any, in Working Capital during such period, MINUS

(iv) current (not deferred) income taxes, whether paid in cash or accrued, MINUS
(v) Capital Expenditures, whether paid in cash or accrued during such period, MINUS (vi) Interest Expense for such period, MINUS (vii) scheduled amortization of the principal portion of the Term Loans and scheduled amortization of the principal portion of all other Indebtedness of Borrower Corporate Group during such period, MINUS (viii) the aggregate amount (without duplication) of (x) cash dividends and/or cash redemptions paid during such period with respect to all of the Specified Subsidiaries' Capital Stock, (y) Restricted Junior Payments (other than Contingent Purchase Price Payments) paid during such period pursuant to
SECTION 6.3(F) and (z) Contingent Purchase Price Payments required to be paid with respect to such period (but only to the extent thereafter actually paid) and permitted pursuant to SECTION 6.3(F), MINUS (ix) all prepayments of Loans made (other than ordinary course repayments of the Revolving Loans), PLUS or MINUS (x) reductions or increases in long-term assets, as calculated in accordance with Agreement Accounting Principles and not otherwise accounted for herein (excluding therefrom reductions resulting in Net Cash Proceeds for which the Lenders have received a mandatory prepayment pursuant to SECTION 2.5(B)(i)(a)), PLUS or MINUS (xi) increases or decreases in long-term liabilities, as calculated in accordance with Agreement Accounting Principles and not otherwise accounted for herein. All such amounts shall be calculated assuming that the Specified Subsidiaries have conducted their respective businesses in the ordinary course and in accordance with past practices.

     "EXCLUDED INSURANCE PROCEEDS"  is defined in SECTION 6.2(G) hereof.

     "EXTENDED CARE ACQUISITION" means the acquisition on April 14, 1995 by Williamson of certain of the assets of Extended Care Associates, Inc., a Virginia corporation pursuant to that certain Asset Purchase Agreement dated as of April 14, 1995 between Williamson and Extended Care Associates, Inc., Bruce Gerlich, and Mitch Overstreet.

     "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "FEES" is defined in SECTION 6.4(A) hereof.

     "FIRST CHICAGO" means The First National Bank of Chicago, in its individual capacity, and its successors.

     "FLOATING RATE" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day PLUS (ii) the Applicable Floating Rate Margin, changing when and as the Alternate Base Rate changes.

     "FLOATING RATE ADVANCE" means an Advance which bears interest at the Floating Rate.

     "FLOATING RATE LOAN" means a Loan, or portion thereof, which bears interest at the Floating Rate.

     "GATTI" means Gatti LTC Services, Inc., a Pennsylvania corporation (formerly known as Louis F. Gatti, Incorporated). All references to Gatti shall be to such corporation after the consummation of the Gatti Acquisition.

     "GATTI ACQUISITION" means:

          (a) (i) the purchase by the Borrower on August 2, 1994 from William J. Gatti and Mary Jane Gatti as tenants by the entirety of 38.89% of the outstanding common Capital Stock of Louis Gatti substantially in accordance with the terms and conditions set forth in the Stock Purchase Agreement dated as of August 2, 1994 among Louis Gatti, William J. Gatti and Mary Jane Gatti as tenants by the entirety and the Borrower (the "LOUIS GATTI ACQUISITION AGREEMENT");

          (ii) the amendment by Louis Gatti of its Articles of Incorporation to
     (y) increase to 40,000 from 10,000 the authorized common Capital Stock and
     (z) authorize the issuance of 20,000 shares of preferred stock (the terms and conditions of which shall be acceptable to the Agent (the "GATTI PREFERRED STOCK"));

          (iii) the purchase by the Borrower from Louis Gatti and the issuance by Louis Gatti of that number of shares of common Capital Stock which, when added with the shares acquired pursuant to clause (a)(i) herein comprise eighty percent (80%) of the outstanding common Capital Stock of Louis Gatti;

          (iv) the purchase by the Borrower from Louis Gatti of 7,000 shares of Gatti Preferred Stock comprising one-hundred percent of the issued and outstanding Gatti Preferred Stock; and

          (b) the acquisition by Louis Gatti of substantially all of the assets of GSHC (following its completion of the Care Apothecary Acquisition) substantially in accordance with the terms and conditions set forth in the Asset Purchase Agreement dated as of August 2, 1994 among GSHC, William J. Gatti and Mary Jane Gatti as tenants by the entirety and Gatti (the "GSHC ACQUISITION AGREEMENT").

     "GATTI PREFERRED STOCK" is defined in the definition of Gatti Acquisition above.

     "GOVERNMENT RECEIVABLES" means, collectively, Medicaid Receivables, Medicare Receivables, and CHAMPUS Receivables, and other Receivables from a Governmental Authority payable to a Specified Subsidiary under government health care reimbursement and/or payment programs.

     "GOVERNMENTAL ACTS" is defined in SECTION 2.26(A) hereof.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, HCFA, HHS, the Office of CHAMPUS, the Pennsylvania Department of Public Welfare, the Virginia Department of Medical Assistance Services, and any other entity responsible for administering payment of any Government Receivables, including, without limitation in connection with the black lung program, the railroad retirement assistance program or veterans programs.

     "GROSS NEGLIGENCE" means recklessness, the absence of the slightest care or the complete disregard of consequences. Gross Negligence does not mean the absence of ordinary care or diligence, or an inadvertent act or inadvertent failure to act. To the extent the term "gross negligence" is used with respect to any Person in any of the other Loan Documents, it shall have the meaning set forth herein.

     "GSHC" means G.S.H.C., Inc., a Pennsylvania corporation, prior to the consummation of the Gatti Acquisition.

     "GSHC ACQUISITION AGREEMENT" is defined in the definition of Gatti Acquisition above.

     "GTCR" means, collectively, Golder, Thoma, Cressey, Rauner, Inc., a Delaware corporation, Golder, Thoma, Cressey, Rauner Fund IV, L.P., a Delaware limited partnership ("GTCR FUND"), and each of their Affiliates and their respective successors and assigns.

     "HCFA" means the Healthcare Financing Administration of HHS and any Person succeeding to the functions thereof.

     "HEALTH FACILITY LICENSE" means a license or other similar authorization issued by a federal or state health agency or similar agency or body, including, without limitation, the Federal Drug Enforcement Agency.

     "HHS" means the Department of Health and Human Services and any Person succeeding to the functions thereof.

     "HOLDERS OF SECURED OBLIGATIONS" is defined as set forth in the Security Agreements.

     "ILLINOIS ACQUISITIONS" means the N&M Acquisition and the Dixon
Acquisition.

     "INCOME TAX" or "INCOME TAXES" means all federal, state, local, and foreign taxes (i) based upon, measured by, or calculated with respect to, gross or net income (including, but not limited to, any capital gains taxes, franchise taxes, branch profits taxes, minimum taxes and any taxes on items of tax preference) and (ii) any tax based on, measured by, or calculated with respect to multiple bases (including, but not limited to, franchise or occupation taxes) if one or more of the bases on which such tax may be based, measured by, or computed with respect to, is described in (i) above. With respect to the Agent or a Lender, "Income Tax" or "Income Taxes" shall include United States federal withholding taxes under Code Sections 881 and 1442 (or any successor provisions thereto) imposed on the Lender or the Agent unless the Lender or the Agent, as the case may be, was not subject to such withholding taxes (either under an applicable tax treaty concluded by the United States or under the provisions of Code Sections 881 and 1442) on the later of (i) the Closing Date or (ii) the date on which the Lender became a Lender or such Agent became the Agent.

     "INDEBTEDNESS" of any Person means (i) any indebtedness of such Person, contingent or otherwise, in respect of borrowed money including all principal, interest, fees and expenses with respect thereto (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, acceptances, debentures or other instruments or letters of credit (or reimbursement obligations with respect thereto, including, Reimbursement Obligations under the Letters of Credit) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to Capitalized Leases) or services, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with Agreement Accounting Principles (except that any such balance that constitutes a trade payable and/or an accrued liability arising in the ordinary course of business shall not be considered Indebtedness); (ii) to the extent not otherwise included, (a) interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceedings and other interest that would have accrued but for the commencement of such proceedings, (b) any Capitalized Lease Obligations, (c) the maximum fixed repurchase price of any Redeemable Stock, (d) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (e) Contingent Obligations (exclusive of whether such items would appear upon such balance sheet) and (f) Rate Hedging Obligations. For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, provided that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be without duplication (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such Contingent Obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.

     "INDEMNIFIED MATTERS"  is defined in SECTION 9.7(B) hereof.

     "INDEMNITEES" is defined in SECTION 9.7(B) hereof.

     "INSURANCE CLAIMS" shall mean all now owned or hereafter acquired claims, rights and interests of any Specified Subsidiary arising from a patient's assignment of his or her claim against an insurance company, proponent of a health plan or other Person, for services performed for, or Inventory sold to, such patient by such Specified Subsidiary; PROVIDED Insurance Claims shall not be construed to include any claims governed by CHAMPUS, CHAMPUS Regulations, Medicare Regulations or Medicaid Regulations.

     "INTERCOMPANY DOCUMENTS" is defined in SECTION 6.3(A)(ii)(8) hereof.

     "INTERCOMPANY FINANCING STATEMENT" is defined in SECTION 6.3(A)(ii)(8) hereof.

     "INTERCOMPANY NOTE" is defined in SECTION 6.3(A)(ii)(8) hereof.

     "INTERCOMPANY SECURITY AGREEMENT" is defined in SECTION 6.3(A)(ii)(8) hereof.

     "INTEREST EXPENSE" is defined in SECTION 6.4(A) hereof.

     "INTEREST EXPENSE COVERAGE RATIO" is defined in SECTION 6.4(B) hereof.

     "INTEREST PERIOD" means, with respect to a Eurodollar Loan, a period of one
(1), two (2), three (3) or six (6) months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "INTEREST RATE AGREEMENTS" is defined in SECTION 6.3(R) hereof.

     "INTERPLAN" shall mean a paying agent for certain out-of-state Blue Cross and/or Blue Shield claims.

     "INVENTORY" shall mean any and all goods, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by any of the members of the Borrower Corporate Group, which are held for sale or lease, furnished under any contract of service or held as raw materials, work in process or supplies, and all materials used or consumed in any of the businesses of the applicable member of the Borrower Corporate Group, and shall include such property the sale or other disposition of which has given rise to Receivables and which has been returned to or repossessed or stopped in transit by any member of the Borrower Corporate Group.

     "INVESTMENT" means, with respect to any Person, (i) any purchase or other acquisition by that Person of stock, partnership interest, membership, ownership or other equity interests, notes, debentures or other securities, or of a beneficial interest in stock, partnership interest, membership, ownership or other equity interests, notes, debentures or other securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

     "INVESTOR GROUP" means GTCR Fund and management of AMC.

     "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

     "JCAHO" means the Joint Commission for Accreditation of Healthcare Organizations or any Person succeeding to the functions thereof.

     "JOHNSON ACQUISITION" means the acquisition on April 17, 1995 by Gatti of certain of the assets of Johnson Pharmacy & Medical Supply, Inc., a Pennsylvania corporation, pursuant to that certain Asset Purchase Agreement dated as of April 17, 1995 between Gatti and Johnson Pharmacy & Medical Supply, Inc., Howard L. Johnson, and Arlene F. Johnson.

     "KNOWLEDGE" means as applied to any Person generally, the actual knowledge, after due inquiry, of any fact or circumstance or any fact or circumstance which such Person should have known, with respect to any of the (A) chairman of the board of directors, chief executive officer, chief financial officer, chief operating officer, executive vice president for operations, treasurer and/or controller of such Person (or persons performing the functions typically performed by persons with such titles) and (B) the senior corporate executive officers and chairman of the board of each Subsidiary of such Person; provided, however, with respect to Requirements of Law and other matters regulated by any Governmental Authority the list of Persons in clauses (A) and (B) shall include the persons primarily responsible for monitoring and ensuring compliance with such Requirements of Law and other regulatory matters or Persons succeeding to their respective duties as employees of the such Person as of the Closing Date.

     "ISSUING LENDER" is defined in SECTION 2.21 hereof.

     "L/C DRAFT" means a draft drawn on any Issuing Lender pursuant to a Letter of Credit.

     "L/C INTEREST" shall have the meaning ascribed to such term in SECTION
2.22.

     "L/C OBLIGATIONS" means, with respect to any Specified Subsidiary, without duplication, an amount equal to the sum of (i) the aggregate of the amount then available for drawing under each of such Specified Subsidiary's Letters of Credit, (ii) the face amounts of all outstanding L/C Drafts corresponding to such Specified Subsidiary's Letters of Credit, which L/C Drafts have been accepted by the applicable Issuing Lender, (iii) the aggregate outstanding amount of all Reimbursement Obligations with respect to such Specified Subsidiary's Letters of Credit at such time and (iv) the aggregate face amount of all Letters of Credit requested by or on behalf of such Specified Subsidiary but not yet issued (unless the request for an unissued Letter of Credit has been denied).

     "LENDERS" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns. Unless the context otherwise requires, references in this Agreement to a Lender or to the Lenders shall be to such lending institutions in their capacity as a Lender or an Issuing Lender hereunder.

     "LENDING INSTALLATION" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

     "LETTER OF CREDIT" means (a) that certain outstanding letter of credit (L/C No. 373035) issued by the Agent for the account of the Borrower in the amount of $100,000 (the "Existing Letter of Credit"); and (b) the letters of credit to be issued by one or more of the Issuing Lenders pursuant to SECTION 2.21 hereof. When reference is made herein to a specified Person's "Letters of Credit," "L/C Drafts" or "Reimbursement Obligations" such reference shall mean and be with respect to letters of credit issued by an Issuing Lender pursuant to SECTION 2.21 hereof (i) for the account of such Person or (ii) for the account of the Borrower and for which such Person is the co-applicant.

     "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "LOAN(S)" means (i) with respect to a Lender, such Lender's portion of any Advance made pursuant to SECTION 2.1 or SECTION 2.2, as applicable, (ii) with respect to the Borrower, Advances made to the Borrower pursuant to SECTION 2.1 or SECTION 2.2, as applicable, and (iii) collectively, all Term Loans, Acquisition Loans and Revolving Loans, whether made or continued as or converted to Floating Rate Loans or Eurodollar Loans.

     "LOAN ACCOUNT" is defined in SECTION 2.15(F) hereof.

     "LOAN DOCUMENTS" means this Agreement, the Notes, the Subsidiary Guarantees, the Security Agreement, the Pledge Agreements, the other Collateral Documents and all other documents, instruments and agreements executed by or on behalf of any member of the Borrower Corporate Group in connection therewith or contemplated thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

     "LOUIS GATTI" means Louis F. Gatti, Incorporated, a Pennsylvania corporation, after the consummation of the asset and liability transfers to William J. Gatti and Mary Jane Gatti, as tenants by the entirety, contemplated by SECTION 7(B) of the Louis Gatti Acquisition Agreement and prior to the consummation of the Gatti Acquisition.

     "LOUIS GATTI ACQUISITION AGREEMENT" is defined in the definition of Gatti Acquisition above.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (a) the business, financial condition, operations, performance, or properties of (x) the Borrower and its Subsidiaries, taken as a whole, (y) any Specified Subsidiary, individually, or (z) any Specified Subsidiary and its Subsidiaries, taken as a whole, (b) the ability of any member of the Borrower Corporate Group to perform any of its respective obligations in any material respect under the Loan Documents, or (c) the ability of the Lenders, or the Agent to enforce in any material respect the Obligations or their rights with respect to the Collateral.

     "MAXIMUM REVOLVING CREDIT AMOUNT" means, at any particular time, (i) the lesser of (A) the Revolving Credit Commitments at such time and (B) the Aggregate Borrowing Base at such time LESS (ii) the amount of any Decision Reserve in effect at such time.

     "MEDICAID CERTIFICATION" means, with respect to any Person or health care facility, certification by HCFA or a state agency or entity under contract with HCFA that such Person or facility, as applicable, fully complies with all the conditions of participation set forth in Medicaid Regulations.

     "MEDICAID RECEIVABLE" means a Receivable with respect to which the Account Debtor is a Governmental Authority or agent thereof obligated thereunder pursuant to Medicaid Regulations.

     "MEDICAID REGULATIONS" means, collectively, (i) all federal statutes (whether set forth in Title XIX of the Social Security Act (42 U.S.C. Sections 1396 ET SEQ.) or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act; (ii) all applicable provisions of all federal rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities (whether or not having the force of law) promulgated pursuant to or in connection with the statutes described in CLAUSE (i) above; (iii) all state statutes enacted and all state plans for medical assistance and state plan amendments filed by the state with HCFA in connection with the statutes and provisions described in CLAUSES (i) and
(ii) above; and (iv) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, and other guidelines of all Governmental Authorities (whether or not having the force of law) promulgated pursuant to or in connection with any of the foregoing, in each case as may be amended, supplemented or otherwise modified from time to time.

     "MEDICARE CERTIFICATION" means, with respect to any Person or health care facility, certification by HCFA or a state agency or entity under contract with HCFA that such Person or facility, as applicable, fully complies with all the conditions of participation set forth in Medicare Regulations.

     "MEDICARE RECEIVABLE" means a Receivable with respect to which the Account Debtor is a Governmental Authority or agent thereof obligated thereunder pursuant to Medicare Regulations.

     "MEDICARE REGULATIONS" means, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act (42 U.S.C. Sections 1395 ET SEQ.) or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act, together with all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities (including, without limitation, HHS, HCFA, the Office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law), as each may be amended, supplemented or otherwise modified from time to time.

     "MULTIEMPLOYER PLAN" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is party to which more than one employer is obligated to make contributions.

     "N&M ACQUISITION" means the acquisition on March 10, 1995 by a Subsidiary of the Borrower of certain of the assets of Nihan & Martin, Inc. by N&M Acquisition, Inc. pursuant to that certain Asset Purchase Agreement dated as of March 10, 1995 between Nihan & Martin, Inc., an Illinois corporation, Frank R. Gelafio, Lee R. Youngberg, and N&M Acquisition, Inc. (presently known as Nihan & Martin).

     "NET CASH PROCEEDS" means, with respect to any Asset Sale of any Person,
(a) cash (freely convertible into U.S. dollars) received by such Person or any Subsidiary of such Person from such Asset Sale (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale), after (i) provision for all income or other taxes measured by or resulting from such Asset Sale, (ii) payment of all brokerage commissions and other fees and expenses related to such Asset Sale,
(iii) all amounts used to repay Indebtedness secured by a Lien on any asset disposed of in such Asset Sale or which is or may be required (by the express terms of the instrument governing such Indebtedness) to be repaid in connection with such Asset Sale (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness), (iv) deduction of appropriate amounts to be provided by such Person or a Subsidiary of such Person as a reserve, in accordance with Agreement Accounting Principles, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by such Person or a Subsidiary of such Person after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale; and (v) with respect to proceeds of an initial public offering of Capital Stock of AMC, deduction of contractual obligations which exist as of March 15, 1996 to GTCR and minority shareholders that result from the consummation of the initial public offering, (b) cash payments in respect of any Indebtedness, Capital Stock or other consideration received by such Person or any Subsidiary of such Person from such Asset Sale upon receipt of such cash payments by such Person or such Subsidiary.

     "NET INCOME" is defined in SECTION 6.4(A) hereof.

     "NIHAN & MARTIN" means Nihan & Martin, Inc., a Delaware corporation (formerly known as N&M Acquisition, Inc.)

     "NON PRO RATA LOAN" is defined in SECTION 8.2 hereof.

     "NOTES" means the Revolving Notes, the Acquisition Loan Notes and the Term Notes.

     "NOTICE OF ASSIGNMENT" is defined in SECTION 12.3(B) hereof.

     "OBLIGATIONS" means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower or any other member of the Borrower Corporate Group to the Agent, any Issuing Lender, any Lender, any Affiliate of the Agent, any Issuing Lender or any Lender, or any Indemnitee, of any kind or nature, present or future, arising under this Agreement, the Notes, any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Borrower or any other member of the Borrower Corporate Group under this Agreement or any other Loan Document.

     "OLD WILLIAMSON" means Williamson Drug Company, Incorporated, a Virginia corporation, prior to the consummation of the Williamson Acquisition.

     "OTHER TAXES" is defined in SECTION 2.15(E)(ii) hereof.

     "PARTICIPANTS" is defined in SECTION 12.2(A) hereof.

     "PAYMENT DATE" means the last Business Day of each month.

     "PAYOR" shall mean an insurance company, a proponent of a healthcare plan and other Persons reasonably acceptable to the Agent and the Required Lenders.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "PERFECTED GOVERNMENT RECEIVABLES" means Receivables with respect to which the Account Debtor is any federal, state or municipal Governmental Authority or any agency or instrumentality thereof in connection with which the Agent has received an opinion of counsel, from a firm and in form and substance satisfactory to the Agent, with respect to perfection of the Agent's security interest with respect thereto. The term "Perfected Government Receivables" shall also include Medicare and Medicaid Receivables of Williamson's up to an aggregate amount not to exceed $5,000,000 notwithstanding the fact that the Agent has not received an opinion of counsel with respect thereto.

     "PERMITS" means any permit, approval, authorization, license, variance, or permission required from a Governmental Authority or other Person under an applicable Requirement of Law, and shall include, without limitation, Accreditations, CONs, Health Facility Licenses, CHAMPUS Certifications, Medicaid Certifications, and Medicare Certifications.

     "PERMITTED ACQUISITION" is defined in SECTION 6.3(G) hereof.

     "PERMITTED EXISTING CONTINGENT OBLIGATIONS" means those Contingent Obligations of any member of the Borrower Corporate Group identified as such on
SCHEDULE 1.1.1 to this Agreement.

     "PERMITTED EXISTING INDEBTEDNESS" means the Indebtedness of each member of the Borrower Corporate Group identified as such on SCHEDULE 1.1.2 to this Agreement.

     "PERMITTED EXISTING INVESTMENTS" means the Investments of each member of the Borrower Corporate Group identified as such on SCHEDULE 1.1.3 to this Agreement.

     "PERMITTED EXISTING LIENS" means the Liens on assets of any member of the Borrower Corporate Group identified as such on SCHEDULE 1.1.4 to this Agreement.

     "PERMITTED PURCHASE MONEY INDEBTEDNESS" means the Indebtedness permitted pursuant to SECTION 6.3(A)(ii)(12).

     "PERMITTED SUBORDINATED INDEBTEDNESS" means Subordinated Indebtedness, if any, permitted pursuant to SECTION 6.3(A)(ii)(6) and shall include Acquisition Subordinated Debt, if any, incurred pursuant to SECTION 4.3(C).

     "PERSON" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "PLAN" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Borrower or any member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA.

     "PLEDGE AGREEMENT(S)" means individually or collectively, as applicable,
(a) the Pledge Agreement executed by AMC in favor of the Agent, for the benefit of itself and the Holders of Secured Obligations, pursuant to which AMC pledges all of the Capital Stock of the Borrower; (b) the Pledge Agreement executed by the Borrower in favor of the Agent, for the benefit of itself and the Holders of Secured Obligations, pursuant to which the Borrower pledges all of the Capital Stock owned by the Borrower (other than the Gatti Preferred Stock) in each of its Subsidiaries owned by the Borrower, and; (c) any Pledge Agreement executed by a Specified Subsidiary in favor of the Agent, for the benefit of itself and the Holders of Secured Obligations, pursuant to which the Specified Subsidiary pledges all of the Capital Stock owned by the Specified Subsidiary in each of its Subsidiaries, in each case as now owned or hereafter acquired by the respective pledgor to the Agent as collateral security for the Secured Obligations, as the same may from time to time be amended, modified, supplemented or restated.

     "PRO RATA SHARE" means, with respect to any Lender, the percentage obtained by dividing (A) the sum of such Lender's Term Loans, such Lender's Acquisition Loans, such Lender's Acquisition Loan Commitment and Revolving Credit Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement or to give effect to any applicable Assignment) by
(B) the sum of the aggregate amount of all of the Term Loans, the Aggregate Acquisition Loan Commitments and the Aggregate Revolving Loan Commitments at such time; PROVIDED, HOWEVER, if all of the Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means the percentage obtained by dividing (x) the sum of such Lender's Term Loans, Revolving Loans and Acquisition Loans by (y) the aggregate amount of all Term Loans, Revolving Loans and Acquisition Loans.

     "PROVIDER AGREEMENT" means, with respect to any health care facility to which any Specified Subsidiary provides services or sells Inventory, the agreement between such health care facility and CHAMPUS, the state agency administering the Medicaid program and/or HCFA under which such health care facility agrees to provide services for CHAMPUS patients, Medicaid patients and/or Medicare patients, as applicable, in accordance with the terms of such agreement and the applicable CHAMPUS Regulations, Medicaid Regulations and/or Medicare Regulations.

     "PURCHASERS" is defined in SECTION 12.3(A) hereof.

     "RATE HEDGING OBLIGATIONS" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     "RATE OPTION" means the Eurodollar Rate or the Floating Rate.

     "RECEIVABLE(S)" means and includes, with respect to any Person, all of such Person's presently existing and hereafter arising or acquired accounts, accounts receivable, including, without limitation, Government Receivables, and all present and future rights of such Person to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

     "REDEEMABLE STOCK" means any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, in whole or in part, prior to the maturity of the Obligations (including any extensions thereof contemplated by this Agreement), or is, by its terms or upon the happening of any event, redeemable at the option of the holder thereof, in whole or in part, prior to the maturity of the Obligations (including any extensions thereof contemplated by this Agreement).

     "REDUCED MINIMUMS" is defined in SECTION 2.9 hereof.

     "REGISTER" is defined in SECTION 12.3(C) hereof.

     "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "REIMBURSEMENT OBLIGATION" is defined in SECTION 2.23 hereof.

     "RENTALS" is defined in SECTION 6.4(A) hereof.

     "REPLACEMENT LENDER" is defined in SECTION 2.20 hereof.

     "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standards of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either
Section 4043(a) of ERISA or Section 412(d) of the Code.

     "REQUIRED LENDERS" means Lenders whose Pro Rata Shares, in the aggregate, are equal to or greater than sixty-six and two-thirds percent (66-2/3%); PROVIDED, HOWEVER, that, in the event any of the Lenders shall have failed to fund its Pro Rata Share of any Revolving Loan or Acquisition Loans requested by the Borrower which such Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "REQUIRED LENDERS" means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Revolving Loans or Acquisition Loans have not been so cured) whose Pro Rata Shares represent sixty-six and two-thirds percent (66-2/3%) or more of the aggregate Pro Rata Shares of the remaining Lenders; PROVIDED, FURTHER, HOWEVER, that, in the event that the Commitments have been terminated pursuant to the terms of this Agreement, "REQUIRED LENDERS" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans are equal to or greater than sixty-six and two-thirds percent (66-2/3%).

     "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act,
Regulations G, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, the Social Security Act, CHAMPUS Regulations, Medicaid Regulations, Medicare Regulations, any CON, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law (including, without limitation, those applicable to the disposal of medical waste).

     "RESERVES" shall mean the maximum reserve requirement, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to "Eurocurrency liabilities" or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined or category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents.

     "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of any member of the Borrower Corporate Group now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any member of the Borrower Corporate Group now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to any Permitted Subordinated Indebtedness, (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any member of the Borrower Corporate Group now or hereafter outstanding (v) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of any Permitted Subordinated Indebtedness or any shares of the capital stock of any member of the Borrower Corporate Group or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission, (vi) any payment of management fees (A) by the Borrower or any other member of the Borrower Corporate Group to AMC or (B) by any member of the Borrower Corporate Group to GTCR, any member of the Investor Group or their Affiliates and (vii) any Contingent Purchase Price Payments.

     "REVOLVING CREDIT AVAILABILITY" means, at any particular time, the amount by which the Maximum Revolving Credit Amount at such time exceeds the Revolving Credit Obligations at such time.

     "REVOLVING CREDIT OBLIGATIONS" means, at any particular time (i) the aggregate principal amount of all of the Revolving Loans at such time PLUS (ii) the aggregate L/C Obligations at such time.

     "REVOLVING LOAN COMMITMENT" means, with respect to any Lender, the obligation of such Lender to make Revolving Loans and to purchase participations in Letters of Credit on the terms and conditions of this Agreement, and which shall not exceed the aggregate principal amount set forth on EXHIBIT B opposite such Lender's name under either of the applicable headings "Revolving Loan Commitment Prior to the Commitment Increase Date" or "Revolving Loan Commitment After the Commitment Increase Date" or as indicated in the Assignment by which it became a Lender, in each case as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment.

     "REVOLVING NOTE" means a promissory note, in substantially the form of EXHIBIT C1 hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Revolving Loan Commitment, including any amendment, restatement, modification, renewal or replacement of such Revolving Note.

     "RISK BASED CAPITAL GUIDELINES" is defined in SECTION 3.2 hereof.

     "SECURED OBLIGATIONS" means, collectively, (i) the Obligations and (ii) all Rate Hedging Obligations owing to one or more of the Lenders.

     "SECURITY AGREEMENT(S)" means (i) those certain Security Agreements each dated as of the date hereof executed by the Borrower and each of its Specified Subsidiaries as of the date of this Agreement, respectively, in favor of the Agent for the benefit of the Holders of Secured Obligations, and (ii) any Security Agreement executed by any other member of the Borrower Corporate Group in favor of the Agent for the benefit of the Holders of Secured Obligations in connection with this Agreement, which Subsidiary Security Agreement shall be in substantially the form of EXHIBIT D attached hereto, in each case as amended, restated or otherwise modified from time to time.

     "SERVICES AGREEMENT" means the Professional Services Agreement dated as of December 3, 1993 by and between GTCR Fund and AMC, as the same is in existence as of August 2, 1994.

     "SINGLE EMPLOYER PLAN" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

     "SOCIAL SECURITY ACT" means the Social Security Act, 42 U.S.C. Sections 301 ET SEQ., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

     "SPECIFIED ACQUISITIONS" means, as of the date of this Agreement, the Care Apothecary Acquisition, the Gatti Acquisition, the Williamson Acquisition, the N&M Acquisition, the Dixon Acquisition, the Sterling Acquisition, the Johnson Acquisition and the Extended Care Acquisition and shall mean and include, as of the consummation thereof in accordance with the terms of this Agreement, any Permitted Acquisition.

     "SPECIFIED SUBSIDIARIES" means, as of the date of this Agreement, Gatti, Williamson's, Nihan & Martin, Dixon and Sterling, and shall mean and include each other Subsidiary of the Borrower acquired or established as of the date of consummation of a Permitted Acquisition on the terms and conditions set forth in this Agreement and subject to satisfaction of the terms of SECTION 4.3 herein and "SPECIFIED SUBSIDIARY" shall mean any one of the foregoing.

     "STERLING" means Sterling Healthcare Services, Inc., a Delaware corporation.

     "STERLING ACQUISITION" means the acquisition on August 3, 1995 of certain of the assets of Sterling Acquisition Partners, Inc., by Sterling pursuant to that certain Asset Purchase Agreement dated as of August 3, 1995 between Sterling Acquisition Partners, Inc., Barry J. Klein, Robert Foley, Charles L. Brown, John F. Johnston, James Vanderhoven, Michael S. Brown, Richard L. Greer, Paul A. Green, Kaissar Ibrahim, Wayne S. Morehead, Matthew S. Robinson and Darius Nida, and Sterling.

     "SUBORDINATED INDEBTEDNESS" means any Indebtedness of the Borrower or any other member of the Consolidated AMC Group, the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Required Lenders.

     "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "SUBSIDIARY" shall mean a Subsidiary of the Borrower.

     "SUBSIDIARY GUARANTEES" means (i) those certain Guarantees each dated as of the date hereof executed by the Borrower and each of its Specified Subsidiaries as of the date of this Agreement, respectively, in favor of the Agent for the benefit of the Holders of Secured

Obligations, and (ii) any Guarantees executed by any other member of the Borrower Corporate Group in favor of the Agent for the benefit of the Holders of Secured Obligations in connection with this Agreement, which Guarantees shall be in substantially the form of EXHIBIT G attached hereto, in each case as amended, restated or otherwise modified from time to time.

     "SUPPLEMENTAL COMMITMENT" means, for each Lender, the obligation of such lender to make one or more Revolving Loans or Acquisition Loans not exceeding the amount set forth on EXHIBIT B opposite such Lender's name (or, if applicable, Additional Lender(s)) under the respective heading "Acquisition Loan Commitment After the Commitment Increase Date" and "Revolving Loan Commitment After the Commitment Increase Date", or as indicated in the Assignment by which it became a Lender in each case as modified from time to time pursuant to the terms of this Agreement.

     "TARGET" is defined in the definition of Acquisition above.

     "TAXES" is defined in SECTION 2.15(E)(i) hereof.

     "TERM LOAN(S)" is defined in SECTION 2.1(A) hereof.

     "TERM LOAN TERMINATION DATE" means March 15, 2002.

     "TERM NOTE" means a promissory note, in substantially the form of EXHIBIT C2 hereto, duly executed by the Borrower and payable to the order of a Lender in an amount which shall not exceed the aggregate principal amount set forth on Exhibit B opposite such Lender's name under either of the applicable headings "Term Loan Amounts Prior to the Commitment Increase Date" or "Term Loan Amounts After the Commitment Increase Date" or as indicated in the Assignment by which it became a Lender, (in each case as modified from time to time pursuant to this Agreement), including any amendment, restatement, modification, renewal or replacement of such Term Note.

     "TERMINATION DATE" means the earlier of (a) March 15, 2002 and (b) the date of termination of the Commitments pursuant to SECTION 2.6 or SECTION 8.1.

     "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Borrower or any member of the Controlled Group from a Benefit Plan during a plan year in which the Borrower or such Controlled Group member was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Benefit Plan participants who are employees of the Borrower or any member of the Controlled Group; (iii) the imposition of an obligation on the Borrower or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Borrower or any member of the Controlled Group from a Multiemployer Plan.

     "TRANSACTION COSTS" means the fees, costs and expenses payable by the Borrower and/or any other member of the Borrower Corporate Group in connection with the execution, delivery and performance of the Transaction Documents and the consummation of the Specified Acquisitions.

     "TRANSACTION DOCUMENTS" means the Loan Documents and the Acquisition Documents.

     "TRANSFEREE" is defined in SECTION 12.4 hereof.

     "TYPE" means, with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

     "UNFUNDED LIABILITIES" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans, and (ii) in the case of Multiemployer Plans, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all Multiemployer Plans.

     "UNMATURED DEFAULT" means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "WILLIAMSON ACQUISITION" means the acquisition on August 11, 1994, by the Borrower of ninety percent (90%) of the outstanding Capital Stock of Old Williamson's, substantially in accordance with the terms and conditions set forth in Stock Purchase Agreement dated as of August 11, 1994 among Old Williamson's, Nelson L. Showalter, AMC, and the Borrower.

     "WILLIAMSON" means Williamson Drug Company, Incorporated, a Virginia corporation.

     "WORKING CAPITAL" means, as at any date of determination, the excess, if any, consolidated in each case for the Borrower Corporate Group of
(i) consolidated current assets, except cash and Cash Equivalents, over (ii) the consolidated current liabilities, except current maturities of long-term debt and Revolving Credit Obligations as of such date and all accrued interest as of such date.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with generally accepted accounting principles in existence as of the date hereof, consistently applied. For any Person which was the subject of an Acquisition such accounting principles shall be applied in a manner consistent with that used in preparing the audited or reviewed, as applicable, financial statements for such Person's fiscal year immediately preceding its Acquisition.

     1.2 SUBSIDIARY REFERENCES. The existence throughout this Agreement of references to the Borrower's Subsidiaries is for a matter of convenience only and shall not in any way be construed as consent by the Agent or any Lender to the establishment, maintenance or Acquisition of any additional Subsidiary or Specified Subsidiary.

     1.3 SCHEDULE REFERENCES; SUPPLEMENTAL DISCLOSURE. The parties to this Agreement acknowledge and agree that the Schedules hereto have been prepared without reference to factual changes which may result from consummation of any Permitted Acquisition. The Borrower shall be permitted to revise the Schedules in connection with Permitted Acquisitions after the Closing Date provided such changes are reasonably acceptable to the Agent and the Required Lenders. At any time at the request of the Agent and at such additional times as the Borrower determines, the Borrower shall supplement each schedule or representation herein or in the other Loan Documents with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such schedule or as an exception to such representation or which is necessary to correct any information in such schedule or representation which has been rendered inaccurate thereby. If any such supplement to such schedule or representation discloses the existence or occurrence of events, facts or circumstances which are restricted or prohibited by the terms of this Agreement or any other Loan Documents, such supplement to such schedule or representation shall not be deemed an amendment thereof unless expressly consented to in writing by Agent and the Required Lenders, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver by the Agent or any Lender of any Default disclosed therein. Any items disclosed in any such supplemental disclosures shall be included in the calculation of any baskets, limits or similar restrictions contained in this Agreement or any other Loan Document.

ARTICLE II:  THE CREDITS

     2.1. TERM LOANS. (a) AMOUNT OF TERM LOANS. Subject to the terms and conditions set forth in this Agreement, each Lender hereby severally and not jointly agrees to make on the Closing Date, a term loan, in Dollars, to the Borrower in an amount equal to such Lender's Term Loan in an amount set forth in EXHIBIT B (individually, a "TERM LOAN" and, collectively, the "TERM LOANS"). The aggregate amount of the Term Loans is $25,000,000. All Term Loans shall be made by the Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Term Loan hereunder nor shall the Term Loan of any Lender be increased or decreased as a result of any such failure.

     (b) ACQUISITION LOANS. Subject to the terms and conditions set forth in this Agreement (including the conditions precedent set forth in SECTION 4.3), each Lender hereby severally and not jointly agrees to make from time to time on each Acquisition Closing Date, revolving loans, in Dollars, to the Borrower which shall convert into term loans (individually, an "ACQUISITION LOAN" and collectively, the "ACQUISITION LOANS") from time to time in an amount not to exceed such Lender's Pro Rata Share of Acquisition Loan Availability at such time; PROVIDED, HOWEVER, at no time shall the aggregate outstanding Acquisition Loans exceed the Aggregate Acquisition Loan Commitment. Subject to the terms and conditions set forth in this Agreement (including the conditions precedent set forth in SECTION 4.3), the Borrower may borrow, repay and reborrow

Acquisition Loans at any time on or prior to the Conversion Date in connection with any Acquisition approved by the Required Lenders under SECTION 4.3. The initial Acquisition Loans to the Borrower shall be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Loans in the manner provided in SECTION 2.10 and subject to the other conditions and limitations therein set forth and set forth in ARTICLE II. On the Conversion Date, the Acquisition Loans shall automatically convert to term loans and be repaid in accordance with SECTION 2.1(e)(ii). All Acquisition Loans shall be made by the Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Acquisition Loan hereunder nor shall the Acquisition Loan Commitment of any Lender be increased or decreased as a result of any such failure.

     (c) BORROWING NOTICE. The Borrower shall deliver to the Agent an executed Borrowing Notice on the Closing Date and on the date that is one (1) Business Day prior to any Acquisition Closing Date. Such Borrowing Notice shall specify
(i) the aggregate amount of the Term Loans or the Acquisition Loans to be made to it, respectively, and (ii) instructions for the disbursement of the proceeds of such Acquisition Loans or Term Loans, respectively. The Term Loans of the Borrower shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Loans in the manner provided in SECTION 2.10 and subject to the other conditions and limitations therein set forth and set forth in ARTICLE II. Any Borrowing Notice given pursuant to this
SECTION 2.1(c) shall be irrevocable.

     (d) MAKING OF TERM LOANS AND ACQUISITION LOANS. Promptly after receipt of the Borrowing Notice under SECTION 2.1(c) in respect of the Term Loans or Acquisition Loans, the Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the proposed Advance. Each Lender shall deposit an amount equal to its Pro Rata Share of the Term Loans or Acquisition Loans, respectively, with the Agent at its office in Chicago, Illinois, in immediately available funds, on the date of borrowing specified in the Borrowing Notice. Subject to the fulfillment of the conditions precedent set forth in SECTIONS 4.1, 4.2, and, if applicable, 4.3 the Agent shall make the proceeds of such amounts received by it available to the Borrower at the Agent's office in Chicago, Illinois on such Borrowing Date and shall disburse such proceeds in accordance with the Borrower's disbursement instructions set forth in such Borrowing Notice. The failure of any Lender to deposit the amount described above with the Agent on the applicable Borrowing or Acquisition Closing Date shall not relieve any other Lender of its obligations hereunder to make its Term Loan or Acquisition Loan on such date.

     (e) REPAYMENT OF THE TERM LOANS AND ACQUISITION LOANS. (i) The Term Loans shall be repayable in twenty-four (24) consecutive quarterly installments payable on the last day of each calendar quarter commencing on June 30, 1996 and continuing thereafter until the Term Loan Termination Date, and the Term Loans shall be permanently reduced by the amount of each installment on the date payment thereof is required to be made hereunder. The installments shall be in the aggregate amount set forth below:

     INSTALLMENT DATE              INSTALLMENT AMOUNT
     ----------------              ------------------
     June 30, 1996                 $375,000
     September 30, 1996            $375,000
     December 31, 1996             $375,000

     March 31, 1997                $375,000
     June 30, 1997                 $875,000
     September 30, 1997            $875,000
     December 31, 1997             $875,000

     March 31, 1998                $875,000
     June 30, 1998                 $906,000
     September 30, 1998            $906,000
     December 31, 1998             $906,000

     March 31, 1999                $906,000
     June 30, 1999                 $906,000
     September 30, 1999            $906,000
     December 31, 1999             $906,000

     March 31, 2000                $906,000
     June 30, 2000                 $1,438,000
     September 30, 2000            $1,438,000
     December 31, 2000             $1,438,000

     March 31, 2001                $1,438,000
     June 30, 2001                 $1,750,000
     September 30, 2001            $1,750,000
     December 31, 2001             $1,750,000

     March 31, 2002                $1,750,000

In addition, the then outstanding principal balance of the Term Loans shall be due and payable on the Term Loan Termination Date. All amounts repaid with respect to the Term Loans may not be reborrowed.

     (ii) The outstanding principal balance of the Acquisition Loans on the Conversion Date shall be repayable in sixteen consecutive quarterly installments payable on the last day of each calendar quarter commencing on June 30, 1998 and continuing thereafter until the Term Loan Termination Date, and the Acquisition Loans shall be permanently reduced by the amount of each installment on the date payment thereof is required to be made hereunder. The installments shall be in the aggregate amount equal to the applicable percentage of the principal balance of the Acquisition Loans outstanding on the Conversion Date set forth below:

     INSTALLMENT DATE              APPLICABLE PERCENTAGE
     ----------------              ---------------------

     June 30, 1998                      .875%
     September 30, 1998                 .875%
     December 31, 1998                  .875%

     March 31, 1999                     .875%
     June 30, 1999                      2.0833%
     September 30, 1999                 2.0833%

     December 31, 1999                  2.0833%

     March 31, 2000                     2.0833%
     June 30, 2000                      2.0833%
     September 30, 2000                 2.0833%
     December 31, 2000                  2.0833%

     March 31, 2001                     2.0833%
     June 30, 2001                      2.5972%
     September 30, 2001                 2.5972%
     December 31, 2001                  2.5972%

     March 31, 2002                     72.0420%

In addition, the then outstanding principal balance of the Acquisition Loans shall be due and payable on the Term Loan Termination Date. After the Conversion Date, amounts repaid with respect to the Acquisition Loans may not be reborrowed.

     (iii) In addition to the scheduled payments on the Term Loans and Acquisition Loans, the Borrower may make the voluntary prepayments described in
SECTION 2.5(A) and shall make the mandatory prepayments prescribed in SECTION 2.5(B), for credit against such scheduled payments on the Term Loans or the Acquisition Loans, respectively, pursuant to SECTION 2.5(B).

     2.2 REVOLVING LOANS. Upon the satisfaction of the conditions precedent set forth in SECTIONS 4.1 and 4.2 hereof, from and including the date of this Agreement and prior to the Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make revolving loans (individually, a "REVOLVING LOAN" and collectively "REVOLVING LOANS") to the Borrower from time to time in an amount not to exceed such Lender's Pro Rata Share of Revolving Credit Availability at such time; PROVIDED, HOWEVER, at no time shall the Revolving Credit Obligations exceed the Maximum Revolving Credit Amount. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Termination Date. The initial Revolving Loans to the Borrower shall be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Loans in the manner provided in SECTION 2.10 and subject to the other conditions and limitations therein set forth and set forth in ARTICLE II. On the Termination Date, the Borrower shall repay in full the outstanding principal balance of its Revolving Loans.

     2.3 RATABLE LOANS. (i) Each Advance under SECTION 2.1(b) shall consist of Acquisition Loans made by each Lender ratably in proportion to such Lender's respective Pro Rata Share. (ii) Each Advance under SECTION 2.2 shall consist of Revolving Loans made by each Lender ratably in proportion to such Lender's respective Pro Rata Share.

     2.4 RATE OPTIONS FOR ALL ADVANCES. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with SECTION 2.10; provided, however, notwithstanding anything herein to the contrary, the Borrower may not select Eurodollar Rate Interest Periods in excess of one (1) month for any Loans prior to the earlier to occur of (a) three (3) months after the Commitment Increase Date or (b) November 31, 1996 without the Agent's consent. The Borrower may select, in accordance with SECTION

2.10, Rate Options and Interest Periods applicable to portions of the Revolving Loans, Acquisition Loans and the Term Loans; PROVIDED that there shall be no more than ten (10) Interest Periods in effect with respect to all of the Loans of the Borrower at any time.

     2.5  OPTIONAL PAYMENTS; MANDATORY PREPAYMENTS.

     (A) OPTIONAL PAYMENTS. The Borrower may from time to time repay or prepay, without penalty or premium, all or any part of outstanding Floating Rate Advances. Subject to payment of all amounts payable pursuant to SECTION 3.4, a Eurodollar Advance may be voluntarily repaid or prepaid prior to the last day of the applicable Interest Period. Unless the aggregate outstanding principal balance of the Borrower's Term Loans and, after the Conversion Date, the Acquisition Loans are to be prepaid in full, voluntary prepayments of the Term Loans and the Acquisition Loans shall be in an aggregate minimum amount of $250,000 and integral multiples of $100,000 in excess of that amount. Each voluntary prepayment shall be applied (i) first, prior to the Conversion Date, to the unpaid installments of the Term Loans in the inverse order of maturity; and (ii) second, after the Conversion Date, ratably to the unpaid installments of the Term Loans and Acquisition Loans in the inverse order of maturity.

     (B)  MANDATORY PREPAYMENTS.

     (i)  MANDATORY PREPAYMENTS OF TERM LOANS AND ACQUISITION LOANS.

          (a) Except as expressly provided in CLAUSES (1) through (3) below, upon the consummation of any Asset Sale by AMC or any member of the Borrower Corporate Group, the Net Cash Proceeds of which (when aggregated with all other Asset Sales in the immediately 12-month period) are greater than $200,000 in any 12-month period, within three (3) Business Days after AMC or the applicable Borrower Corporate Group member's (i) receipt of any Net Cash Proceeds from any such Asset Sale, or (ii) conversion to cash or Cash Equivalents of non-cash proceeds (whether principal or interest and including securities, release of escrow arrangements or lease payments) received from any such Asset Sale, the Borrower shall make or cause to be made a mandatory prepayment of the Obligations in an amount equal to (x) fifty percent (50%) of such Net Cash Proceeds in the case of an Asset Sale in connection with the Borrower's or AMC's issuance of Capital Stock or public offering of Capital Stock and (y) one hundred percent (100%) of such Net Cash Proceeds or such proceeds converted from non-cash to cash or Cash Equivalents of all other Asset Sales. No mandatory prepayment shall be required:

               (1) in the case of Asset Sales conducted pursuant to the terms of SECTION 6.3(B)(i) below;

               (2) in connection with an Asset Sale comprised of a sale, conveyance, disposition or other transfer of any Capital Stock of the Borrower to AMC or GTCR pursuant to the terms of SECTION 6.3(B)(iv) provided the Net Cash Proceeds therefrom are received when no Default has occurred and is continuing;

               (3) if, within sixty (60) days after the consummation of any Asset Sale (other than with respect to Receivables or Inventory) that is made in connection with the anticipated purchase by the applicable Specified Subsidiary of replacement assets of a like kind, the Net Cash Proceeds thereof have been used by the applicable Specified Subsidiary for the replacement of the assets sold by assets of a like kind and the Specified Subsidiary shall have delivered to the Agent written evidence of the use of the Net Cash Proceeds for such purchase; PROVIDED, FURTHER if such Specified Subsidiary shall not have provided evidence of such use or if less than all of the Net Cash Proceeds are used for such replacement, then a mandatory prepayment will be required to be made on the sixtieth (60th) day after the consummation of such Asset Sale in the amount of such Net Cash Proceeds (or unutilized portion thereof).

          (b) Simultaneously with the delivery of the annual audited financial statements for the Borrower Corporate Group required to be delivered pursuant to SECTION 6.1(a)(iii) for each Cash Flow Period, the Borrower shall calculate Excess Cash Flow for such Cash Flow Period and shall make a mandatory prepayment, payable no later than ten (10) days after such calculation and financial statements are delivered, in an amount equal to
     (i) one hundred percent (100%) of such Excess Cash Flow if the Leverage Ratio reflected in such audited financial statements was greater than or equal to 3.5 to 1.0 and (ii) seventy-five percent (75%) of such Excess Cash Flow if the Leverage Ratio reflected in such audited financial statements was less than 3.5 to 1.0.

          (c) Within two (2) Business Days after receipt by the any member of the Borrower Corporate Group of any Net Cash Proceeds of Indebtedness permitted by SECTION 6.3(A)(6), other than Indebtedness issued to AMC or GTCR, if such cash proceeds are received at a time when no Default has occurred and is continuing, at the request of the Agent or the Required Lenders, the Borrower shall make or cause to be made a mandatory prepayment in an amount equal to one-hundred percent (100%) of such proceeds of Indebtedness.

          (d) Nothing in this SECTION 2.5(B)(I) shall be construed to constitute the Lenders' consent to any transaction referred to in CLAUSES
     (a) and (c) above which is not expressly permitted by or is prohibited by the terms of this Agreement.

          (e) Each mandatory prepayment required by CLAUSES (a), (b) and (c) of this SECTION 2.5(B) shall be referred to herein as a "DESIGNATED PREPAYMENT". Designated Prepayments resulting from Asset Sales which are not public offerings of the stock of either AMC or the Borrower, shall be allocated and applied to the Obligations as follows:

               (I) the amount of each Designated Prepayment shall be applied:

               (i) prior to the Conversion Date, to the unpaid installments of the Term Loans in the inverse order of maturity,

               (ii) after the Conversion Date, ratably to the unpaid installments of the Term Loans and Acquisition Loans in the inverse order of maturity and, if the Term Loans and Acquisition Loans are repaid in full, to repay the Revolving Loans (but shall reduce Revolving Loan Commitments only at the option of the Borrower);

          and thereafter

               (II) the amount of each Designated Prepayment shall be applied first to repay Revolving Loans (but shall reduce Revolving Loan Commitments only at the option of the Borrower); second, following the payment in full of the Revolving Loans if such prepayment is made prior to the Conversion Date to repay the Acquisition Loans (but shall reduce the Acquisition Loan Commitments only at the option of the Borrower); and third, following the payment in full of the Revolving Loans and Acquisition Loans, the amount of each Designated Prepayment shall be applied first to interest on the Reimbursement Obligations, then to principal on the Reimbursement Obligations, then to fees on account of Letters of Credit and then, to the extent any L/C Obligations are contingent, deposited with the Agent as cash collateral in respect of such L/C Obligations.

          Designated Prepayments resulting from Asset Sales which are public offerings of the stock of either AMC or the Borrower shall be allocated and applied to the Obligations as follows: the amount of each Designated Prepayment shall be applied first to repay Revolving Loans (but shall reduce Revolving Loan Commitments only at the option of the Borrower); second, following the payment in full of the Revolving Loans if such prepayment is made prior to the Conversion Date, to repay the Acquisition Loans (but shall reduce the Acquisition Loan Commitments only at the option of the Borrower); or if such prepayment is made after the Conversion Date to the unpaid installments of the Acquisition Loans in the inverse order of maturity.

          (f) On the date any Designated Prepayment is received by the Agent, such prepayment shall be applied first to Floating Rate Loans and to any Eurodollar Loans maturing on such date. The Agent shall hold the remaining portion of such Designated Prepayment as cash collateral in an interest bearing deposit account and shall apply funds from such account to subsequently maturing Eurodollar Loans in order of maturity.

     (ii) MANDATORY PREPAYMENTS OF REVOLVING LOANS. In addition to repayments under SECTION 2.5(B)(i)(e)(II), immediately, if the Revolving Credit Obligations are greater than the Maximum Revolving Credit Amount, the Borrower shall make a mandatory prepayment of the Obligations in an amount equal to such excess. In addition, to the extent the Maximum Revolving Credit Amount is at any time less than the amount of contingent L/C Obligations outstanding at any time, the Borrower shall deposit cash collateral with the Agent in an amount equal to the amount by which such L/C Obligations exceed such Maximum Revolving Credit Amount.

     2.6 REDUCTION OF COMMITMENTS. The Borrower may permanently reduce either the Aggregate Revolving Loan Commitment or the Aggregate Acquisition Loan Commitment in whole, or in part ratably among the Lenders, in an aggregate minimum amount of $250,000 and integral multiples of $100,000 in excess of that amount, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction and whether such reduction relates to the Aggregate Revolving Loan Commitment or the Aggregate

Acquisition Loan Commitment; PROVIDED, HOWEVER, that the amount of the Aggregate Revolving Loan Commitment may not be reduced below the aggregate principal amount of the outstanding Revolving Credit Obligations. All accrued commitment fees with respect to the portion of the Aggregate Revolving Loan Commitments or Aggregate Acquisition Loan Commitments being terminated shall be payable on the effective date of any termination of the obligations of the Lenders to make Revolving Loans or Acquisition Loans, as applicable, hereunder.

     2.7 METHOD OF BORROWING. Not later than 2:00 p.m. (Chicago time) on each Borrowing Date or Acquisition Loan Closing Date, each Lender shall make available its Revolving Loan or Revolving Loans or Acquisition Loan or Acquisition Loans (respectively) in funds immediately available in Chicago to the Agent at its address specified pursuant to ARTICLE XIII hereof. The Agent will promptly make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

     2.8 METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR ADVANCES; DETERMINATION OF APPLICABLE MARGINS.

     (a) METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR ADVANCES. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable to each of its Advances from time to time. The Borrower shall give the Agent irrevocable notice (a "BORROWING NOTICE") not later than 11:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying: (i) the Borrowing Date (which shall be a Business Day) of such Advance; (ii) the aggregate amount of such Advance; (iii) the Type of Advance selected; and (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto. The Borrower shall select Interest Periods so that, to the best of the Borrower's knowledge, it will not be necessary to prepay all or any portion of any Eurodollar Advance prior to the last day of the applicable Interest Period in order to make mandatory prepayments as required pursuant to the terms hereof. Each Floating Rate Advance and all Obligations other than Loans shall bear interest from and including the date of the making of such Advance to (but not including) the date of repayment thereof at the Floating Rate, changing when and as such Floating Rate changes. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Loan will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Advance.

     (b)  DETERMINATION OF APPLICABLE MARGINS AND APPLICABLE LETTER OF CREDIT
FEE.

     (i) DEFINITIONS. As used in this SECTION 2.8(b) and in this Agreement, the following terms shall have the following meanings:

          "APPLICABLE LETTER OF CREDIT FEE" and "APPLICABLE MARGINS" shall mean the Applicable Letter of Credit Fee, and Applicable Floating Rate Margin and/or Applicable Eurodollar Margin, as the case may be. The Applicable Letter of Credit Fee and Applicable Margins shall be determined, in accordance with the provisions of this SECTION 2.8(b), by reference to the following:

-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                                           Applicable
                                           Eurodollar     Applicable Floating   Applicable Letter
     Leverage Ratio                          Margin           Rate Margin         of Credit Fee
     --------------                          ------           -----------         -------------
-------------------------------------------------------------------------------------------------
Greater than or equal to 4.25 to              3.00%               1.75%               3.00%
1.00
-------------------------------------------------------------------------------------------------
Less than 4.25 to 1.00 and greater            2.75%               1.50%               2.75%
than or equal to 3.50 to 1.00
-------------------------------------------------------------------------------------------------
Less than 3.50 to 1.00 and greater            2.50%               1.25%               2.50%
than or equal to 3.00 to 1.00
-------------------------------------------------------------------------------------------------
Less than 3.00 to 1.00 and greater            2.25%               1.00%               2.25%
than or equal to 2.00 to 1.00
-------------------------------------------------------------------------------------------------
Less than 2.00 to 1.00 and greater            2.00%               0.75%               2.00%
than or equal to 1.00
-------------------------------------------------------------------------------------------------
Less than 1.00 to 1.00                        1.25%               0.00%               1.25%
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------


PROVIDED, HOWEVER, the Applicable Eurodollar Margin shall be increased by one-eighth of one percent per annum (0.125%) in the event that the Reduced Minimums are utilized pursuant to SECTION 2.9 below.

    "LEVERAGE RATIO" shall have the meaning ascribed to that term in SECTION 6.4(D).

    (ii)  DETERMINATION OF APPLICABLE MARGINS AND APPLICABLE LETTER OF CREDIT
FEE.

    (A) The Applicable Margin in respect of any Loan and the Applicable Letter of Credit Fee payable under SECTION 2.25 shall be determined by reference to the tables set forth in CLAUSE (i) above, as applicable, on the basis of the Leverage Ratio (calculated on a rolling four quarter basis) determined by reference to (1) the most recent financial statements delivered pursuant to
SECTION 6.1(A)(ii) or 6.1(A)(iii) or (2) the PRO FORMA financial statements delivered in connection with an Acquisition pursuant to SECTION 4.3.

    (B) Upon receipt of the financial statements with respect to the Borrower Corporate Group delivered pursuant to SECTION 6.1(A)(ii) or SECTION 6.1(A)(iii), as applicable, the Applicable Margins for all outstanding Loans and the Applicable Letter of Credit Fee shall be adjusted, such adjustment being effective on the tenth (10th) Business Day after receipt of such financial statements and the Compliance Certificate to be delivered in connection therewith; PROVIDED, HOWEVER, if the Borrower shall not have timely delivered such financial statements in accordance with SECTION 6.1(A)(ii) or SECTION 6.1(A)(iii), as applicable, beginning with the date upon which such financial statements should have been delivered and continuing until such financial statements are delivered, it shall be assumed for purposes of determining the Applicable Margins and the Applicable Letter of Credit Fee that the Leverage Ratio was greater than 4.25 to 1.0. Notwithstanding the provisions set forth above, upon receipt of the PRO FORMA financial statements with respect to the Borrower Corporate Group delivered pursuant to SECTION 4.3 in connection with an Acquisition, the Applicable Margins for all outstanding Loans and the Applicable Letter of Credit Fee shall be adjusted, such adjustment being effective on the Acquisition Closing Date with respect to such Acquisition.

    2.9 MINIMUM AMOUNT OF EACH ADVANCE. Each Eurodollar Advance shall be in the minimum amount of $1,000,000 (and in multiples of $500,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $100,000 (and in multiples of $100,000 if in excess thereof); PROVIDED, HOWEVER, that any Floating Rate Advance may be in the amount of the unused Aggregate Revolving Loan Commitment and/or the unused Aggregate Acquisition Loan Commitment; and PROVIDED, FURTHER, Eurodollar Advances may be in a minimum amount of less than $1,000,000 but not less than $500,000 and/or in multiples of less than $500,000 but not less than $250,000 (the "REDUCED MINIMUMS") subject however to the increase in the Applicable Eurodollar Rate Margin described in
SECTION 2.8(b)(i) above.

    2.10 METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR CONVERSION AND CONTINUATION OF ADVANCES.

    (A) RIGHT TO CONVERT. The Borrower may elect from time to time, subject to the provisions of SECTION 2.4 and SECTION 2.10, to convert all or any part of its Loan of any Type into any other Type or Types of Loans; PROVIDED that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.

    (B) AUTOMATIC CONVERSION AND CONTINUATION. Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurodollar Loans. Eurodollar Loans shall continue as Eurodollar Loans until the end of the then applicable Interest Period therefor, at which time such Eurodollar Loans shall be automatically converted into Floating Rate Loans unless the Borrower shall have given the Agent notice in accordance with
SECTION 2.10(D) requesting that, at the end of such Interest Period, such Eurodollar Loans continue as a Eurodollar Loan.

    (C) NO CONVERSION POST-DEFAULT OR POST-UNMATURED DEFAULT. Notwithstanding anything to the contrary contained in SECTION 2.10(A) or SECTION 2.10(B), no Loan may be converted into or continued as a Eurodollar Loan (except with the consent of the Required Lenders) when any Default or Unmatured Default has occurred and is continuing.

    (D) CONVERSION/CONTINUATION NOTICE. The Borrower shall give the Agent irrevocable notice (a "CONVERSION/CONTINUATION NOTICE") of each conversion of a Floating Rate Loan into a Eurodollar Loan or continuation of a Eurodollar Loan not later than 11:00 a.m. (Chicago time) three Business Days prior to the date of the requested conversion or continuation, specifying: (1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and Type of the Loan to be converted or continued; and (3) the amount of Eurodollar Loan(s) into which such Loan is to be converted or continued and the duration of the Interest Period applicable thereto.

    2.11 DEFAULT RATE. After the occurrence and during the continuance of a Default, at the option of the Agent or at the direction of the Required Lenders, the interest rate(s) applicable to the Obligations shall be increased by two percent (2.0%) per annum above the Floating Rate or Eurodollar Rate, as applicable.

    2.12 COLLECTIONS AND CONCENTRATION ACCOUNT ARRANGEMENTS. (a) All collections of Receivables included in the Collateral and other proceeds of Collateral shall be deposited in a Collection Account which is subject to a Collection Account Agreement or pursuant to another similar arrangement for the collection of such amounts established by the Specified Subsidiaries and Agent and shall be transferred in accordance with the provisions of the respective Collection Account Agreements into the Concentration Account. Any collections received by a member of the Borrower Corporate Group and not so deposited, shall be deemed to have been received by such Person as the Agent's trustee and, upon such Person's receipt thereof, such Person shall immediately transfer all such amounts into a Collection Account or the Concentration Account in their original form. Such deposits shall be remitted to the Agent, the Borrower, the Specified Subsidiary or as the Agent may direct, all in accordance with the provisions of the Concentration Account Agreement.

    (b) Following the Concentration Account Blockage Date and during the continuance of a Default giving rise thereto, all payments received by the Agent, all collections of Receivables included in the Collateral received by the Agent, and all proceeds of other Collateral received by the Agent, whether through payment or otherwise, will be the sole property of the Agent for the benefit of the Holders of Secured Obligations and will be deemed received by the Agent for application to the Obligations pursuant to the terms of this Agreement.

    (c) Following the occurrence of any Default under SECTION 7.1(a) or any failure of the Borrower to perform any of the covenants contained in SECTION 6.4, then on or prior to the date that is forty-five (45) days following the Agent's request therefor (which request the Agent shall be required to make upon the direction of the Required Lenders), the Borrower and the Specified Subsidiaries shall have entered into lock-box services agreements with banks which are parties to Collection Account Agreements and to which lock-boxes all Account Debtors shall be directed to remit all payments on Receivables.

    2.13 METHOD OF PAYMENT. All payments of principal, interest, and fees hereunder, including without limitation payments with respect to Reimbursement Obligations and fees with respect to Letters of Credit, shall be made, without setoff, deduction or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to ARTICLE XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by 2:00 p.m. (Chicago time) on the date when due and shall be made ratably among the Lenders (unless such amount is not to be shared ratably in accordance with the terms hereof). Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds which the Agent received at its address specified pursuant to ARTICLE XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

    2.14 NOTES, TELEPHONIC NOTICES. Each Lender is hereby authorized to record the principal amount of each of its Loans to the Borrower and each repayment with respect to its

Loans on the schedule attached to its respective Note; PROVIDED, HOWEVER, that the failure to so record shall not affect the Borrower's obligations under any such Note. The Borrower hereby authorizes the Lenders and the Agent to extend Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation signed by an Authorized Officer, if such confirmation is requested by the Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, (i) the telephonic notice shall govern absent manifest error and (ii) the Agent or the Lender, as applicable, shall promptly notify the Authorizing Officer who provided such confirmation of such difference.

    2.15 PROMISE TO PAY; INTEREST AND FEES; INTEREST PAYMENT DATES; INTEREST AND FEE BASIS; TAXES; LOAN AND CONTROL ACCOUNTS.

    (A) PROMISE TO PAY. The Borrower hereby unconditionally promises to pay when due the principal amount of each Loan which is made to it, and to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and Notes.

    (B) INTEREST PAYMENT DATES. Interest accrued on each Floating Rate Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity (whether by acceleration or otherwise). Interest accrued on each Eurodollar Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on the principal balance of all other Obligations shall be payable in arrears (i) on the last day of each calendar month, commencing on the first such day following the incurrence of such Obligation, (ii) upon repayment thereof in full or in part, and (iii) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

    (C)  COMMITMENT FEES.

         (i) The Borrower shall pay to the Agent, for the account of the Lenders, in accordance with their Pro Rata Shares, a commitment fee accruing at the rate of one-half of one percent (0.50%) per annum from and after the date of this Agreement until the Termination Date on the amount by which (A) the Aggregate Revolving Loan Commitment in effect from time to time exceeds (B) the Revolving Credit Obligations in effect from time to time. All such commitment fees payable under this CLAUSE (C)(i) shall be payable quarterly in arrears on the last calendar day of each March, June, September and December occurring after the Closing Date and, in addition, on the Termination Date.

         (ii) In addition, the Borrower shall pay to the Agent, for the account of the Lenders, in accordance with their Pro Rata Shares, a commitment fee accruing at the rate of one-half of one percent (0.50%) per annum from and after the date of this Agreement until the Conversion Date on the unborrowed amount of the Aggregate Acquisition Loan Commitment in effect from time to time. All such commitment fees payable under this CLAUSE (C)(ii) shall be payable quarterly in arrears on the last calendar day of each March, June, September and December occurring after the date of this Agreement and, in addition, on the Conversion Date.

         (iii) The Borrower agrees to pay to the Agent for the sole account of the Agent (unless otherwise agreed between the Agent and any Lender) the fees set forth in the letter agreements between the Agent and the Borrower dated January 12, 1996, and March 15, 1996, respectively, payable at the times and in the amounts set forth therein.

    (D) INTEREST AND FEE BASIS. Interest and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (Chicago time) at the place of payment. If any payment of principal of or interest on a Loan or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

    (E)  TAXES.

         (i) Any and all payments by the Borrower hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto including those arising after the date hereof as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of each Lender, and the Agent, any Income Taxes imposed on the Lender or Agent by the United States of America or any Governmental Authority of the jurisdiction under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a Lending Installation (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities which the Agent or a Lender determines to be applicable to this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Acquisition Loan Commitments, the Loans or the Letters of Credit being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the other Loan Documents to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.15(E)) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If a withholding tax of the United States of America or any other Governmental Authority shall be or become applicable (y) after the date of this Agreement, to such payments by the Borrower made to the Lending Installation or any other office that a Lender may claim as its Lending Installation, or (z) after such Lender's selection and designation of any other Lending Installation, to such payments made to such other Lending Installation, such Lender shall use reasonable efforts to make, fund and maintain its Loans through another Lending Installation of such Lender in another jurisdiction so as to reduce the Borrower's liability hereunder, if the making, funding or maintenance of such Loans through such other Lending Installation of such Lender does not, in the judgment of such Lender, otherwise adversely affect such Loans, or obligations under the Revolving Loan Commitments or Acquisition Loan Commitments or such Lender.

         (ii) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, from the issuance of Letters of Credit hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, the Acquisition Loan Commitments, the Revolving Loan Commitments, the Loans or the Letters of Credit (hereinafter referred to as "OTHER TAXES").

         (iii) The Borrower will indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this SECTION 2.15(E)) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date such Lender or the Agent (as the case may be) makes written demand therefor. A certificate as to any additional amount payable to any Lender or the Agent under this SECTION 2.15(E) submitted to the Borrower and the Agent (if a Lender is so submitting) by such Lender or the Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to such deduction or withholding for or on account of any Taxes and to confirm that all such Taxes have been paid to the appropriate Governmental Authorities, the Borrower shall promptly (and in any event not later than thirty (30) days after receipt) furnish to each Lender and the Agent such receipts or other appropriate documentation evidencing payment thereof.

         (iv) Within thirty (30) days after the date of any payment of Taxes or Other Taxes by the Borrower, the Borrower will furnish to the Agent the original or a certified copy of a receipt or other appropriate documentation evidencing payment thereof.

         (v) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this SECTION 2.15(E) shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

         (vi)  Without limiting the obligations of the Borrower under this
    SECTION 2.15(E), each Lender that is not created or organized under the laws of the United States of America or a political subdivision thereof shall deliver to the Borrower and the Agent on or before the Closing Date, or, if later, the date on which such Lender becomes a Lender pursuant to SECTION 12.3 hereof, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender, in a form satisfactory to the Borrower and the Agent, to the effect that such Lender is capable under the provisions of an applicable tax treaty concluded by the United States of America (in which case the certificate shall be accompanied by two executed copies of Form 1001 of the
    IRS) or under Section 1442 of the Code (in which case the certificate shall be accompanied by two copies of Form 4224 of the IRS) of receiving payments of interest hereunder without deduction or withholding of United States federal income tax. Each such Lender further agrees to deliver to the Borrower and the Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender substantially in a form satisfactory to the Borrower and the Agent, before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrower and the Agent pursuant to this SECTION 2.15(E)(vi). Further, each Lender which delivers a certificate accompanied by Form 1001 of the IRS covenants and agrees to deliver to the Borrower and the Agent within fifteen (15) days prior to January 1, 1997, and every third (3rd) anniversary of such date thereafter (or such earlier date as provided for by the Code or the applicable regulations promulgated thereunder) on which this Agreement is still in effect, another such certificate and two accurate and complete original signed copies of Form 1001 (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder), and each Lender that delivers a certificate accompanied by Form 4224 of the IRS covenants and agrees to deliver to the Borrower and the Agent within fifteen (15) days prior to the beginning of each subsequent taxable year (or such earlier date as provided for by the Code or the applicable regulations promulgated thereunder) of such Lender during which this Agreement is still in effect, another such certificate and two accurate and complete original signed copies of IRS Form 4224 (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder). Each such certificate shall certify as to one of the following:

              (a) that such Lender is capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax;

              (b) that such Lender is not capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein but is capable of recovering the full amount of any such deduction or withholding from a source other than the Borrower and will not seek any such recovery from the Borrower; or

              (c) that, as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority after the date such Lender became a party hereto, such Lender is not capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than the Borrower.

         Each Lender shall promptly furnish to the Borrower and the Agent such additional documents as may be reasonably required by the Borrower or the Agent to establish any exemption from or reduction of any Taxes or Other Taxes required to be deducted or withheld and which may be obtained without undue expense to such Lender.

    (F) LOAN ACCOUNT. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "LOAN ACCOUNT") evidencing the Obligations of the Borrower to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under the Notes.

    (G)  CONTROL ACCOUNT.  The Register maintained by the Agent pursuant to
SECTION 12.3 shall include a control account, and a subsidiary account for the Borrower and each Lender, in which accounts (taken together) shall be recorded
(i) the date and amount of each Advance made hereunder, the type of Loan comprising such Advance and any Interest Period applicable thereto, (ii) the effective date and amount of each assignment and acceptance delivered to and accepted by it and the parties thereto pursuant to SECTION 12.3, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder or under the Notes, (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender's share thereof, and (v) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

    (H) ENTRIES BINDING. The entries made in the Register and each Loan Account shall be conclusive and binding for all purposes, absent manifest error, unless the Borrower objects to information contained in the Register and each Loan Account within thirty (30) days of the Borrower's receipt of such information.

    2.16 NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND AGGREGATE REVOLVING LOAN COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Revolving Loan Commitment or Aggregate Acquisition Loan Commitment reduction notice, Borrowing Notice, Continuation/Conversion Notice, and repayment or prepayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Loan promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

    2.17 LENDING INSTALLATIONS. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or facsimile notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made. Any Lender claiming any additional amounts payable pursuant to SECTION 2.15(e) OR ARTICLE III agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Installation if the making of such a change would avoid the


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

need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

    2.18 NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that the Borrower or Lender does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment which was assumed to have been made by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment which was assumed to have been made by the Borrower, the interest rate applicable to the relevant Loan.

    2.19 TERMINATION DATE. This Agreement shall be effective until the Termination Date. Notwithstanding the termination of this Agreement on the Termination Date, until all of the Obligations (other than contingent indemnity obligations) shall have been fully and indefeasibly paid and satisfied, all financing arrangements among the Borrower, the Agent and the Lenders shall have been terminated (other than under Interest Rate Agreements or other agreements with respect to Rate Hedging Obligations) and all of the Letters of Credit shall have expired, been cancelled or terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive and the Agent shall be entitled to retain its security interest in and to all existing and future Collateral for the benefit of itself and the Holders of Secured Obligations.

    2.20 REPLACEMENT OF CERTAIN LENDERS. In the event a Lender ("AFFECTED LENDER") shall have: (i) failed to fund its Pro Rata Share of any Advance requested by the Borrower which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured, (ii) requested compensation from the Borrower under SECTIONS 2.15(E), 3.1 or 3.2 to recover Taxes, Other Taxes or other additional costs incurred by such Lender which are not being incurred generally by the other Lenders, (iii) delivered a notice pursuant to SECTION 3.3 claiming that such Lender is unable to extend Eurodollar Loans to the Borrower for reasons not generally applicable to the other Lenders or (iv) invoked SECTION 9.2, then, in any such case, the Borrower or the Agent may make written demand on such Affected Lender (with a copy to the Agent in the case of a demand by the Borrower and a copy to the Borrower in the case of a demand by the Agent) for the Affected Lender to assign, and such Affected Lender shall use its best efforts to assign pursuant to one or more duly executed Assignments in substantially the form of EXHIBIT F five (5) Business Days after the date of such demand, to one or more financial institutions which complies with the provisions of SECTION 12.3(A) (and, if selected by the Borrower is reasonably acceptable to the Agent) which the Borrower or the Agent, as the case may be, shall have engaged for such purpose ("REPLACEMENT LENDER"), all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Revolving Loan Commitment, its Acquisition Loan Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with SECTION 12.3. If the Affected Lender is also an Issuing Lender, then prior to or simultaneously with the assignment to the Replacement Lender, all Letters of Credit issued by the Affected Lender shall be replaced by Letters of Credit issued by the Agent, the Replacement Lender or another Issuing Lender. The Agent hereby agrees, upon the occurrence of such events with respect to an Affected Lender and upon the written request of the Borrower, to use its reasonable efforts to obtain the commitments from one or more financial institutions to act as a Replacement Lender. The Agent is hereby authorized to execute one or more of such assignment agreements as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand. Further, with respect to such assignment the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under SECTIONS 2.15(E), 3.1, and 3.2 with respect to such Affected Lender and compensation payable under SECTION 2.15(C) through the date of such assignment in the event of any replacement of any Affected Lender under CLAUSE (ii) or CLAUSE (iii) of this SECTION 2.20; PROVIDED, upon such Affected Lender's replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTIONS 2.15(E), 2.26, 3.1, 3.2, 3.4, and 9.7, as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under SECTION 10.8 with respect to matters arising out of events which occurred prior to the date of replacement of such Affected Lender. Upon the replacement of any Affected Lender pursuant to this SECTION 2.20, the provisions of SECTION
8.2 shall continue to apply with respect to Loans which are then outstanding with respect to which the Affected Lender failed to fund its Pro Rata Share and which failure has not been cured.

    2.21 LETTER OF CREDIT FACILITY. Upon receipt of duly executed applications therefor, and such other documents, instructions and agreements as such Issuing Lender may require, and subject to the provisions of ARTICLE IV, the Agent shall or any other Lender, in its sole discretion, may, issue letters of credit for the account of the Borrower and for which a Specified Subsidiary is the co-applicant (the Agent and each such other Lender in such capacity being referred to as an "ISSUING LENDER"), on terms as are satisfactory to such Issuing Lender; PROVIDED, HOWEVER, that no Letter of Credit will be issued for the account of the Borrower by an Issuing Lender if (i) on the date of issuance, before or after taking such Letter of Credit into account the aggregate of all Revolving Credit Obligations exceeds the Maximum Revolving Credit Amount at such time; or (ii) the aggregate outstanding amount of the L/C Obligations exceeds $500,000; and PROVIDED, FURTHER, that no Letter of Credit shall be issued which has an expiration date later than the date which is five (5) Business Days immediately preceding the Termination Date. If the Borrower and a Specified Subsidiary apply for a Letter of Credit from any Lender other than the Agent, the Borrower and Specified Subsidiary shall simultaneously notify the Agent of the proposed amount and expiration date of such Letter of Credit. The Agent shall promptly notify the Borrower and the Lender to which such application has been made whether issuance of such Letter of Credit would comply with the terms of this SECTION 2.21.

    2.22  LETTER OF CREDIT PARTICIPATION.  Immediately (i) upon the Closing
Date with respect to the Existing Letter of Credit and (ii) upon the issuance of each additional Letter of Credit


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

hereunder, each Lender shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the applicable Issuing Lender an undivided interest and participation in and to such Letter of Credit, the obligations of the Borrower (and the applicable Specified Subsidiary which is the co-applicant) in respect thereof, and the liability of the applicable Issuing Lender thereunder (collectively, an "L/C INTEREST") in an amount equal to the amount available for drawing under such Letter of Credit multiplied by such Lender's Pro Rata Share. The Agent will notify each Lender (or in the case of an Issuing Lender other than the Agent, such Issuing Lender shall notify the Agent who in turn will notify each Lender) promptly (a) upon the issuance of any Letter of Credit and (b) upon presentation to it of an L/C Draft or upon any other draw under a Letter of Credit. On or before the Business Day on which the applicable Issuing Lender makes payment of each such L/C Draft or, in the case of any other draw on a Letter of Credit, on demand of the applicable Issuing Lender (which demand shall not require payment prior to the Business Day such payment is required to be made by the Issuing Lender under the Letter of Credit), each Lender shall make payment to the Agent for the account of the applicable Issuing Lender, in immediately available funds on an amount equal to such Lender's pro rata share of the amount of such payment or draw. The obligation of each Lender to reimburse the Agent for the account of the applicable Issuing Lender under this SECTION 2.22 shall be unconditional, continuing, irrevocable and absolute. In the event that any Lender fails to make payment to the Agent for the account of the applicable Issuing Lender of any amount due under this SECTION 2.22, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender on behalf of the applicable Issuing Lender or such obligation is otherwise fully satisfied; PROVIDED, HOWEVER, that nothing contained in this sentence shall relieve such Lender of its obligation to reimburse the Agent on behalf of the applicable Issuing Lender for such amount in accordance with this
SECTION 2.22.

    2.23 REIMBURSEMENT OBLIGATION. The Borrower agrees unconditionally, irrevocably and absolutely to pay immediately to the Agent, for the account of the applicable Issuing Lender or the account of the Lenders, as the case may be, the amount of each advance which may be drawn under or pursuant to a Letter of Credit issued for its account or an L/C Draft related thereto (such obligation of the Borrower to reimburse the Issuing Lender or the Agent for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a "REIMBURSEMENT OBLIGATION" with respect to such Letter of Credit or L/C Draft). If the Borrower at any time fails to repay a Reimbursement Obligation pursuant to this SECTION 2.23, the Borrower shall be deemed to have elected to borrow a Revolving Loan from the Lenders, as of the date of the advance giving rise to the Reimbursement Obligation, consisting of a Floating Rate Advance equal in amount to the amount of the unpaid Reimbursement Obligation, the proceeds of which Advance shall be used to repay such Reimbursement Obligation. If, for any reason, the Borrower fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to Revolving Loans consisting of Floating Rate Loans.

    2.24 CASH COLLATERAL. Notwithstanding anything to the contrary herein or in any application for a Letter of Credit, after the occurrence and during the continuance of Default, the Borrower shall, upon the Agent's demand, deliver to the Agent for the benefit of the Lenders, cash, or other collateral of a type satisfactory to the Required Lenders, having a value, as determined by such Lenders, equal to the aggregate outstanding L/C Obligations. In addition, to the extent the Maximum Revolving Credit Amount is at any time less than the amount of contingent L/C Obligations outstanding at any time, the Borrower shall deposit cash collateral with the Agent in an amount equal to the amount by which such L/C Obligations exceed such Maximum Revolving Credit Amount. Any such collateral shall be held by the Agent in a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Agent for the benefit of the Lenders as collateral security for the Borrower's obligations in respect of this Agreement and each of the Letters of Credit and L/C Drafts. Such amounts shall be applied to reimburse the Agent or each Issuing Lender, as applicable, for drawings or payments under or pursuant to Letters of Credit or L/C Drafts, or if no such reimbursement is required, to payment of such of the other Obligations as the Agent shall determine. If no Default shall be continuing, amounts remaining in any cash collateral account established pursuant to this SECTION 2.24 which are not to be applied to reimburse the Agent for amounts actually paid or to be paid by the Agent in respect of a Letter of Credit or L/C Draft, shall be returned to the Borrower (after deduction of the Agent's expenses incurred in connection with such cash collateral account).

    2.25 LETTER OF CREDIT FEES. The Borrower agrees to pay (i) monthly, in arrears, to the Agent for the ratable benefit of the Lenders, except as set forth in SECTION 8.2, a letter of credit fee in the amount of the Applicable Letter of Credit Fee rate per annum on the aggregate amount available for drawing under all of the standby Letters of Credit issued for the Borrower's account and (ii) to the Issuing Lender directly for its benefit as issuing bank, all customary fees (including fronting fees) and other issuance, amendment, document examination, negotiation and presentment expenses and related charges in connection with the issuance, amendment, presentation of L/C Drafts, and the like customarily charged by such Issuing Lender with respect to standby and commercial Letters of Credit issued by it for the Borrower's account, including, without limitation standard commissions with respect to commercial Letters of Credit, payable at the time of invoice of such amounts.

    2.26 INDEMNIFICATION; EXONERATION. (a) In addition to amounts payable as elsewhere provided in this Agreement, the Borrower hereby agrees to protect, indemnify, pay and save harmless the Agent, each Lender and each Issuing Lender from and against any and all liabilities and costs which the Agent, any Lender or any Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of the Issuing Lender thereof, as a result of its Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (ii) the failure of the Issuing Lender of such Letter of Credit to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

    (b) As among the Borrower, the Lenders, the Issuing Lenders and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letter of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by the Borrower at the time of request for any Letter of Credit, the Issuing Lender of a Letter of Credit, the Agent and the Lenders shall not be responsible (in the absence of Gross Negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction):
(i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
(iii) for failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and
(viii) for any consequences arising from causes beyond the control of the Agent, the Issuing Lender of the Letter of Credit and the Lenders including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of any Issuing Lender's rights or powers under this
SECTION 2.26.

    (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender under or in connection with Letters of Credit issued on behalf of the Borrower or any related certificates shall not, in the absence of Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the Issuing Lender, the Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

    (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this SECTION 2.26 shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

    2.27 SUPPLEMENTAL COMMITMENT. At the request of the Borrower and to the extent that their exists no Default or Unmatured Default, the Commitments may be increased (or decreased) by the Lenders and such additional Lender or Lenders who are willing to become parties hereto such that all of the Lenders will have an equal pro rata share in the Loans and Commitments as set forth on EXHIBIT B. Upon the delivery to the Agent of a Notice of Supplemental Commitments executed by the Borrower and any Lender substantially in the form of EXHIBIT S attached hereto, and satisfaction of the conditions in SECTION 12.3(D) of the Agreement, the Lenders' Commitments and Term Loans shall be in the amounts set forth in EXHIBIT B hereto under the headings relating to "After the Commitment Increase Date". Upon the delivery of a Notice of Supplemental Loan Commitment, the Borrower shall execute and deliver to the Agent Notes in accordance with SECTION 12.3(D) of the Agreement. Notwithstanding any of the foregoing, any Notice of Supplemental Commitment delivered pursuant hereto must be received by the Agent on or before August 31, 1996 in order for any such Notice of Supplemental Commitment to be of any force or effect.

ARTICLE III:  CHANGE IN CIRCUMSTANCES

    3.1 YIELD PROTECTION. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date of this Agreement and having general applicability to all banks within the jurisdiction in which such Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any governmental authority charged with the interpretation or application thereof, or the compliance of any Lender therewith,

         (i) subjects any Lender (each reference in this SECTION 3.1 to a Lender being in its capacity either as a Lender or an Issuing Lender, or both) or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower, or changes the basis of taxation of payments to any Lender in respect of its Loans, its L/C Interests, the Letters of Credit or other amounts due it hereunder (excluding for purposes of this Section 3.1(i), any Income Taxes imposed on any Lender or applicable Lending Installation by the United States of America or any Governmental Authority of the jurisdiction under the laws of which such Lender is organized or maintains a Lending Installation, or

         (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Loans) with respect to its Loans, L/C Interests or the Letters of Credit, or

         (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining the Loans, the L/C Interests or the Letters of Credit or reduces any amount received by any Lender or any applicable Lending Installation in connection with Loans or Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans or L/C Interests held or interest received by it or by reference to the Letters of Credit, by an amount deemed material by such Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining its Loans, L/C Interests or Letters of Credit or to reduce any amount received under this Agreement, then, within 15 days after receipt by the Borrower of written demand by such Lender pursuant to SECTION 3.5, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, L/C Interests, Letters of Credit, its Acquisition Loan Commitment and its Revolving Loan Commitment.

    3.2 CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender (each reference in this SECTION 3.2 to a Lender being in its capacity either as a Lender or an Issuing Lender, or both) determines (i) the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a "Change" (as defined below), and (ii) such increase in capital will result in an increase in the cost to such Lender of maintaining its Loans, L/C Interests, the Letters of Credit or its obligation to make Loans hereunder, then, within 15 days after receipt by the Borrower of written demand by such Lender pursuant to SECTION 3.5, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, its L/C Interests, the Letters of Credit or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "CHANGE" means (i) any change after the date of this Agreement in the "Risk-Based Capital Guidelines" (as defined below) excluding, for the avoidance of doubt, the effect of any phasing in of such Risk Based Capital Guidelines or any other capital requirements passed prior to the date hereof, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement and having general applicability to all banks and financial institutions within the jurisdiction in which such Lender operates which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.


    3.3 AVAILABILITY OF TYPES OF ADVANCES. If (i) any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or (ii) the Required Lenders determine that (x) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (y) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such an Advance, then the Agent shall suspend the availability of the affected Type of Advance and, in the case of any occurrence set forth in clause (i) require any Advances of the affected Type to be repaid or converted into Advances of another Type.

    3.4 FUNDING INDEMNIFICATION. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment, or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance. In connection with any assignment by any of the Lenders of any portion of the Loans made pursuant to SECTION 12.3 and made on or prior to the earlier to occur of (a) three (3) months after the Commitment Increase Date or (b) November 31, 1996 and if Eurodollar Loans are outstanding on the date of such assignment, the Borrower shall be deemed to have repaid all outstanding Eurodollar Advances as of such date and reborrowed such amount as a Floating Rate Advance and/or Eurodollar Advance (chosen in accordance with the provisions of SECTION 2.4) and the indemnification provisions under this SECTION
3.4 shall apply.

    3.5 LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under SECTIONS 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under SECTION 3.3, so long as such designation is not disadvantageous to such Lender. Each Lender requiring compensation pursuant to SECTION 2.15(E) or to this ARTICLE III shall use its best efforts to notify the Borrower and the Agent in writing of any Change, law, policy, rule, guideline or directive giving rise to such demand for compensation as soon as practicable but not later than ninety (90) days following the date upon which the responsible account officer of such Lender knows or should have known of such Change, law, policy, rule, guideline or directive. Any demand for compensation pursuant to this ARTICLE III shall be in writing and shall state the amount due, if any, under SECTION 3.1, 3.2 or 3.4 and shall set forth in reasonable detail the calculations upon which such Lender determined such amount. Such written demand shall be rebuttably presumed correct for all purposes. Notwithstanding anything in this Agreement to the contrary, the Borrower shall not be obligated to pay any amount or amounts under SECTION 2.15(E) or this Article III to the extent such amount or amounts result from a Change, law, policy, rule, guideline or directive which took effect more than ninety (90) days prior to the date of delivery of the notice described above. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. The obligations of the Borrower under SECTIONS 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement. The obligations of the Borrower under SECTIONS 3.1, 3.2 and 3.4 shall survive the replacement of a Lender pursuant to SECTION 2.20 or the assignment by a Lender of all of its rights and obligations under the Agreement pursuant to SECTION 12.3.

ARTICLE IV:  CONDITIONS PRECEDENT

    4.1 INITIAL ADVANCES AND LETTERS OF CREDIT. The Lenders shall not be required to make the initial Loans under this Agreement or issue any Letters of Credit or purchase any participations therein unless such loans are made not later than June 30, 1996, and the Agent has received (with sufficient copies for each of the Lenders) the following:

         (1) A certificate, signed by a financial officer acceptable to the Agent, stating that on the Closing Date no Default or Unmatured Default has occurred and is continuing;

         (2) Copies of the Certificate of Incorporation of the Borrower and each Specified Subsidiary, together with all amendments, and a certificate of good standing, in each case certified by the appropriate governmental officer in its jurisdiction of incorporation and good standing certificates from each other jurisdiction where the ownership of its assets or conduct of its business dictates that it should be qualified;

         (3) Copies, certified by the Secretary or Assistant Secretary of each of the Borrower and each Specified Subsidiary, of its respective By-Laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents;


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

         (4) An incumbency certificate, executed by the Secretary or Assistant Secretary of each of the Borrower and each Specified Subsidiary, which shall identify by name and title and bear the signature of the officers of the Borrower and each Specified Subsidiary authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

         (5) A written opinion of AMC's, the Borrower's and each Specified Subsidiary's counsel, addressed to the Agent and the Lenders in form and substance acceptable to the Agent;

         (6)  Notes payable to the order of each of the Lenders;

         (7) Such other documents as the Agent or any Lender or its counsel may have reasonably requested, including, without limitation, all of the documents reflected on the List of Closing Documents attached as EXHIBIT I to this Agreement (unless designated thereon to be received after the Closing Date).

    4.2 EACH ADVANCE AND LETTER OF CREDIT. The Lenders shall not be required to make any Advance, issue any Letter of Credit or purchase any participation therein, unless on the applicable Borrowing Date, or in the case of a Letter of Credit, the date on which the Letter of Credit is to be issued:

         (i)  There exists no Default or Unmatured Default.

         (ii) The representations and warranties contained in ARTICLE V are true and correct as of such Borrowing Date except for changes in the Schedules to this Agreement reflecting transactions permitted by this Agreement as such Schedules have been amended pursuant to the terms of
    SECTION 1.3 hereof.

    Each Borrowing Notice with respect to each such Advance and the letter of credit application with respect to a Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in SECTIONS 4.2(i) and (ii) have been satisfied. The Agent may require a duly completed officer's certificate in substantially the form of EXHIBIT J hereto and/or a duly completed compliance certificate in substantially the form of EXHIBIT K hereto as a condition to making an Advance.

    4.3 CONDITIONS FOR ACQUISITION LOANS AND ADDITION OF SPECIFIED SUBSIDIARIES. The Lenders shall not be required to make any Advance in connection with an Acquisition Loan and no Target shall be permitted to be added as a Specified Subsidiary hereunder, unless the Agent and the Acquisition Approval Lenders shall have consented to the proposed Acquisition of such Target, which consent shall not be unreasonably withheld. In connection with each proposed Acquisition Loan, the Borrower shall deliver an Acquisition Approval Package to each of the Lenders containing such information and in such detail as shall be satisfactory to the Agent. Within ten (10) Business Days of receipt of the completed Acquisition Approval Package, each Lender in its discretion, shall deliver to the Agent a certificate in the form of EXHIBIT R hereto ("ACQUISITION CONSENT CERTIFICATE") indicating whether or not such Lender consents to the proposed Acquisition. If a Lender fails to timely deliver the Acquisition Consent Certificate, then the Lender shall be deemed to have disapproved of the Acquisition. If the Agent has received within such ten (10) Business Day period, executed Acquisition Consent Certificates from the Acquisition Approval Lenders indicating their consent to the proposed Acquisition, then, subject to the Agent's satisfaction with all documentation in connection therewith and that the Borrower is in compliance with the criteria set forth below, the approved Acquisition may be consummated not later than thirty (30) days after the consent of the Acquisition Approval Lenders has been received by the Agent on the terms and conditions of the Acquisition Approval Package:

    (a) No Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or the incurrence of any Indebtedness in connection therewith.

    (b) The Agent shall have been provided with two years of audited financial statements with respect to the Target for distribution to the Lenders. In the event that audited financial statements for such period are not available as a result of divisional accounting or similar accounting issues or past business practices, then the Agent shall have received for distribution to the Lenders a due diligence review of the financial statements of the Target for the prior one-year period, reviewed by independent certified public accountants of national standing and acceptable to the Agent or other certified public accountants acceptable to the Agent; PROVIDED, HOWEVER, that an audit or review shall not be required if the purchase price of a Target is less than $1,000,000 and in the aggregate such Acquisitions do not exceed $3,000,000 in any 12-month period.

    (c) Any Indebtedness (other than the applicable Acquisition Loan) ("ACQUISITION SUBORDINATED DEBT") incurred for the purpose of financing all or any part of the Acquisition shall be subordinated to the Obligations on terms and conditions acceptable to the Agent and the Lenders. The terms and conditions of any such Acquisition Subordinated Debt, including without limitation, those pertaining to subordination, default, standstill, sinking fund, amortization, interest rate, covenants and defaults, the entity or entities which issue or are otherwise liable for the Acquisition Subordinated Debt, shall be in form and substance reasonably acceptable to the Agent and the Lenders. Without limiting the foregoing: (i) the scope and nature of covenants and defaults which the Agent and the Lenders may deem acceptable will be determined taking into account the Person(s) to which such Indebtedness is issued (it being expected that the scope and nature of covenants and defaults in Indebtedness issued to the seller of a Target would be significantly more limited than terms from third-party financing sources) and the relative size of the Acquisition Subordinated Indebtedness compared to the size of the Acquisition Loan; (ii) financial covenants, if any, contained in the agreement governing such Acquisition Subordinated Debt shall be less restrictive by a factor of not less than fifteen percent (15%) than the financial covenants included in this Agreement; (iii) other covenants or defaults, if any, contained in the agreement governing such Acquisition Subordinated Debt which covenants or defaults contain monetary baskets or restrictions shall be materially less restrictive than those contained in this Agreement; (iv) such Acquisition Subordinated Debt shall be unsecured; (v) there shall be no mandatory prepayments or redemptions of such Acquisition Subordinated Debt of any type; PROVIDED, HOWEVER, those annual interest and principal payments permissible as Restricted Junior Payments pursuant to SECTION 6.3(F)(viii) may be paid in accordance therewith; (vi) none of the Acquisition Subordinated Debt shall mature prior to December 31, 2003 or, if later, until at least one year after the Termination Date in effect as of the date of such Acquisition; (vii) the agreement governing such Acquisition Subordinated Debt shall not contain a cross-default to this Agreement or other Indebtedness (but may contain a cross-acceleration clause to this Agreement and other Indebtedness in excess of a threshold amount to be determined based upon the size of the Target); and (viii) the agreement governing such Acquisition Subordinated Debt shall contain no limitation on the sale of assets of any member of the Borrower Corporate Group provided that any such sale does not involve a transfer of all or substantially all of the assets of the Target, any such sale is made in good faith on an arm's length basis and the net proceeds of such sale are applied to repay or retire Obligations under this Agreement.

     (d) The Acquisition is either a purchase of assets by a Specified Subsidiary or the resulting entity becomes a Specified Subsidiary, is consummated pursuant to a negotiated acquisition agreement on a non-hostile basis on terms and conditions reasonably acceptable to the Agent and the Acquisition Approval Lenders and involves the purchase of a business line similar to that of the Borrower's Specified Subsidiaries as of Closing Date. In the event that the acquisition agreement contains any Contingent Purchase Price Payments, the terms thereof shall be reasonably acceptable to the Agent and the Acquisition Approval Lenders but shall include a requirement that such Contingent Purchase Price Payments not be made prior to receipt of the annual audited financial statements for the Borrower Corporate Group required to be delivered pursuant to SECTION 6.1(a)(iii) and shall not be required to be made at a time when there is a Default.

     (e) After giving effect to such Acquisition, the representations and warranties set forth in ARTICLE V hereof shall be true and correct in all material respects on and as of the date of such Acquisition with the same effect as though made on and as of such date except for those made only as of the Closing Date.

     (f) Prior to such Acquisition, the Borrower shall deliver to the Agent for distribution to the Lenders (i) PRO FORMA historical financial statements for the twelve-month period ending on the last day of the Borrower's most recently completed fiscal quarter taking into account the proposed Acquisition and the incurrence of Indebtedness in connection therewith; (ii) PRO FORMA opening date balance sheets as of the date of such proposed Acquisition taking into account the consummation thereof and the incurrence of any Indebtedness proposed to be incurred in connection therewith; and (iii) PRO FORMA projections for the period remaining until the Termination Date.
          Based upon the delivered PRO FORMA financial statements and projections, the financial covenants set forth in SECTION 6.4 may need to be modified, which modifications shall be on a mutually agreeable basis among the

          Borrower and the Lenders and which modifications shall not be inconsistent with the general framework of covenants set forth in
          SECTION 6.4 on the Closing Date and discussed between the Agent and the Borrower. The financial information delivered pursuant to this clause (f) shall also contain a revised plan and forecast (including a projected balance sheet, income statement and funds flow statement) of the Borrower and each member of the Borrower Corporate Group for the balance of the fiscal year prepared in such detail as shall be reasonably satisfactory to the Agent.

     (g) As of the applicable Acquisition Closing Date, the Borrower shall deliver to the Agent and the Lenders a certificate from the Borrower's chief financial officer demonstrating to the satisfaction of the Agent and the Acquisition Approval Lenders that after giving effect to such Acquisition and the incurrence of any Indebtedness permitted in connection therewith on a PRO FORMA basis as if such Acquisition and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Borrower's most recently completed fiscal quarter, the Borrower would have been in compliance with all provisions of SECTION 6.4 (as so modified pursuant to clause (f) above) at all times during such twelve-month period and will be in compliance with all provisions of SECTION 6.4 (as so modified) at all times during the period from such Acquisition Closing Date until the Termination Date.

     (h) All material regulatory and legal approvals for the Acquisition shall have been obtained.

     (i) There shall be an absence of injunction or temporary restraining order which, in the judgment of the Agent would prohibit the making of the Acquisition Loans or the consummation of the Acquisition.

     (j) The Agent (directly or through its travelling auditors and/or outside auditing consultants) shall have completed its review of the Target and, if applicable, its subsidiaries and their respective business operations, assets and liabilities, including, without limitation, review of financial statements and review of pending and threatened litigation and insurance coverage relating thereto, environmental risks and liabilities, material agreements, retiree medical benefits, ERISA obligations and compliance with applicable laws and regulations deemed necessary or prudent by the Agent and the Acquisition Approval Lenders, and such review shall have provided the Agent and the Lenders with results and information which, in the Agent's and the Acquisition Approval Lenders' reasonable determination, are satisfactory to permit the Lenders to enter into the secured financing transaction in connection with the Acquisition and to make the Acquisition Loans in connection therewith. The Agent and the Acquisition Approval Lenders shall have determined that all financial, accounting and tax aspects of the Acquisition are reasonably acceptable.

     (k) Without in any way limiting the foregoing, in the event that the preliminary environmental assessment conducted by the Agent and its counsel (including through a telephone interview of the Target and its counsel) with the assistance of the Borrower and its counsel reveals any material environmental liabilities or potential material environmental liabilities, if requested by the Agent, the Agent and the Lenders shall have been provided with an environmental review report, at the Borrower's sole cost and expense, satisfactory in form and substance to the Agent, from an environmental review firm acceptable to the Agent, as to any environmental liabilities which the Agent reasonably concludes may exist with respect to the Target or any of its subsidiaries and as to the Borrower's plans with respect thereto.

     (l) The Agent and the Lenders shall have received legal opinions from the Borrower's and the Target's counsel (or other counsel reasonably satisfactory to the Agent) in form and substance reasonably satisfactory to the Agent addressing such matters as the Agent shall reasonably designate and such other opinions as are customary for transactions of a similar nature.

     (m) Simultaneously with any such Acquisition, the Borrower and the Target shall have taken all action required under applicable law, or reasonably requested by the Agent, to grant to the Agent, for the benefit of the Holders of Secured Obligations, a valid and perfected first-priority security interest in all of the stock of the Target owned by the Borrower, if the Target will be a direct Subsidiary of the Borrower, or owned by any other Specified Subsidiary if the Target will be an indirect Subsidiary of the Borrower, and, subject to Customary Permitted Liens and Liens securing Indebtedness or leases of the Target which the Agent and the Acquisition Approval Lenders agree to permit to remain outstanding, all of the assets of the Target, under documentation consistent with the documentation used with respect to the current Specified Subsidiaries. In connection therewith:

          (1) The Target shall have executed a Subsidiary Guarantee in substantially the form attached hereto as EXHIBIT G;

          (2) The Target shall have executed a Security Agreement in substantially the form attached hereto as EXHIBIT D and shall have obtained all of the third party agreements from the applicable parties as set forth in such Security Agreement;

          (3) Each other Person party to any of the Loan Documents shall have executed a consent and reaffirmation of such Person's obligations under the Loan Documents;

          (4) The Target shall have executed in favor of the Borrower the Intercompany Documents required pursuant to the terms set forth in SECTION 6.3(A)(8);

          (5) The Borrower or the Specified Subsidiary of which the Target will be a direct Subsidiary, as applicable, shall have delivered to the Agent as Collateral stock certificates representing all of the Capital Stock of the Target owned by the Borrower or such Specified Subsidiary and (a) such


                                       -65

               Capital Stock together with the Capital Stock of other Persons which have executed a Pledge Agreement shall be for not less than 80% of the combined voting power of the Target's outstanding Capital Stock ordinarily having the right to vote at an election of directors and (b) such Capital Stock shall be subject to the Pledge Agreement.;

          (6) The Agent shall have received in form suitable for filing UCC-1 financing statements naming Target as debtor and the Agent as secured party in all jurisdictions requested by the Agent and shall have confirmed that no Liens exist with respect to the assets or property of the Target except Liens permitted under the terms of this Agreement and the relevant Security Agreement (PROVIDED, HOWEVER, the Agent and the Lenders agree that pre-filing and post-filing Lien searches need not be conducted in jurisdictions where the aggregate book value of assets of the Target do not exceed $100,000 provided the aggregate book value of assets of all members of the Borrower Corporate Group for which such Lien searches have not been conducted shall not exceed five percent (5.0%) of the consolidated book value of all assets of all members of the Borrower Corporate Group);

          (7) The Agent shall have been provided with endorsements with respect to the insurance to be maintained with respect to the Target as required pursuant to SECTION 6.2(E); and

          (8) The Target and the Borrower shall have executed such other Loan Documents and/or Collateral Documents and delivered such documents, instruments and agreements as shall be reasonably requested by the Agent, in each case, in form and substance reasonably satisfactory to the Agent. Such additional documents shall disclose any revisions necessary to the Schedules to this Agreement or any of the other Loan Documents, all of which revisions shall be reasonably acceptable to the Agent and the Acquisition Approval Lenders and which shall not disclose any information which is inconsistent with the other criteria for permitting an Acquisition under this SECTION 4.3. Set forth as
               SCHEDULE 4.3(m)(8) is a sample list of closing documents which would be delivered in connection with the closing of an Acquisition Loan.

     (n) As of the Acquisition Closing Date, the Borrower shall have executed and delivered a Borrowing Base Certificate.

     (o) Each of the Borrower and the Specified Subsidiaries shall have executed and delivered an addendum and a revised SCHEDULE I to the Contribution Agreement in substantially the form attached hereto as EXHIBIT O.

     (p) The applicable members of the Borrower Corporate Group shall have entered into a Collateral Assignment of Representations, Warranties and Covenants in substantially the form attached hereto as EXHIBIT P with respect to the acquisition agreement in connection with the proposed Acquisition.

     (q) The Borrower shall have delivered to the Agent certificates of value, solvency and other appropriate factual information from Borrower's chief financial officer substantially in the form of EXHIBIT Q attached hereto supporting the conclusions that after giving effect to the Acquisition of the Target, the Borrower is solvent and will be solvent subsequent to incurring the Indebtedness in connection with the Acquisition, will be able to pay its debts and liabilities as they become due and will not be left with unreasonably small capital with which to engage in its businesses.

     (r)  The Acquisition constitutes a Permitted Acquisition pursuant to
          SECTION 6.3(G) and the Agent shall have been provided with the certificate required pursuant to SECTION 6.3(G)(2) for distribution to the Lenders.


ARTICLE V:  REPRESENTATIONS AND WARRANTIES

      In order to induce the Agent and the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrower and to issue the Letters of Credit described herein, the Borrower hereby represents and warrants as follows to each Lender and the Agent as of the Closing Date and thereafter on each date as required by SECTION 4.2 and SECTION 4.3:

     5.1 ORGANIZATION; CORPORATE POWERS. Each member of the Borrower Corporate Group (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect, (iii) has filed and maintained effective (unless exempt from the requirements for filing) a current Business Activity Report with the appropriate governmental authority in the States in which failure to file and maintain such a report (y) has or is reasonably likely to have a Material Adverse Effect or (z) impair the enforceability of Receivables in excess of $25,000 for any Specified Subsidiary or $100,000 in the aggregate for all Specified Subsidiaries and (iv) has all requisite corporate power and authority to own, operate and encumber its property and to conduct its business as presently conducted after giving effect to the Care Apothecary Acquisition, the Gatti Acquisition, the Williamson Acquisition, the N&M Acquisition, the Dixon Acquisition, the Sterling Acquisition, the Extended Care Acquisition and the Johnson Acquisition and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement (including, without limitation, any Acquisitions, if any, permitted under the terms of this Agreement).

     5.2  AUTHORITY.

     (A) Each member of the Consolidated AMC Group has the requisite corporate power and authority (i) to execute, deliver and perform each of the Transaction Documents executed by it in connection with the Specified Acquisitions or which have been executed by it as required by this Agreement and (ii) to file the Transaction Documents which must be filed by it in connection with the Specified Acquisitions or which have been filed by it as required by this Agreement with any Governmental Authority.

     (B) The execution, delivery, performance and filing, as the case may be, of each of the Transaction Documents which must be executed or filed by any member of the Consolidated AMC Group in connection with the Specified Acquisitions or which have been executed or filed as required by this Agreement and to which any member of the Consolidated AMC Group is party, and the consummation of the transactions contemplated thereby, including, without limitation consummation of the Specified Acquisitions, have been duly approved by the respective boards of directors and, if necessary, the shareholders of such member of the Consolidated AMC Group, and such approvals have not been rescinded. No other corporate action or proceedings on the part of any member of the Consolidated AMC Group is necessary to consummate such transactions, including, without limitation, the Specified Acquisitions.

     (C) Each of the Transaction Documents to which any member of the Consolidated AMC Group is a party has been duly executed, delivered or filed, as the case may be, by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditor's rights generally), is in full force and effect, and no material term or condition thereof has been amended, modified or waived from the terms and conditions contained in the Transaction Documents delivered to the Agent pursuant to SECTIONS 4.1 OR 4.3 without the prior written consent of the Required Lenders, and each member of the Consolidated AMC Group has, and, to such Person's Knowledge, all other parties thereto have, performed and complied with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the Closing Date, and no unmatured default, default or breach of any covenant by any member of the Consolidated AMC Group and, to the Knowledge of each member of the Consolidated AMC Group, no unmatured default, default or breach of any covenant by any other party to the Transaction Documents exists thereunder.

     5.3  NO CONFLICT; GOVERNMENTAL CONSENTS.  Except as set forth on SCHEDULE
5.3 to this Agreement, the execution, delivery and performance of each of the Loan Documents and other Transaction Documents to which any member of the Consolidated AMC Group is a party do not and will not (i) conflict with the certificate or articles of incorporation or by-laws of such Person, (ii) to such Person's Knowledge constitute a violation of or breach under any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of any such member of the Consolidated AMC Group, or require termination of any Contractual Obligation, except such interference, breach, default or termination which individually or in the aggregate would not reasonably be likely to have a Material Adverse Effect,
(iii) with respect to the Loan Documents and, to their Knowledge, with respect to the other Transaction Documents, result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of any member of the Borrower Corporate Group, other than Liens permitted by the Loan Documents, or (iv) require any approval of any such member's shareholders except such as have been obtained. Except as set forth on SCHEDULE 5.3 to this Agreement, the execution, delivery and performance of each of the Transaction Documents to which any member of the Consolidated

AMC Group is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, including under any Environmental Property Transfer Act, except
(i) filings, consents or notices which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate would not reasonably be likely to have a Material Adverse Effect, and (ii) filings necessary to create or perfect security interests in the Collateral.

     5.4 FINANCIAL STATEMENTS. Complete and accurate copies of the following financial statements and the following related information have been delivered to the Agent:

          (1) the audited financial statements of the Borrower and its Subsidiaries as of June 30, 1995;

          (2) the unaudited Financial Statements of the Borrower and its Subsidiaries for each month from June 30, 1995 to January 31, 1996; and

          (3) each and every other balance sheet, statement of income, statement of cash flow or other financial statement of any sort delivered on or prior to any Acquisition Closing Date by any of the parties to the Acquisition Agreements in connection with the Specified Acquisitions.

     5.5 NO MATERIAL ADVERSE CHANGE. Since June 30, 1995, there has occurred no change in the business, properties, prospects, condition (financial or otherwise) or results of operations of (x) Borrower and its Subsidiaries, taken as a whole, (y) any Specified Subsidiary, or (z) any Specified Subsidiary and its Subsidiaries, taken as a whole, or any other event which has had or is reasonably likely to have a Material Adverse Effect.

     5.6  TAXES.

     (A) TAX EXAMINATIONS. All deficiencies which have been asserted against AMC or any member of the Borrower Corporate Group as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and as of the Closing Date no issue has been raised by any taxing authority in any such examination which, by application of similar principles, reasonably can be expected to result in assertion by such taxing authority of a material deficiency for any other year not so examined which has not been reserved for in the applicable consolidated financial statements to the extent, if any, required by Agreement Accounting Principles. Except as permitted pursuant to SECTION 6.2(D), neither AMC nor any member of the Borrower Corporate Group anticipates any material tax liability with respect to the years which have not been closed pursuant to applicable law.

     (B) PAYMENT OF TAXES AND CLAIMS. All tax returns and reports of each of AMC and each member of the Borrower Corporate Group required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid, except those items which are being contested in good faith and have been reserved for in accordance with Agreement Accounting Principles. Neither AMC nor any member of the Borrower Corporate Group has any Knowledge of any proposed tax assessment against AMC or any member of the Borrower Corporate Group that will have or is reasonably likely to have a Material Adverse Effect.

     5.7 LITIGATION; LOSS CONTINGENCIES AND VIOLATIONS. Except as set forth in SCHEDULES 5.7 and 5.18 to this Agreement, there is no action, suit, proceeding, investigation of which AMC or any member of the Borrower Corporate Group has Knowledge or arbitration before or by any Governmental Authority or private arbitrator pending or, to the Knowledge of AMC or any member of the Borrower Corporate Group, threatened against AMC or any member of the Borrower Corporate Group or any property of any of them (i) challenging the validity or the enforceability of any material provision of the Transaction Documents or
(ii) which will have or is reasonably likely to have a Material Adverse Effect. There is no material loss contingency within the meaning of Agreement Accounting Principles which has not been reflected in the consolidated financial statements of each of AMC and the Borrower and the consolidated financial statements of each of the applicable Specified Subsidiaries prepared and delivered to SECTION 6.1(A)(i) for the fiscal period during which such material loss contingency was incurred. No member of the Consolidated AMC Group (A) in violation of any applicable Requirements of Law which violation will have or is reasonably likely to have a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have or is reasonably likely to have a Material Adverse Effect.

     5.8 SUBSIDIARIES. SCHEDULE 5.8 to this Agreement (i) contains a description of the corporate structure and capitalization of AMC, the Borrower, and their Subsidiaries and any other Person in which AMC, the Borrower or any of their Subsidiaries holds an equity interest (both narratively and in chart form); and (ii) accurately sets forth (A) the correct legal name, the jurisdiction of incorporation and the jurisdictions in which each such Person is qualified to transact business as a foreign corporation, (B) the authorized, issued and outstanding shares of each class of Capital Stock of AMC, the Borrower and each of their Subsidiaries and the owners of such shares (and on a fully-diluted basis after the exercise of all options, warrants, or other equity interests), and (C) a summary of the direct and indirect partnership, joint venture, or other equity interests, if any, of AMC, the Borrower and each of their respective Subsidiaries in any Person that is not a corporation. None of the issued and outstanding Capital Stock of the Borrower or any of its Subsidiaries is subject to any vesting, redemption, or repurchase agreement, (other than obligations pursuant to Specified Subsidiaries' shareholder agreements to purchase shares of certain minority shareholders upon termination of their employment) and there are no warrants or options outstanding with respect to such Capital Stock. The outstanding Capital Stock of the Borrower and each of its Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is not margin stock (as defined in Regulation U). Except as set forth on SCHEDULE 5.8, the Borrower does not have any Subsidiaries.

     5.9 ERISA. Except as set forth on SCHEDULE 5.9, no member of the Borrower Corporate Group is now maintaining or contributing to or has ever maintained or contributed to any Benefit Plan. No member of the Borrower Corporate Group is now contributing to or has ever contributed to or been obligated to contribute to any Multiemployer Plan. No member of the Borrower Corporate Group maintains or contributes to any employee welfare benefit plan within the meaning of
Section 3(1) of ERISA which provides benefits to employees after termination of


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employment other than as required by Section 601 of ERISA.  Each Plan maintained or contributed to by any member of the Borrower Corporate Group which is intended to be qualified under Section 401(a) of the Code as currently in effect is so qualified, and each trust related to any such Plan is exempt from federal income tax under Section 501(a) of the Code as currently in effect. Each member of the Borrower Corporate Group is in compliance in all material respects with the responsibilities, obligations and duties imposed on it by ERISA and the Code with respect to all Plans maintained or contributed to by any member of the Borrower Corporate Group. Neither Borrower nor any other member of the Borrower Corporate Group nor, to the Knowledge of the Borrower or any member of the Borrower Corporate Group, any fiduciary of any Plan has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code which could reasonably be expected to subject the Borrower or any member of the Borrower Corporate Group to liability in excess of $100,000 or all of the members of the Borrower Corporate Group to liability in excess of $500,000. Neither Borrower nor any member of the Controlled Group has taken or failed to take any action which would constitute or result in a Termination Event, which action or inaction could reasonably be expected to subject Borrower or any member of the Controlled Group to liability in excess of $100,000 or all of the members of the Controlled Group to liability in excess of $500,000. No member of the Borrower Corporate Group is subject to any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA and no other member of the Controlled Group is subject to any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA which could reasonably be expected to subject Borrower or any member of the Controlled Group to liability in excess of $100,000 or all of members of the Controlled Group in the aggregate to liability in excess of $500,000. Neither AMC nor any member of the Borrower Corporate Group has, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement.

     5.10 ACCURACY OF INFORMATION. The written information, exhibits and reports (other than projections from time to time delivered to the Agent) furnished by AMC and any member of the Borrower Corporate Group to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, the representations and warranties of the members of the Consolidated AMC Group contained in the Loan Documents, and all certificates and documents delivered to the Agent and the Lenders pursuant to the terms thereof do not contain as of the date furnished any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     5.11 SECURITIES ACTIVITIES. No member of the Borrower Corporate Group is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U).

     5.12 MATERIAL AGREEMENTS; LICENSES. No member of the Borrower Corporate Group is a party to any agreement or instrument or subject to any charter or other corporate restriction which will have or is reasonably likely to have a Material Adverse Effect. No member of the Borrower Corporate Group has received notice or has Knowledge that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, will not have or are not reasonably likely to have a Material Adverse Effect. Since December 31, 1993, no Permit, agreement or other license or authorization which, in the judgment of the Required Lenders, is material to the business, operations or employee relations of any member of the Borrower Corporate Group has been suspended, terminated, modified, revoked, breached or declared to be in default.

     5.13 COMPLIANCE WITH LAWS. Each of members of the Borrower Corporate Group is in compliance with all Requirements of Law applicable to it and its respective businesses, in each case where the failure to so comply individually or in the aggregate (a) will have or is reasonably likely to have a Material Adverse Effect (b) has resulted in or is reasonably likely to result in loss of any such member's eligibility to participate in CHAMPUS, Medicare or Medicaid or to accept assignments or rights to reimbursement under CHAMPUS Regulations, Medicaid Regulations or Medicare Regulations.

     5.14 ASSETS AND PROPERTIES; GOVERNMENT APPROVALS; VALIDITY OF RECEIVABLES ON BORROWING BASE CERTIFICATE.

     (a) Each member of the Borrower Corporate Group has good and marketable title to substantially all of its assets and properties (tangible and intangible, real or personal) owned by it or a valid leasehold interest in all of its leased assets and all such assets and property are free and clear of all Liens, except Liens securing the Obligations and Liens permitted under
SECTION 6.3(C). Substantially all of the assets and properties owned by, leased to or used by each member of the Borrower Corporate Group are in adequate operating condition and repair, ordinary wear and tear excepted. Except for Liens granted to the Agent for the benefit of the Agent and the Holders of Secured Obligations, neither this Agreement nor any other Transaction Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of any member of the Borrower Corporate Group in and to any of such assets in a manner that would have or is reasonably likely to have a Material Adverse Effect.

     (b) Each of the Specified Subsidiaries: (i) maintains eligibility for reimbursement from CHAMPUS, Medicare, Medicaid, and other federal health care programs, as applicable; (ii) maintains eligibility for reimbursement from Applicable Carriers; (iii) and each of the other members of the Borrower Corporate Group owns, is licensed or otherwise has the lawful right to use, or has all Permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of their businesses as currently conducted which are material to their business, financial condition, operations, performance or properties.
SCHEDULE 5.14, describes (A) all Accreditations, Permits, CONs, Health Facility Licenses, CHAMPUS Certifications, Medicare Certifications, and Medicaid Certifications in effect as of the Closing Date with respect to any member of the Borrower Corporate Group, (B) those patents, trademarks, trade names, and copyrights which are deemed, by the applicable Person, to be material to the continued operations of any member of the Borrower Corporate Group, and (C) all pending patent and trademark applications and Permits of each member of the Borrower Corporate Group. Except as set forth on SCHEDULE 5.14, (1) no member of the Borrower Corporate Group, and no facilities operated by any such Person, is subject to any ongoing or, to such Person's Knowledge, threatened review by any Governmental Authority or other Person, the outcome of which might result in the loss of any

Permit and (2) no claims are pending or, to the Knowledge of any member of the Borrower Corporate Group, threatened, that any such Person is infringing or otherwise adversely affecting the rights of any Person with respect to such Permits and other governmental approvals, patents, trademarks, trade names, licenses, copyrights, technology, know-how and processes, except for such claims and infringements as do not give rise to any liability on the part of any member of the Borrower Corporate Group which has or is reasonably likely to have a Material Adverse Effect.

     (c) The consummation of the transactions contemplated by the Acquisition Documents and/or the Loan Documents will not impair the ownership of or rights under (or the license or other right to use, as the case may be) any Permits and governmental approvals, patents, trademarks, trade names, licenses, copyrights, technology, know-how or processes of any member of the Borrower Corporate Group in any manner which has or is reasonably likely to have a Material Adverse Effect.

     (d) The Eligible Receivables listed or referred to in any Borrowing Base Certificate delivered by the Specified Subsidiaries or the Borrower hereunder, to the Borrower's or such Specified Subsidiaries' Knowledge, (i) are genuine, are in all respects what they purport to be, and are not evidenced by a judgment, (ii) have arisen in the ordinary course of the applicable Specified Subsidiary's business and reflect BONA FIDE obligations for the payment of goods and services provided by such Specified Subsidiary, and (iii) will not be subject to any deduction, offset, counterclaim, return privilege or other condition (except as has already been reflected in the adjustments made in determining the Adjusted Amount of Eligible Receivables reflected therein), other than in accordance with the provisions of the applicable Payor Agreement, if any, with respect to the Account Debtor obligated on such Receivable and reflected in the Borrowing Base Certificate.

     5.15 STATUTORY INDEBTEDNESS RESTRICTIONS. No member of the Consolidated AMC Group is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby or in connection with Specified Acquisitions.

     5.16 POST-RETIREMENT BENEFITS. No member of the Borrower Corporate Group has any expected cost of post-retirement medical and insurance benefits payable by it to its employees and former employees, as estimated in accordance with Financial Accounting Standards Board Statement No. 106, except such as are reflected on the financial statements delivered pursuant to this Agreement.

     5.17 INSURANCE. SCHEDULE 5.17 to this Agreement accurately sets forth as of the Closing Date all insurance policies and programs currently in effect with respect to the respective properties, assets and businesses of each member of the Borrower Corporate Group, specifying for each such policy and program,
(i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, (v) the expiration date thereof, (vi) the annual premium with respect thereto and (vii) describes any reserves, relating to any self-insurance program that is in effect. Such insurance policies and programs reflect coverage that is reasonably consistent with prudent industry practice.

     5.18 CONTINGENT OBLIGATIONS. Except as set forth on SCHEDULE 5.18 to this Agreement, no member of the Borrower Corporate Group has any Contingent Obligation, contingent liability, long-term lease or commitment, not reflected in its audited financial statements delivered to the Agent on or prior to the Closing Date or otherwise disclosed to the Agent in the other Schedules to this Agreement, which will have or is reasonably likely to have a Material Adverse Effect.

     5.19 RESTRICTED JUNIOR PAYMENTS. No member of the Borrower Corporate Group has directly or indirectly declared, ordered, paid or made or set apart any sum or properties for any Restricted Junior Payment or agreed to do so, except as permitted pursuant to SECTION 6.3(F) of this Agreement.

     5.20  LABOR MATTERS.

     (A) Except as listed on SCHEDULE 5.20 to this Agreement, there are on the Closing Date no collective bargaining agreements, other labor agreements or Multiemployer Plans covering any of the employees of any member of the Borrower Corporate Group. As of the Closing Date, no attempt to organize the employees of any member of the Borrower Corporate Group, no labor disputes, strikes or walkouts affecting the operations of any member of the Borrower Corporate Group, is pending, or, to such Persons' Knowledge, threatened, planned or contemplated.

     (B) Set forth in SCHEDULE 5.20 to this Agreement is a list, as of the Closing Date, of all material consulting agreements, executive compensation plans, deferred compensation agreements, employee pension plans or retirement plans, employee profit sharing plans, employee stock purchase and stock option plans, severance plans, group life insurance, hospitalization insurance or other plans or arrangements of AMC and each member of the Borrower Corporate Group providing for benefits for employees of AMC, the Borrower or any member of the Borrower Corporate Group.

     5.21 THE ACQUISITIONS. As of the Acquisition Closing Date with respect to any Acquisition:

          (a) the Acquisition Documents with respect to such Acquisition are in full force and effect, no material breach or default of any term or provision of any of such Acquisition Documents by AMC, the Borrower or any member of the Borrower Corporate Group or, to the Knowledge of such Persons, the other parties thereto has occurred (except for such defaults, if any, consented to in writing by the Agent and the Required Lenders);

          (b) the representations and warranties of each member of the Consolidated AMC Group, and, to their Knowledge, each other Person a party thereto, contained in the Acquisition Documents, are true and correct in all material respects;

          (c) except as otherwise provided in the Acquisition Documents, all conditions precedent to (including, without limitation compliance with all applicable bulk sales laws), and all consents necessary to permit, the applicable Acquisition pursuant to the Acquisition Documents related thereto have been satisfied or waived with the prior written consent of the Agent and the Required Lenders;

          (d) the Acquisition has each been consummated, and whether by merger, stock acquisition or asset acquisition, the assets of the Target are owned by the Specified Subsidiary established in connection with such Acquisition free and clear of any Liens, other than Liens permitted pursuant to the terms of this Agreement;

          (e) no member of the Borrower Corporate Group has assumed any liabilities in connection with such Acquisition other than disclosed liabilities set forth in the Acquisition Documents presented to the Agent and the Lenders pursuant to SECTION 4.3; and

          (f) no action has been taken by any competent authority which restrains, prevents or imposes any material adverse condition upon, or seeks to restrain, prevent or impose any material adverse condition upon, any Acquisition.

     5.22 ENVIRONMENTAL MATTERS. Except as disclosed on SCHEDULE 5.22 to this Agreement or except as would not reasonably be likely to subject any member of the Borrower Corporate Group to liability in excess of $100,000 or all of the members of the Borrower Corporate Group to liability in excess of $500,000, the operations of each member of the Borrower Corporate Group comply in all material respects with Environmental, Health or Safety Requirements of Law (including, without limitation, those applicable to the disposal of medical waste) and neither any member of the Borrower Corporate Group nor any of their respective present property or operations, or, to their Knowledge, any of their respective past property or operations, are subject to or the subject of, any investigation of which any member of the Borrower Corporate Group has Knowledge, judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting (a) any violation of Environmental, Health or Safety Requirements of Law (including, without limitation, those applicable to the disposal of medical waste), (b) any remedial action or (c) any claims or liabilities arising from the release or threatened release of a contaminant (including, without limitation, any medical waste) into the environment. Except as disclosed on SCHEDULE 5.22 to this Agreement or except as would not reasonably be likely to subject any member of the Borrower Corporate Group to liability in excess of $100,000 or all of the members of the Borrower Corporate Group in the aggregate to liability in excess of $500,000, there is not now, nor to the best of any of such Persons' Knowledge has there ever been on or in the property of any member of the Borrower Corporate Group any landfill, waste pile, underground storage tanks, aboveground storage tanks, surface impoundment or hazardous waste storage facility of any kind, any polychlorinated biphenyls
(PCBs) used in hydraulic oils, electric transformers or other equipment, or any asbestos containing material. Neither Borrower nor any other member of the Borrower Corporate Group has any material Contingent Obligation in connection with any release or threatened release of a contaminant (including, without limitation, any medical waste) into the environment which could reasonably be likely to subject Borrower or any other member of the Borrower Corporate Group to liability in excess of $100,000 or all of the members of the Borrower Corporate Group to liability in excess of $500,000.

     5.23 HEALTHCARE REGULATORY MATTERS. (i) Except as disclosed on SCHEDULE 5.23, each facility operated by any member of the Borrower Corporate Group has:

          (A)  where required by applicable law, obtained all CONs;

          (B) obtained and maintains in good standing all required Health Facility Licenses;

          (C) where required by applicable law, obtained and maintains Accreditation for such facilities;

          (D) obtained and maintains all certifications required from any Governmental Authority including, without limitation, where required by applicable law, obtained and maintains CHAMPUS Certification (if applicable), Medicaid Certification and Medicare Certification;

          (E) obtained and maintains CHAMPUS, Medicaid and Medicare provider numbers which were initially issued to the current Specified Subsidiary operating the Facility (after consummation of the Specified Acquisitions) and which have not been used by any predecessor in interest; and

          (F) obtained and maintains eligibility and good standing for reimbursement from CHAMPUS, Medicare and Medicaid.

     (ii) Except as disclosed on SCHEDULE 5.23, to the Knowledge of each member of the Borrower Corporate Group, each facility to which any member of the Borrower Corporate Group sells Inventory or provides services:

          (A)  where required by applicable law, obtained all CONs;

          (B) obtained and maintains in good standing all required Health Facility Licenses;

          (C) where required by applicable law, obtained and maintains Accreditation for such facilities;

          (D) obtained and maintains all certifications required from any Governmental Authority including, without limitation, where required by applicable law, obtained and maintains CHAMPUS Certification, Medicaid Certification and Medicare Certification; and

          (E)  entered into and maintains in good standing its Provider
     Agreements.

     (iii) The Adjusted Amount of Eligible Receivables of each Specified Subsidiary listed on each Borrowing Base Certificate have been and will continue to be appropriately adjusted to reflect current reimbursement policies of third party payors and Applicable Carriers, including, without limitation, CHAMPUS, Medicare, Medicaid, Blue Cross/Blue Shield, private insurers, health maintenance organizations, preferred provider organizations, alternative delivery systems, and/or managed care systems. The Adjusted Amount of Eligible Receivables, adjusted as set forth above, relating to such third party payors do not and shall not exceed amounts the applicable Specified Subsidiary reasonably believes it is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement, or other adjustment or limitation to the usual charges of such Specified Subsidiary.

ARTICLE VI:  COVENANTS

     The Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than contingent indemnity obligations), unless the Required Lenders shall otherwise give prior written consent:

     6.1  REPORTING.  The Borrower shall:

     (A) FINANCIAL REPORTING. Furnish to the Agent or caused to be furnished to the Agent (in sufficient copies for each of the Lenders):

          (i) MONTHLY REPORTS. As soon as practicable, and in any event within (y) forty-five (45) days after the end of each calendar month, the consolidated balance sheet of the Borrower as at the end of such period and the related consolidated statements of income and statement of cash flow of the Borrower for such calendar month, certified by the chief financial officer of the Borrower as fairly presenting the consolidated financial position of the Borrower and the other members of the Borrower Corporate Group at the dates indicated and the results of their operations and cash flow for the calendar months indicated in accordance with Agreement Accounting Principles, subject to normal year end adjustments.

          (ii) QUARTERLY REPORTS. (a) As soon as practicable, and in any event within forty-five (45) days after the end of each fiscal quarter in each fiscal year, the consolidated balance sheet of the Borrower as at the end of such period and the related consolidated and consolidating (only with respect to items necessary to calculate EBITA) statements of income, and cash flow of each member of the Borrower Corporate Group for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter and a comparison of the statement of earnings and cash flow to the budget, and to the prior year, certified by the chief financial officer of the Borrower, with respect to each member of the Borrower Corporate Group, as fairly presenting the consolidated and consolidating (only with respect to items necessary to calculate EBITA), financial position of such Persons as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with Agreement Accounting Principles, subject to normal year end adjustments.

          (b) As soon as practicable, and in any event within forty-five (45) days after the end of the last fiscal quarter in each fiscal year, the preliminary annual unaudited consolidated balance sheets of AMC, the Borrower and each other member of the Borrower Corporate Group as at the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flow of AMC, the Borrower and each other member of the Borrower Corporate Group for such fiscal year, setting forth in each case in comparative form the corresponding actual and forecasted figures for the previous fiscal year, subject to revisions based on the annual reports delivered pursuant to CLAUSE (iii) below, along with consolidating schedules in form and substance sufficient to calculate the financial covenants set forth in SECTION 6.4.

          (iii) ANNUAL REPORTS. As soon as practicable, and in any event within ninety (90) days after the end of each fiscal year, (a) the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and, in each case, the related consolidated statements of income, stockholders' equity and cash flow of for such fiscal year, and in comparative form the corresponding figures for the previous fiscal year along with consolidating schedules in form and substance sufficient to calculate the financial covenants set forth in ARTICLE 6.4,
     (b) a schedule from each member of the Borrower Corporate Group setting forth for each item in CLAUSE (a)(ii) hereof, the corresponding figures from the consolidated financial budget for the current fiscal year delivered pursuant to SECTION 6.1(A)(vi), and (c) an audit report on the items listed in CLAUSE (a) hereof of independent certified public accountants of recognized national standing, which audit report shall be unqualified and shall state that such financial statements fairly present the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with Agreement Accounting Principles and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards. The deliveries made pursuant to this CLAUSE (iii) shall be, accompanied by (y) any management letter prepared by the above-referenced accountants and (z) a certificate of such accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

          (iv) MANAGEMENT DISCUSSION AND ANALYSIS. Together with each delivery of the financial statements delivered pursuant to CLAUSES (ii) or
     (iii), the Borrower shall deliver management's discussion and analysis of such financial statements consistent with the requirements of Item 303 of Regulation S-K issued under the Securities Act of 1933.

          (v) OFFICER'S CERTIFICATE. Together with each delivery of any financial statement (a) pursuant to CLAUSES (i), (ii), (iii) and (iv) of this SECTION 6.1(A), an Officer's Certificate of the chief financial officer or treasurer of the Borrower, substantially in the form of EXHIBIT J attached hereto and made a part hereof, stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and (b) pursuant to CLAUSES (ii) and
     (iii) of this SECTION 6.1(A), a Compliance Certificate, substantially in the form of EXHIBIT K attached hereto and made a part hereof, signed by the Borrower's chief financial officer or treasurer, with respect to each member of the Borrower Corporate Group, setting forth calculations for the period then ended for SECTION 2.5(B), if applicable, and which demonstrate compliance, when applicable, with the provisions of SECTION 6.4.


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

          (vi) BUDGETS; BUSINESS PLANS; FINANCIAL PROJECTIONS. As soon as practicable and in any event not later than the thirtieth (30th) day prior to the beginning of each fiscal year, a copy of the plan and forecast (including a projected balance sheet, income statement and funds flow statement) of each of the Borrower and each member of the Borrower Corporate Group for the upcoming fiscal year prepared in such detail as shall be reasonably satisfactory to the Agent.

     (B) NOTICE OF DEFAULT. Promptly upon any member of the Consolidated AMC Group having Knowledge (i) of any condition or event which constitutes a Default or Unmatured Default, or becoming aware that any Lender or the Agent has given any written notice with respect to a claimed Default or Unmatured Default under this Agreement, or (ii) that any Person has given any written notice to Borrower or any member of the Borrower Corporate Group or taken any other action with respect to a claimed default or event or condition of the type referred to in
SECTION 7.1(e), deliver to the Agent an Officer's Certificate specifying (A) the nature and period of existence of any such claimed default, Default, Unmatured Default, condition or event, (B) the notice given or action taken by such Person in connection therewith, and (C) what action the applicable Person has taken, is taking and proposes to take with respect thereto.

     (C) LAWSUITS. (i) Promptly upon any member of the Borrower Corporate Group obtaining Knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting any member of the Borrower Corporate Group or any property of any member of the Borrower Corporate Group not previously disclosed pursuant to
SECTION 5.7, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose the Borrower or any member of the Borrower Corporate Group to liability in an amount aggregating $50,000 or more (exclusive of claims covered by applicable insurance policies unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims and exclusive of claims covered by the indemnity of a financially responsible indemnitor in favor of the applicable Person unless the indemnitor has disclaimed or reserved the right to disclaim indemnity thereof), give written notice thereof to the Agent and provide such other information as may be reasonably available to enable each Lender and the Agent and its counsel to evaluate such matters; and (ii) in addition to the requirements set forth in CLAUSE (i) of this SECTION 6.1(C), upon request of the Agent or the Required Lenders, promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to CLAUSE (i) above and provide such other information as may be reasonably available to it that would not violate any attorney-client privilege by disclosure to the Lenders to enable each Lender and the Agent and its counsel to evaluate such matters.

     (D) INSURANCE. As soon as practicable and in any event within ninety (90) days of the end of each fiscal year commencing with fiscal year ending December 31, 1996, deliver to the Agent (i) a report in form and substance reasonably satisfactory to the Agent and the Lenders outlining all material insurance coverage maintained as of the date of such report by the Borrower Corporate Group and the duration of such coverage and (ii) an insurance broker's statement that all premiums with respect to such coverage have been paid when due.

     (E) ERISA NOTICES. Deliver or cause to be delivered to the Agent, at the Borrower's expense, the following information and notices as soon as reasonably possible, and in any event:

          (i) within ten (10) Business Days after any member of the Controlled Group has Knowledge that a Termination Event has occurred which could reasonably be expected to subject Borrower or any other member of the Controlled Group to liability in excess of $100,000 or Borrower and all members of the Controlled Group in the aggregate to liability in excess of $500,000, a written statement of the chief financial officer of the applicable Person describing such Termination Event and the action, if any, which the member of the Controlled Group has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

          (ii) within ten (10) Business Days after AMC or any member of the Borrower Corporate Group has Knowledge that an assessment of a prohibited transaction excise tax under Section 4975 of the Code has occurred, a statement of the chief financial officer of the applicable Person describing such transaction and the action which the applicable Person has taken, is taking or proposes to take with respect thereto;

          (iii) within ten (10) Business Days after the establishment by any member of the Borrower Corporate Group of any Benefit Plan or the commencement of, or obligation to commence, contributions by any member of the Borrower Corporate Group to any Benefit Plan or Multiemployer Plan to which AMC or any member of the Borrower Corporate Group was not previously contributing, notification of such establishment, commencement or obligation to commence and the amount of such contributions;

          (iv) within ten (10) Business Days after AMC or any member of the Borrower Corporate Group receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code, copies of each such letter; and

          (v) within ten (10) Business Days after the establishment by any member of the Borrower Corporate Group of any foreign employee benefit plan or the commencement of, or obligation to commence, contributions by any member of the Borrower Corporate Group to any foreign employee benefit plan to which any member of the Borrower Corporate Group was not previously contributing, notification of such establishment, commencement or obligation to commence and the amount of such contributions.

For purposes of this SECTION 6.1(E), each member of the Borrower Corporate Group and any member of the Controlled Group shall be deemed to know all facts known by the Administrator of any Plan of which any such Person is the plan sponsor.

     (F) LABOR MATTERS. Notify the Agent in writing, promptly upon learning thereof, of (i) any material labor dispute to which any member of the Borrower Corporate Group may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Person's plants and other facilities and (ii) any Worker Adjustment and Retraining

Notification Act liability incurred with respect to the closing of any plant or other facility of any of the members of the Borrower Corporate Group.

     (G) OTHER INDEBTEDNESS. Deliver to the Agent (i) a copy of each regular report, notice or communication regarding potential or actual defaults (including any accompanying officers' certificate) delivered by or on behalf of any member of the Borrower Corporate Group of funded Indebtedness pursuant to the terms of the agreements governing such Indebtedness, such delivery to be made at the same time and by the same means as such notice or other communication is delivered to such holders, and (ii) a copy of each notice or other communication received by any member of the Borrower Corporate Group from the holders of funded Indebtedness pursuant to the terms of such Indebtedness, such delivery to be made promptly after such notice or other communication is received by such member of the Borrower Corporate Group.

     (H) OTHER REPORTS; SEC FILINGS, NOTICES AND OTHER PUBLIC INFORMATION. As soon as practicable after such items are available, deliver or cause to be delivered to the Agent copies of all financial statements, reports and notices, if any, sent or made available generally by any member of the Consolidated AMC Group to its securities holders or filed with the Commission by any member of the Consolidated AMC Group, all press releases made available generally by any member of the Consolidated AMC Group to the public concerning material developments in the business of any such member of the Consolidated AMC Group and all notifications received from the Commission by any member of the Consolidated AMC Group pursuant to the Securities Exchange Act and the rules promulgated thereunder. Promptly upon the filing thereof or receipt thereof, deliver copies to the Agent of all registration statements and annual, quarterly, monthly or other reports (including 8-Ks), if any, which any member of the Consolidated AMC Group files with the Securities and Exchange Commission (other than routine reports which are required to be filed concerning the management of employee benefit plans, including, without limitation, stock purchases or the exercise of stock options made under any such employee benefit plan) and all notifications received from the Securities and Exchange Commission by any member of the Consolidated AMC Group, if any, pursuant to the Securities Exchange Act and the rules promulgated thereunder.

     (I) ENVIRONMENTAL NOTICES. As soon as possible and in any event within ten (10) days after receipt by any member of the Borrower Corporate Group, a copy of (i) any notice or claim to the effect that any member of the Borrower Corporate Group is or may be liable to any Person as a result of the release by any such Person or any other Person of any contaminant (including, without limitation, any medical waste) into the environment, and (ii) any notice alleging any violation of any Environmental, Health or Safety Requirements of Law by any member of the Borrower Corporate Group if, in either case, such notice or claim relates to an event which could reasonably be expected to subject the Borrower or any other member of the Borrower Corporate Group to liability in excess of $100,000 or all of the members of the Borrower Corporate Group to liability in excess of $500,000.

     (J)  BORROWING BASE CERTIFICATE.  As soon as practicable, and in any event
(i) within forty-five (45) days after the end of each calendar month (and more often if requested by the Agent or the Required Lenders) and (ii) on each Acquisition Closing Date, each of the Specified Subsidiaries shall provide to the Borrower (with respect to such Specified Subsidiary) with, and the Borrower shall provide the Agent (with respect to all Specified Subsidiaries) with a

Borrowing Base Certificate, together with such supporting documents as the Agent deems desirable, all certified as being true and correct by the chief financial officer or treasurer of the applicable Person. Without limiting the foregoing, together with each Borrowing Base Certificate, the Borrower shall provide to the Agent detailed information regarding unpaid taxes, assessments or other similar amounts which are payable to any federal, state, county or municipal Governmental Authority or any agency or instrumentality thereof if the aggregate amount payable to any municipal, county, state or federal Governmental Authority equals or exceeds $1,000.

     (K) OTHER INFORMATION. Promptly upon receiving a request therefor from the Agent, prepare and deliver to the Agent such other information with respect to any member of the Borrower Corporate Group, or the Collateral, including, without limitation, schedules identifying and describing the Collateral and any dispositions thereof or any Asset Sale (and the use of the Net Cash Proceeds thereof), as from time to time may be reasonably requested by the Agent.

     (L) HEALTHCARE NOTICES. Deliver or cause to be delivered to the Agent, at the Borrower's expense, the following information and notices as soon as reasonably possible, and in any event:

          (i) within ten (10) Business Days after receipt by any member of the Borrower Corporate Group, copies of all notices received by any such Person which contain any recommendation from any Governmental Authority or other regulatory body that any such Person or any Account Debtor to which any Specified Subsidiary sells Inventory or provides services should have its licensure or Accreditation revoked, or have its eligibility to participate in CHAMPUS, Medicare or Medicaid or to accept assignments or rights to reimbursement under CHAMPUS Regulations, Medicaid Regulations or Medicare Regulations revoked unless certain corrections are made;

          (ii) within ten (10) Business Days after receipt by any member of the Borrower Corporate Group, notice of any investigation or pending or threatened proceedings relating to any possible violation by any such Person or any health care facility to which any Specified Subsidiary provides services or sells Inventory of CHAMPUS, CHAMPUS Regulations, Medicare Regulations, Medicaid Regulations, including, without limitation, any investigation or proceeding involving possible violation of any of the Medicare and/or Medicaid fraud and abuse provisions;

          (iii) within three (3) Business Days after any of any member of the Borrower Corporate Group obtains knowledge thereof, notice of any claims to recover any alleged overpayments with respect to any of the Specified Subsidiaries' Receivables, whether such payments were received from CHAMPUS, Medicare, Medicaid or from any Applicable Carrier;

          (iv) within three (3) Business Days after any member of the Borrower Corporate Group obtains knowledge thereof, notice of termination of eligibility of any member of the Borrower Corporate Group or any health care facility to which any Specified Subsidiary provides any material amount of services or sells any material amount of Inventory to participate in any reimbursement program of any Applicable Carrier or other Payor applicable to it;

          (v) within three (3) Business Days after the occurrence thereof, notice of any reduction in the level of reimbursement expected to be received with respect to any Receivables of any Specified Subsidiary unless such reduction has already been reflected in the Adjusted Amount of Eligible Receivables delivered on the most recently delivered Borrowing Base Certificate; and

          (vi) within ten (10) Business Days after receipt thereof, copies of any report or communication from any Governmental Authority in connection with any inspection of any facility of any member of the Borrower Corporate Group or any health care facility to which any member of the Borrower Corporate Group provides services or sells Inventory.

     (M) REPORTS IN CONNECTION WITH ACQUISITION AGREEMENTS. Deliver or cause to be delivered to the Agent as soon as reasonably possible, and in any event within five (5) Business Days of when such item was sent or received , as applicable, copies of all financial statements, reports and notices, if any, sent, made or received by any member of the Consolidated AMC Group to or from
(i) William J. Gatti, Mary Jane Gatti or any other Person in connection with the Gatti Acquisition, (ii) Care Health Systems, Inc., Clyde L. Cressler or any other Person in connection with the Care Apothecary Acquisition, (iii) Nelson L. Showalter or any other Person in connection with the Williamson Acquisition (iv) Lee R. Youngberg, Frank R. Gelafio, Nihan & Martin, Inc., an Illinois Corporation, or any other Person in connection with the N&M Acquisition; (v) Ronald E. Keith, James M. Pietryga, or any other Person in connection with the Dixon Acquisition; (vi) Charles L. Brown, Robert Foley, Barry J. Klein, John F. Johnston, James Vanderhoven, Michael S. Brown, Richard L. Greer, Paul A. Green, Kaisser Ibrahim, Wayne S. Morehead, Matthew S. Robinson and Darius Nida, Sterling Acquisition Partners, Inc. or any other Person in connection with the Sterling Acquisition; and (vii) any other Person in connection with any other Permitted Acquisition.

     6.2  AFFIRMATIVE COVENANTS.

     (A) CORPORATE EXISTENCE, ETC. The Borrower shall and shall cause each member of the Borrower Corporate Group to, at all times maintain its corporate existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses.

     (B) CORPORATE POWERS; CONDUCT OF BUSINESS; BORROWER AS HOLDING COMPANY. The Borrower shall, and shall cause each member of the Borrower Corporate Group to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified will have or is reasonably likely to have a Material Adverse Effect. The Borrower shall, and shall cause each member of the Borrower Corporate Group to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, including any business related or incidental thereto. Without limiting the foregoing, the Borrower's business shall be limited to holding the Capital Stock of the Specified Subsidiaries and shall not include any operating activities or ownership of the Capital Stock of or any other interest or Investment in any other Person except as expressly permitted in accordance with the terms of this

Agreement, PROVIDED, HOWEVER, the Borrower may make the investments permitted pursuant to SECTION 6.3(D)(vi).

     (C) COMPLIANCE WITH LAWS, ETC. The Borrower shall, and shall cause each member of the Borrower Corporate Group to, (a) comply with all Requirements of Law and Permits and all restrictive covenants affecting such Person or the business, properties, assets or operations of such Person unless failure to comply could not reasonably be anticipated to have a Material Adverse Effect,
(b) obtain as needed all Permits and other government approvals and authorizations necessary for its operations and maintain such Permits, approvals and authorizations in good standing unless failure to obtain or maintain such Permits, approvals or authorizations has not is not reasonably likely to have a Material Adverse Effect and (c) maintain adequate assets, licenses, patents, copyrights, trademarks, service marks, trade names, privileges, franchises and concessions as are reasonably necessary to conduct its respective business.


     (D) PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION. The Borrower shall pay, and shall cause each of AMC and each other member of the Borrower Corporate Group to pay, (i) all material taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by SECTION 6.3(C) upon any of the Collateral, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED, HOWEVER, that no such taxes, assessments and governmental charges referred to in CLAUSE (i) above or claims referred to in CLAUSE (ii) above (and interest, penalties or fines relating thereto) need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with Agreement Accounting Principles shall have been made therefor. The Borrower will not permit any member of the Borrower Corporate Group to, file or consent to the filing of any consolidated income tax return with any Person other than AMC and its consolidated Subsidiaries.

     (E) INSURANCE. The Borrower shall maintain for itself and each other member of the Borrower Corporate Group, or shall cause each member of the Borrower Corporate Group to maintain in full force and effect the insurance policies and programs listed on SCHEDULE 5.17 to this Agreement or substantially similar policies and programs or other policies and programs as reflect coverage
that is reasonably consistent with prudent industry practice.   Each certificate
and policy relating to coverages shall contain an endorsement (i) naming the Agent and the Lenders as additional insureds under such policy with respect to liability coverage and (ii) naming the Agent and the Lenders as loss payees with respect to property damage, boiler and machinery and business interruption insurance coverage. In the event any member of the Borrower Corporate Group, at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Agent deems advisable. All sums so disbursed by the Agent shall constitute part of the Obligations, payable as provided in this Agreement.

     (F) INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. The Borrower shall permit, and shall cause each of AMC and the members of the Borrower Corporate Group to permit, any authorized representative(s) designated by either the Agent or any Lender to visit and inspect any of the properties of AMC or any member of the Borrower Corporate Group, to examine, audit, check and make copies, at the Borrower's expense, of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby and by the Specified Acquisitions (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. The Borrower shall keep and maintain, and cause each of AMC and the members of the Borrower Corporate Group to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities, including, without limitation, transactions and other dealings with respect to the Collateral. If a Default has occurred and is continuing, the Borrower, upon the Agent's request, shall and shall cause each other member of the Borrower Corporate Group to turn over copies of any such records to the Agent or its representatives.

     (G) INSURANCE AND CONDEMNATION PROCEEDS. The Borrower hereby directs, and shall cause its Subsidiaries to direct, all insurers under policies of property damage, boiler and machinery and business interruption insurance and payors of any condemnation claim or award relating to the property to pay all proceeds payable under such policies or with respect to such claim or award for any loss with respect to the Collateral directly to the Agent, for the benefit of the Agent and the Holders of the Secured Obligations; PROVIDED, HOWEVER, in the event that such proceeds or award are less than $150,000 in the aggregate for all events during the prior 12-month period ("EXCLUDED INSURANCE PROCEEDS"), unless a Default shall have occurred and be continuing, the Agent shall remit such Excluded Insurance Proceeds to the Borrower or the applicable Specified Subsidiary. Each such policy shall contain a loss-payable endorsement naming the Agent as loss payee, which endorsement shall be in form and substance acceptable to the Agent. The Agent shall, upon receipt of such proceeds (other than Excluded Insurance Proceeds) and at Borrower's direction, either apply the same to the principal amount of the Loans outstanding at the time of such receipt and create a corresponding reserve against Revolving Credit Availability in an amount equal to such application (the "DECISION RESERVE") or hold them as cash collateral for the Obligations. For up to 60 days from the date of any loss (the "DECISION PERIOD"), the Borrower may notify the Agent that the applicable Specified Subsidiary intends to restore, rebuild or replace the property subject to any insurance payment or condemnation award and shall, as soon as practicable thereafter, provide the Agent detailed information, including a construction schedule and cost estimates. Should a Default occur at any time during the Decision Period, should the Borrower notify the Agent that the applicable Specified Subsidiary has decided not to rebuild or replace such property during the Decision Period, or should the Borrower fail to notify the Agent of the Borrower's or the applicable Specified Subsidiary's decision during the Decision Period, then the amounts held as cash collateral pursuant to this
SECTION 6.2(G) or as the

Decision Reserve shall upon the Required Lenders' direction be applied as a mandatory prepayment of the Term Loans and Acquisition Loans pursuant to SECTION 2.5(B)(i)(e), prior to the Conversion Date to the unpaid installments of the Borrower's Term Loans in inverse order of maturity and after the Conversion Date, ratably to the unpaid installments of the Term Loans and Acquisition Loans in the inverse order of maturity. Proceeds held as cash collateral pursuant to this SECTION 6.2(G) or constituting the Decision Reserve shall be disbursed as payments for restoration, rebuilding or replacement of such property become due; PROVIDED, HOWEVER, should a Default occur after the Borrower has notified the Agent that its Specified Subsidiary intends to rebuild or replace the property, the Decision Reserve or amounts held as cash collateral may, or shall, upon the Required Lenders' direction, be applied as a mandatory prepayment of the Term Loans or Acquisition Loans as set forth above. Upon completion of the restoration, rebuilding or replacement of such property, the unused proceeds shall constitute Net Cash Proceeds of an Asset Sale and shall be applied as a mandatory prepayment of the Term Loans and Acquisition Loans pursuant to SECTION 2.5(B).

     (H) ERISA COMPLIANCE. The Borrower shall and shall cause AMC and each member of the Borrower Corporate Group to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

     (I) MAINTENANCE OF PROPERTY. Each member of the Borrower Corporate Group shall cause substantially all property used or useful in the conduct of its business or the business of any of its respective Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as may be necessary so that the business carried on in connection therewith may be effectively and lawfully conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent any member of the Borrower Corporate Group from discontinuing the operation or maintenance of any of such property if such discontinuance, in the judgment of the applicable Person, is desirable in the conduct of its business or the business of any of its Subsidiaries and not disadvantageous in any material respect to the Agent or the Lenders.

     (J) ENVIRONMENTAL COMPLIANCE. Each member of the Borrower Corporate Group shall comply with all Environmental, Health or Safety Requirements of Law (including, without limitation, those applicable to the disposal of medical waste), except where noncompliance would not reasonably be likely to subject the Borrower or any other member of the Borrower Corporate Group to liability in excess of $100,000 or all of the members of the Borrower Corporate Group in the aggregate to liability in excess of $500,000.

     (K) USE OF PROCEEDS. The Borrower will use the proceeds of the Revolving Loans solely (i) to effect the Specified Acquisitions and (ii) to provide funds for the working capital needs of the Specified Subsidiaries and other general corporate purposes and to repay outstanding Loans. The Borrower will use the proceeds of the Term Loans solely for the purpose of prepaying prior indebtedness and paying Transaction costs, and will use the proceeds of the Acquisition Loans solely for the purpose of facilitating the Specified Acquisitions and paying Transaction Costs. The Borrower will not use any of the proceeds of the Loans, nor will it permit any member of the Borrower Corporate Group to, use any of the proceeds of the Loans to (1) purchase or carry any "margin stock" (as defined in Regulation U), (2) to make any other Acquisition or (3) to make loans to, Investments in or otherwise enter into any transaction with AMC or any of its Subsidiaries or Affiliates which are not part of the Borrower Corporate Group, PROVIDED, HOWEVER, that the Borrower may make the investments permitted by SECTION 6.3 D(iv).

     (L) INTEREST RATE AGREEMENTS. The Borrower shall enter into, and shall thereafter maintain, Interest Rate Agreements for a minimum term of three (3) years and on other terms and with counterparties determined by the Borrower and reasonably acceptable to the Agent by which the Borrower is protected against increases in interest rates from and after the date of such contracts as to a notional amount with respect to the Term Loans to be determined by the Agent after consultation with the Borrower, but which notional amount shall not be required to exceed fifty percent (50%) of the outstanding principal amount of the Term Loans. In addition, for each $10,000,000 increase in the incremental amount outstanding under the Acquisition Loans, within sixty (60) days after each such increase, the Borrower shall enter into, and shall thereafter maintain, Interest Rate Agreements for a minimum term of three (3) years and on other terms and with counterparties determined by the Borrower and reasonably acceptable to the Agent by which the Borrower is protected against increases in interest rates from and after the date of such contracts as to a notional amount with respect to the Acquisition Loans outstanding to be determined by the Agent after consultation with the Borrower, but which notional amount shall not be required to exceed fifty percent (50%) of the outstanding principal amount of such Acquisition Loans on such date. In the event a Lender elects to enter into any Interest Rate Agreement with the Borrower, the Rate Hedging Obligations of the Borrower with respect to such Interest Rate Agreement shall be Secured Obligations secured by the Collateral.

     (M) HEALTHCARE REGULATORY MATTERS. The Borrower shall, and shall cause each member of the Borrower Corporate Group at all times to:

          (i) comply with all applicable CON requirements in jurisdictions where such Person operates;

          (ii) maintain in good standing all required Health Facilities Licenses for each facility operated by such Person;

          (iii) maintain the requisite Accreditation, if any, of each facility operated by such Person;

          (iv) maintain eligibility to participate in CHAMPUS, Medicaid and Medicare or to accept assignments or rights to reimbursement under CHAMPUS Regulations, Medicaid Regulations or Medicare Regulations and from any Applicable Carrier;

          (v) maintain CHAMPUS, Medicare and Medicaid provider numbers for each facility which initially were issued to the current operator of each facility and which have not been used by any predecessor in interest;

          (vi) comply with all applicable provisions of CHAMPUS, CHAMPUS Regulations, Medicaid Regulations and Medicare Regulations; and

          (vii) operate the businesses acquired prior to the Closing Date in connection with any Specified Acquisition pursuant to operative Health Facility Licenses and operate the businesses acquired in connection with any other Specified Acquisition pursuant to a valid and enforceable power of attorney for the period from the Acquisition Closing Date with respect thereto through not later than the date that is sixty (60) days after such Acquisition Closing Date and on or before such sixtieth (60th) day obtain and thereafter maintain Health Facility Licenses with respect to the operations so acquired.

     (N) KEY MAN LIFE INSURANCE. The Borrower has obtained and shall maintain a key man life insurance policy covering Timothy L. Burfield, in an amount of not less than $3,000,000 and shall maintain such insurance in full force and effect until the earlier of (i) all of the Obligations (other than contingent indemnity obligations) shall have been fully and indefeasibly paid and satisfied, all financing arrangements among Borrower, the Agent and the Lenders shall have been terminated (other than under Interest Rate Agreements or other agreements with respect to Rate Hedging Obligations) and all of the Letters of Credit shall have expired, been cancelled or terminated.

     (O) DEPOSIT ACCOUNTS. The Borrower shall and shall cause each of the Specified Subsidiaries to maintain a cash management system for the Borrower and the other members of the Borrower Corporate Group acceptable to the Agent, including, without limitation, maintenance of Collection Accounts with such financial institutions which have executed and delivered Collection Account Agreements to the Agent.

     (P) SEPARATE CORPORATE EXISTENCE. The Borrower shall take all reasonable steps (including, without limitation, all steps which the Agent may from time to time reasonably request) to maintain its and its Specified Subsidiaries' identity as separate legal entities and to make it apparent to third parties that Borrower and such Specified Subsidiaries are each an entity with assets and liabilities distinct from those of AMC and any of AMC's Affiliates which are not members of the Borrower Corporate Group (each of AMC and such other Persons are referred to in this SECTION 6.2(P), as the "PARENT"). Without limiting the generality of the foregoing, the Borrower shall:

          (i) require that all full-time employees of the Borrower and each of the Specified Subsidiaries identify themselves as such and not as employees of its Parent (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees solely as Borrower's or the Specified Subsidiary's employees, as applicable);

          (ii) compensate all employees, consultants, investment bankers, accountants, lawyers and agents directly, from Borrower's or such Specified Subsidiary's applicable bank accounts, for services provided to Borrower or such Specified Subsidiary by such employees, consultants, investment bankers and agents and, to the extent any employee, consultant, investment banker or agent of Borrower or any Specified Subsidiary is also an employee, consultant, investment banker or agent of Parent, allocate the compensation of such employee, consultant, investment banker or agent between Borrower or the Specified Subsidiary, as applicable, and the Parent on the basis of actual use of the services so rendered to the extent practicable and, to the extent such allocation is not practical, on a basis reasonably related to actual use of such services;

          (iii) allocate all overhead expenses (including, without limitation, telephone and other utility charges and lease and office expenses) for items shared between Borrower or any Specified Subsidiary and Parent on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

          (iv) cause the Borrower and each Specified Subsidiary to be named as an insured on the insurance policy covering its property, or enter into an agreement with the holder of such policy whereby in the event of a loss in connection with such property, proceeds are paid to the Borrower or applicable Specified Subsidiary;

          (v) maintain the Borrower's and the Specified Subsidiaries' books and records complete and separate from those of the Parent;

          (vi) ensure that any of Borrower's or AMC's consolidated financial statements or other public information for the Borrower and its Affiliates on a consolidated basis contain appropriate disclosures concerning the Borrower's separate existence;

          (vii) not maintain bank accounts or other depository accounts to which the Parent is an account party, into which the Parent makes deposits or from which the Parent has the power to make withdrawals;

          (viii) not permit the Parent to pay any of the Borrower's operating expenses (except when paid and charged pursuant to an allocation based upon actual use, to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use); and

          (ix) not pay dividends or make distributions, loans or other advances to Parent more frequently than once during any fiscal quarter, and, in each case, as duly authorized by its board of directors and in accordance with applicable corporation law.

     6.3  NEGATIVE COVENANTS.

     (A) INDEBTEDNESS. Neither AMC, Borrower nor any member of the Borrower Corporate Group shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

          (i)    with respect to AMC, the AMC Subordinated Debt;

          (ii) with respect to the Borrower, and any member of the Borrower Corporate Group:

          (1)  the Obligations;

          (2)  the Transaction Costs;

          (3) Indebtedness in respect of taxes, assessments, governmental charges and claims for labor, materials or supplies, to the extent that payment thereof is not required pursuant to SECTION 6.2(D);

          (4) Indebtedness incurred for ordinary administrative expenses, franchise taxes, accounting expenses, legal expenses, employee expenses, lease and office expenses, consultant expenses, investment banker expenses incurred by AMC on behalf of one or members of the Borrower Corporate Group (the allocation and payment of which complies with the terms of SECTION 6.2(P) above) which Indebtedness shall not exceed an aggregate of $450,000 in any fiscal year; PROVIDED, HOWEVER, in the twelve (12) month period beginning six (6) months prior to and ending six (6) months after an initial public offering by the Borrower or AMC, such Indebtedness shall not exceed in the aggregate $1,000,000;

          (5) Permitted Existing Indebtedness of any member of the Borrower Corporate Group, and any extension, renewal, refunding or refinancing thereof, PROVIDED THAT any such extension, renewal, refunding or refinancing is in an aggregate principal amount not greater than the principal amount of and interest, fees and expenses accrued on, such Permitted Existing Indebtedness outstanding at the time thereof and is on terms (including, without limitation, maturity, amortization, interest rate, premiums, fees, covenants, events of default, and remedies) not materially less favorable to the applicable member of the Borrower Corporate Group or materially adverse to the Lenders than the terms of such Permitted Existing Indebtedness;

          (6) unsecured Subordinated Indebtedness (including Acquisition Subordinated Debt), the terms (including, without limitation, subordination, default, standstill, sinking fund, maturity, amortization, interest rate, premiums, fees, covenants, the entity (or entities) which issue the Subordinated Indebtedness, events of default, and remedies) of which are acceptable to the Lenders when issued, but not any increase in the principal amount thereof and not any refinancing, modification, refunding or extension of maturity thereof, in whole or in part, unless such refinancing, modification, refunding or extension is not materially less favorable to the applicable member of the Borrower Corporate Group, including, without limitation, with respect to amount, maturity, amortization, interest rate, premiums, fees, covenants, subordination terms, events of default and remedies or materially adverse to the Lenders than the terms of the original approved Subordinated Indebtedness. Without limiting the foregoing with respect to Subordinated Indebtedness that is not Acquisition Subordinated Debt, (i) the scope and nature of covenants and defaults which the Agent and the Lenders may deem acceptable will be determined taking into account the Person(s) to which such Indebtedness is issued and the relative size of the Subordinated Indebtedness compared to the size of the Loans; (ii) financial covenants, if any, contained in the agreement governing such Subordinated Indebtedness shall be less restrictive than those contained in this Agreement, (iv) such Subordinated Indebtedness shall be unsecured; (v) there shall be no mandatory prepayments or redemptions of such Subordinated Indebtedness of any type; PROVIDED, HOWEVER, those interest payments permissible as Restricted Junior Payments pursuant to

     SECTION 6.3(F)(iii) may be paid in accordance therewith; (vi) none of the Subordinated Indebtedness shall mature prior to December 31, 2003; (vii) the agreement governing such Subordinated Indebtedness shall not contain a cross-default to this Agreement or other Indebtedness (but may contain a cross-acceleration clause to Indebtedness in excess of a threshold amount to be determined based upon the size of the Subordinated Indebtedness); and
     (viii) the agreement governing such Subordinated Indebtedness shall contain no limitation on the sale of assets of any member of the Borrower Corporate Group provided that any such sale does not involve a transfer of all or substantially all of the assets of the Borrower or one of the Specified Subsidiaries, any such sale is made in good faith on an arm's length basis and the net proceeds of such sale are applied to repay or retire Obligations under this Agreement.

          (7)  Indebtedness constituting Contingent Obligations permitted by
     SECTION 6.3(E);

          (8) Indebtedness arising from intercompany loans borrowed by any Specified Subsidiary from the Borrower provided:

          (a) with respect to intercompany revolving loans from the Borrower to the Specified Subsidiaries: (i) the aggregate principal amount of all revolving loans made from the Borrower to any Specified Subsidiary PLUS the aggregate L/C Obligations incurred by the Borrower on behalf of such Specified Subsidiary shall not exceed the sum of (x) such Specified Subsidiary's Borrowing Base, (y) that portion of the Term Loans which the Borrower has indicated in writing are allocable to the Specified Subsidiary and (z) the Acquisition Loans borrowed in connection with the Acquisition of such Specified Subsidiary; and (ii) each such intercompany revolving loans shall be evidenced by a demand intercompany note in substantially the form of EXHIBIT L attached hereto which has been pledged to the Agent for the benefit of itself and the Holders of Secured Obligations (an "INTERCOMPANY NOTE"); and

          (b) all such intercompany loans shall be secured by a lien on all of the assets of the Specified Subsidiaries pursuant to a security agreement in substantially the form of EXHIBIT M with the schedules thereto completed in form and substance acceptable to the Agent (an "INTERCOMPANY SECURITY AGREEMENT"), the lien under which Intercompany Security Agreement shall be subject to the subordination provisions contained in SECTION 9.15 below;

          (c) prior to or within ten (10) days after the making of any such intercompany loan, the Borrower shall have filed UCC-1 financing statements naming Target as debtor, the Borrower as secured party and the Agent as assignee in all jurisdictions requested by the Agent (the "INTERCOMPANY FINANCING STATEMENTS"; together with the Intercompany Note and the Intercompany Security Agreement, the "INTERCOMPANY DOCUMENTS"), such UCC-1 financing statements to be in substantially the form of EXHIBIT N; and

          (9) Indebtedness of the Borrower consisting of unsecured loans made to it from any member of the Consolidated AMC Group, including, without limitation, in connection with any redemption of the Gatti Preferred Stock otherwise permitted pursuant to the terms of this Agreement;

          (10) unsecured Indebtedness with respect to management fees, to the extent that payment thereof would not be prohibited by SECTION 6.3(F)(i);

          (11) Indebtedness in respect of Interest Rate Agreements permitted under SECTION 6.3(R);

          (12) secured purchase money Indebtedness (including Capitalized Leases) incurred by any of the Specified Subsidiaries after the Closing Date to finance the acquisition of fixed assets, if (a) at the time of such incurrence, no Default or Unmatured Default has occurred and is continuing or would result from such incurrence, (b) such Indebtedness has a scheduled maturity and is not due on demand, (c) such Indebtedness does not exceed $150,000 in the aggregate outstanding at any time for Specified Subsidiary and $1,000,000 in the aggregate outstanding at any time for all Specified Subsidiaries, and (d) any Lien securing such Indebtedness is permitted under SECTION 6.3(C);

          (13) Indebtedness with respect to surety, appeal and performance bonds obtained by the Borrower or any member of the Borrower Corporate Group in the ordinary course of business;

          (14) unsecured Indebtedness and other liabilities incurred in the ordinary course of business and consistent with past practice, but not incurred through the borrowing of money or the obtaining of credit (other than customary trade terms); and

          (15) unsecured Indebtedness with respect to overpayment liabilities under claims for CHAMPUS, Medicaid or Medicare in the aggregate not to exceed the amount reflected on the applicable Person's books and records and which is reflected in the calculations of the Adjusted Amount of Eligible Receivables.

     (B) SALES OF ASSETS. Neither Borrower nor any member of the Borrower Corporate Group shall sell, assign, transfer, lease, convey or otherwise dispose of any property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, unless:

          (i) such sale is in connection with sales of Inventory in the ordinary course of business;

          (ii) (w) such sale, assignment, transfer, lease, conveyance or disposition does not involve Inventory or Receivables, (x) the aggregate net book value of assets sold in connection with all such sales by the Borrower and each other member of the Borrower Corporate Group in the prior 12-month period does not exceed $500,000, (y) such sale, assignment, transfer, lease, conveyance or disposition is made in connection with the anticipated purchase by the Borrower or the applicable Specified Subsidiary of replacement assets, and (z) all mandatory prepayments required in connection therewith shall have been made as and when provided in SECTION 2.5(B)(i)(a)(3);

          (iii) the aggregate net book value of such assets, together with the net book value of all other assets sold, assigned, transferred, leased, conveyed or otherwise disposed of and not replaced in accordance with the provisions of CLAUSE (ii) above (other than sales and leases of Inventory in the ordinary course of business) since the Closing Date does not exceed $1,000,000 and all mandatory prepayments required in connection therewith shall have been made as and when provided in SECTION 2.5(B)(i)(a);

          (iv) such sale, assignment, transfer, lease, conveyance or other disposition occurs pursuant to a merger (if such merger is not otherwise prohibited by this Agreement) of one Specified Subsidiary into Borrower or another Specified Subsidiary (provided, in connection therewith the applicable parties shall be in full compliance with the terms of the Security Agreement);

          (v) such sale is in connection with the issuance by the Borrower or any Specified Subsidiary of any Capital Stock (y) to employees, directors, investors or Affiliates and (z) in connection with a Permitted Acquisition; PROVIDED in connection therewith no Change in Control shall occur and PROVIDED, FURTHER all mandatory prepayments required in connection therewith shall have been made as and when provided in SECTION 2.5(B)(i)(a).

     (C) LIENS. Neither the Borrower nor member of the Borrower Corporate Group shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective property or assets, including, without limitation with respect to its Capital Stock, except:

          (i)    Liens created by the Loan Documents;

          (ii)   Permitted Existing Liens;

          (iii)  Customary Permitted Liens;

          (iv) purchase money Liens (including the interest of a lessor under a Capitalized Lease and Liens to which any property is subject at the time of the Specified Subsidiary's acquisition thereof) securing Indebtedness permitted under SECTION 6.3(A)(ii); PROVIDED that such Liens shall not apply to any property of any of the Specified Subsidiaries other than that purchased or subject to such Capitalized Lease; and

          (v)    Liens pursuant to the Intercompany Documents.

In addition, neither Borrower nor any member of the Borrower Corporate Group nor any of its stockholders shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets or its Capital Stock in favor of the Agent for the benefit of itself and the Holders of Secured Obligations, as additional collateral for the Obligations; provided that any agreement, note, indenture or other instrument in connection with secured purchase money indebtedness (including Leases) permitted pursuant to the terms of this Agreement may prohibit the creation of a Lien in favor of the Agent for the benefit of itself and the Holders of the Secured Obligations on the items of property obtained with the proceeds of such purchase money indebtedness.

     (D) INVESTMENTS. Except to the extent permitted pursuant to PARAGRAPH (G) below, neither Borrower nor any other member of the Borrower Corporate Group shall directly or indirectly make or own any Investment, except:

          (i)    Investments in Cash Equivalents;

          (ii) Permitted Existing Investments in an amount not greater than the amount thereof on the Closing Date;

          (iii) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (iv) Investments consisting of (a) bank and money market accounts (other than those subject to a Collection Account Agreement) maintained by the Borrower or any Specified Subsidiary with financial institutions provided not more than $10,000 shall be maintained in any such account at any one time and not more than $150,000 shall be maintained in all such accounts at any one time; and (b) deposit accounts maintained by the Borrower in connection with its cash management system provided funds deposited in such deposit accounts subject to the terms of a Collection Account Agreement;

          (v) Investments by the Borrower in any Target in connection with any Permitted Acquisition; and

          (vi) Investments consisting of (a) loans to management of AMC or members of the Borrower Corporate Group at any time not to exceed $100,000 for any member of the Borrower Corporate Group and $300,000 in the aggregate for all members of the Borrower Corporate Group; and (b) Investments with or in any other Persons in an aggregate outstanding principal amount at any time outstanding for all members of the Borrower Corporate Group of $3,000,000; PROVIDED, HOWEVER, to the extent AMC infuses capital ("CONTRIBUTION") in the Borrower which the Borrower immediately utilizes to make an equity Investment, then the Borrower may make such Investment in the amount of AMC's Contribution.

     (E) CONTINGENT OBLIGATIONS. Neither Borrower nor any member of the Borrower Corporate Group shall directly or indirectly create or become or be liable with respect to any Contingent Obligation, except: (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (ii) Permitted Existing Contingent Obligations and any extensions, renewals or replacements thereof, provided that any such extension, renewal or replacement is not greater than the Indebtedness under, and shall be on terms no less favorable to the Borrower or such member of the Borrower Corporate Group, as applicable, than the terms of, the Permitted Existing Contingent Obligation being extended, renewed or replaced; (iii) obligations, warranties, and indemnities, not relating to Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business and not for the benefit of or in favor of an Affiliate of the Borrower or such member of the Borrower Corporate Group; (iv) Contingent Obligations arising under the Transaction Documents; (v) additional Contingent Obligations which do not exceed $50,000 with respect to any member of the Borrower Corporate Group individually or $250,000 in the aggregate at any time for all members of the Borrower Corporate Group; and (vi) Contingent Obligations with respect to surety, appeal and performance bonds obtained by any member of Borrower Corporate Group in the ordinary course of business.

     (F) RESTRICTED JUNIOR PAYMENTS. Neither Borrower nor any member of the Borrower Corporate Group shall declare or make any Restricted Junior Payment, except:

          (i) payment of management fees, investment fees, professional services fees, expense reimbursements or other amounts to AMC and/or GTCR required to be paid pursuant to the Services Agreement but not to exceed
     (y) $12,500 for each fiscal quarter until the year following the first year in which AMC achieves consolidated revenues of at least $30,000,000; and
     (z) thereafter $25,000 per fiscal quarter;

          (ii) the Borrower may make distributions to AMC in any fiscal year, from funds legally available for such purpose, in an aggregate amount not to exceed the amount calculated pursuant to SCHEDULE 6.3(F)(ii) minus any amounts paid directly by the Borrower or any of its Subsidiaries to any Governmental Authority with respect to the Consolidated AMC Group's tax liability;

          (iii) annual mandatory payments of interest, if any, due on the Permitted Subordinated Indebtedness (as permitted under
     SECTION 6.3(A)(ii)(6)) (other than Acquisition Subordinated Debt) unless such payments are prohibited by the terms of such Indebtedness or the subordination agreement or intercreditor agreement related thereto;

          (iv) cash dividends or distributions on the Capital Stock of the Borrower to fund actual out-of-pocket ordinary administrative expenses, franchise taxes, accounting expenses, legal expenses, employee expenses, lease and office expenses, consultant expenses, investment banker expenses incurred by AMC on behalf of one or members of the Borrower Corporate Group (the allocation and payment of which complies with the terms of SECTION 6.2(P) above) which dividends shall not exceed $450,000 in the aggregate in any fiscal year; PROVIDED, HOWEVER, in the twelve (12) month period beginning six (6) months prior to and ending six (6) months after an initial public offering by the Borrower or AMC such dividends shall not exceed in the aggregate $1,000,000;

          (v) cash dividends or distributions on the Capital Stock of the Borrower in an amount equal to payments made in connection with the mandatory repurchase of AMC Capital Stock from any Person having rights to put such Capital Stock to AMC in connection with termination of such Person's employment or management arrangements with AMC MINUS the aggregate of amounts received by AMC from the resale of such Capital Stock and cash capital contributions made to AMC for the purpose of effecting such repurchase, if and only if (x) the net amount of such payments, together with the aggregate amount of all other Restricted Junior Payments made under this clause (v) in any twelve-month period does not exceed $1,000,000 and (z) prior to making any such Restricted Junior Payment, the Borrower shall have delivered PRO FORMA consolidated projections for the period from the date of the proposed Restricted Junior Payment through the Termination Date, certified by the Borrower's chief financial officer or chief executive officer, which projections shall reflect, to the reasonable satisfaction of the Agent and the Required Lenders, that, after taking into account the effect of such Restricted Junior Payment, no Default shall be anticipated to occur during such period;

          (vi) annual mandatory Contingent Purchase Price Payments in an amount not to exceed the amount which would be payable under the applicable Acquisition Agreements entered into at the time of the applicable Acquisition, without taking into account any amendment, modification, supplement or restatement of any such agreement or the adjustment of any such amount pursuant to the terms of any such Agreement resulting from a change of facts and circumstances after the Acquisition Closing Date with respect thereto (unless the Agent and the Lenders shall have consented to the terms thereof) the effect of which is to increase the amount or accelerate the time of payment of any such Contingent Purchase Price Payment;

          (vii) Restricted Junior Payments from any member of the Borrower Corporate Group to the Borrower;

          (viii) annual mandatory payments of interest and principal, if any, due on the Acquisition Subordinated Debt unless such payments are prohibited by the terms of such Indebtedness or the subordination agreement or intercreditor agreement related thereto; and

          (ix) cash dividends or distributions on the Capital Stock of the Borrower as follows:

          (A) On or after the date on which the Agent receives the financial statements for the Borrower Corporate Group required to be delivered pursuant to Section 6.1(A)(ii) for the four quarters ending June 30, 1997 (the "Dividend Release Date"), from funds legally available for such purpose, in an amount which, when aggregated with any amounts paid under clause (B) below does not exceed $700,000 in the aggregate; and

          (B) On or after the Closing Date and prior to the Dividend Release Date, from funds legally available for such purpose, in an amount which, when aggregated with any amounts paid under clause (A) above does not exceed $700,000 in the aggregate, if the Borrower's consolidated EBITA for the four quarters ending June 30, 1996 as reflected in the financial statements for the Borrower Corporate Group required to be delivered pursuant to Section 6.1(A)(ii) for such four quarters is at least $4,250,000;

PROVIDED, HOWEVER, that (a) the Restricted Junior Payments described in
CLAUSES (i) through (vi), (viii), and (ix) above shall not be permitted if either a Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom; (b) the Restricted Junior Payments described in CLAUSES (vi) AND (viii) above shall not be permitted unless after taking into account such payments, the Fixed Charge Coverage Ratio (calculated by including for purposes of clause (ii)(a) thereof interest payments in the calculation of Interest Expense) shall be at least 1.20 to 1.00; and (c) the Restricted Junior Payments in CLAUSES (iii), (vi), (viii) AND (ix) shall not be permitted to be made until after the Agent's and the Lenders' receipt of the financial statements delivered pursuant to
SECTION 6.1(A)(iii) (or, in the case of
clause (ix), SECTION 6.1A(ii)) for the immediately preceding year, which financial statements shall reflect that no Default or Unmatured Default shall exist prior to or after taking into account the effect of any such payments.

          (G) CONDUCT OF BUSINESS; SUBSIDIARIES; ACQUISITIONS. Neither the Borrower nor any of the other members of the Borrower Corporate Group shall engage in any business other than the businesses engaged in by such Borrower or Subsidiary on the date hereof (or on the date of the applicable Acquisition of such Person) and any business or activities which are substantially similar, related or incidental thereto. The Borrower shall not engage in any business other than that of a holding company of the Capital Stock of the Specified Subsidiaries. AMC shall not engage in any business other than that of a holding company of the Capital Stock of the Borrower and the rendering of services of the type described in the Services Agreement; PROVIDED, HOWEVER, (i) AMC may make equity investments in Good Samaritan Supply Services Inc., a Minnesota corporation and (ii) AMC may issue AMC Subordinated Debt and act as a holding company of the Capital Stock of Subsidiaries other than the Borrower only upon the written consent of the Agent, which consent will not be unreasonably withheld. No member of the Borrower Corporate Group shall sell to or provide services to any Person that (i) has not obtained or maintained in good standing all required Health Facility Licenses; (ii) has not obtained and maintained Accreditation from JCAHO for its facilities, if applicable; (iii) has not obtained and maintained CHAMPUS Certification (if applicable), Medicaid Certification and Medicare Certification; or (iv) has not entered into and maintained in good standing its Provider Agreements. Except in connection with a Permitted Acquisition, neither the Borrower nor any other member of the Borrower Corporate Group shall create, capitalize or acquire any Subsidiary after the date hereof. Neither Borrower nor any member of the Borrower Corporate Group shall enter into any transaction or series of transactions in which it acquires all or any significant portion of the assets of another Person unless such purchase meets the following requirements (each such purchase constituting a "PERMITTED ACQUISITION"):

          (1) no Default shall have occurred and be continuing or would result from such transaction or transactions or the incurrence of any Obligations in connection therewith;

          (2) prior to each such purchase, the Borrower shall deliver to the Agent a certificate from a Financial Officer acceptable to the Agent demonstrating to the satisfaction of the Agent and the Required Lenders that after giving effect to such transaction or transactions and the incurrence of any Indebtedness permitted by SECTION 6.3(A), if any, in connection therewith on a pro forma basis as if such acquisition and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Borrower's most recently completed fiscal quarter (or if shorter the period from the commencement of this Agreement), the Borrower would have been in compliance with all provisions of SECTION 6.4 at all times during such twelve-month period;

          (3) if such transaction or transactions involve the incurrence of Indebtedness pursuant to this Agreement, the Borrower shall have complied with all of the terms and conditions in connection therewith under
     SECTION 4.3; and

          (4) the purchase is consummated pursuant to a negotiated acquisition agreement on a non-hostile basis and involves the purchase of a business line similar, related or incidental to that of the Borrower and its Subsidiaries as of the Closing Date.

     (H) TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. None of the members of the Borrower Corporate Group shall directly or indirectly (i) except as permitted in SECTION 6.3(F), pay any management fees or other similar fees or compensation to AMC, GTCR or any other holder or holders of AMC's or any member of the Borrower Corporate Group's Capital Stock, other than wages, salaries, bonuses and advances for expenses incurred in the ordinary course and consistent with past practices of employees who are also stockholders of any member of the Borrower Corporate Group in the ordinary course and consistent with past practices of such Person or (ii) enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with AMC, GTCR or any holder or holders of any of the Capital Stock of any member of the Borrower Corporate Group or any Affiliate thereof which is not a Subsidiary of the Borrower, on terms that are less favorable to the applicable member of the Borrower Corporate Group than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate.

     (I) RESTRICTION ON FUNDAMENTAL CHANGES. Neither the Borrower nor any member of the Borrower Corporate Group shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of any such Person's business or property, whether now or hereafter acquired, except (i) transactions permitted under SECTIONS 6.3(B) or 6.3(G) and (ii) merger of any member of the Borrower Corporate Group with and into the Borrower, with the Borrower as the surviving corporation in the merger.

     (J) SALES AND LEASEBACKS. Neither the Borrower nor any other member of the Borrower Corporate Group shall become liable, directly, by assumption or by Contingent Obligation, with respect to any lease, whether an Operating Lease or a Capitalized Lease, of any property (whether real or personal or mixed) (i) which it or one of the members of the Borrower Corporate Group sold or transferred or is to sell or transfer to any other Person, or (ii) which it or one of the members of the Borrower Corporate Group intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by it or one the members of the Borrower Corporate Group to any other Person in connection with such lease, unless in either case the sale involved is not prohibited under SECTION 6.3(B) and the lease involved is not prohibited under SECTION 6.3(A).

     (K) MARGIN REGULATIONS. No member of the Borrower Corporate Group shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

     (L) ERISA. No member of the Borrower Corporate Group shall participate in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL.

     (M) ISSUANCE OF CAPITAL STOCK. Except as permitted in SECTION 6.3(B), neither the Borrower nor any of the members of the Borrower Corporate Group shall issue any Capital Stock.

     (N) CORPORATE DOCUMENTS. No member of the Borrower Corporate Group shall amend, modify or otherwise change any of the terms or provisions in any of their respective corporate documents (other than the by-laws and, in the case of by-laws, any of the material terms or provisions thereof) as in effect on the date hereof or on the Acquisition Closing Date with respect to any Specified Subsidiary added after the date hereof, including, without limitation, any of the terms of the Gatti Preferred Stock, in any manner adverse to the interests of the Lenders without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld).

     (O) OTHER INDEBTEDNESS. Except as permitted in SECTION 6.3(S), neither Borrower nor any other member of the Borrower Corporate Group shall amend, supplement or otherwise modify the terms of any Indebtedness (other than the Obligations) permitted under SECTION 6.3(A) in any way that would be materially less advantageous to the Borrower or such member of the Borrower Corporate Group (except modifications to the terms of intercompany indebtedness from a Specified Subsidiary to the Borrower which modifications are beneficial to the Borrower) or materially adverse to the Lenders, including, without limitation, with respect to amount, maturity, amortization, interest rate, premiums, fees, covenants, events of default and remedies. Except for payments made in the ordinary course with respect to the Borrower's trade indebtedness and except as permitted in SECTION 6.3(F)(iii), neither Borrower nor any member of the Borrower Corporate Group shall purchase, redeem, prepay or repay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness (other than the Obligations) permitted under SECTION 6.3(A).

     (P) FISCAL YEAR. No member of the Borrower Corporate Group shall change its fiscal year for accounting or tax purposes from a period consisting of the 12-month period ending on December 31 of each calendar year.

     (Q) SUBSIDIARY COVENANTS. The Borrower will not permit any of its Subsidiaries to, create or otherwise become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to pay dividends or make any other distribution on its stock, or make any other Restricted Junior Payment, pay any Indebtedness or other Obligation owed to the Borrower or any other such Subsidiary, make loans or advances or other Investments in the Borrower or any other such Subsidiary, or sell, transfer or otherwise convey any of its property to the Borrower or any other such Subsidiary.

     (R) RATE HEDGING OBLIGATIONS. Neither the Borrower nor any other member of the Borrower Corporate Group shall enter into any interest rate, commodity or foreign currency exchange, swap, collar, cap or similar agreements other than interest rate, foreign currency or commodity exchange, swap, collar, cap or similar agreements other than those entered into pursuant to SECTION 6.2(L) hereof or pursuant to which any member of the Borrower Corporate Group has hedged its actual interest rate, foreign currency or commodity exposure (such hedging agreements are sometimes referred to herein as "INTEREST RATE AGREEMENTS").

     (S) SUBORDINATED INDEBTEDNESS. No member of the Borrower Corporate Group shall amend, supplement or modify the terms of any Permitted Subordinated Indebtedness, or make any payment required as a result of an amendment or change thereto other than amendments, supplements or modifications which (i) decrease the rate of interest payable on the Permitted Subordinated Indebtedness, (ii) provide for the payment in kind in lieu of cash of any portion of the interest on the Permitted Subordinated Indebtedness, (iii) provide for the extension of the maturity date with respect to any principal or interest payment to be made under the instruments evidencing Permitted Subordinated Indebtedness, (iv) provide more flexibility to the applicable member of the Borrower Corporate Group in connection with any financial covenants, (v) waive any defaults existing in connection with the Permitted Subordinated Indebtedness, and (vi) do not adversely affect in any respect the interests of the Agent or the Holders of the Secured Obligations.

     (T) CHANGE OF DEPOSIT ACCOUNTS. The Borrower shall not, and shall not permit any other member of the Borrower Corporate Group to, establish any deposit account with any bank or other financial institution other than those which have entered into a Collection Account Agreement in form and substance acceptable to the Agent.

     6.4 FINANCIAL COVENANTS. The Borrower shall and shall cause each of the members of the Borrower Corporate Group to be operated in a manner so as to comply with the following:

     (A) DEFINED TERMS FOR FINANCIAL COVENANTS.

The following terms used in this Agreement shall have the following meanings (such meanings to be applicable, except to the extent otherwise indicated in a definition of a particular term, both to the singular and the plural forms of the terms defined):

     "CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including Capitalized Leases and Permitted Purchase Money Indebtedness and including all related Transaction Costs) by the Borrower and its consolidated Subsidiaries during such period that, in conformity with Agreement Accounting Principles, are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and its consolidated Subsidiaries other than with respect to the acquisition by a Specified Subsidiary of inventory and equipment in the ordinary course of business or with respect to the Specified Acquisitions.

     "EBITA" means, for any period, on a consolidated basis for Borrower and its consolidated Subsidiaries, the sum, without duplication, of the amounts for such period of (i) Net Income, PLUS (ii) charges against income for foreign, federal, state and local taxes, PLUS (iii) Interest Expense (other than Fees), PLUS (iv) Fees, PLUS (v) Restricted Junior Payments consisting of management fees paid pursuant to SECTION 6.3(F)(i), PLUS (vi) amortization expense, including, without limitation, amortization of goodwill and other intangible assets, PLUS
(vii) other non-cash charges classified as long-term deferrals in accordance with Agreement Accounting Principles, PLUS (vii) the write-off of deferred financing costs associated with repayment of Indebtedness prior to the Closing Date to the Lenders, MINUS (ix) interest income, MINUS (x) extraordinary gains (and any unusual gains arising in or outside of the ordinary course of business not included in extraordinary gains determined in accordance with Agreement Accounting Principles which have been included in the determination of Net Income).

     "FEES" means fees (including agency and unused commitment fees) and discounts with respect to (i) Letters of Credit and (ii) Indebtedness evidenced by this Agreement.

     "INTEREST EXPENSE" means, for any period, total interest expense of Borrower and its consolidated Subsidiaries, other than in respect of Fees, whether paid, deferred or accrued (including the interest component of Capitalized Leases), but excluding interest expense not payable in cash (including amortization of discount), all as determined in conformity with Agreement Accounting Principles.

     "NET INCOME" means, for any period, the net earnings (or loss) after taxes of Borrower and its consolidated Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with Agreement Accounting Principles.

     "RENTALS" of a Person means the aggregate fixed amounts payable by such Person under any lease of real or personal property having an original term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more but does not include any amounts payable under Capitalized Leases of such Person.

     (B) INTEREST EXPENSE COVERAGE RATIO. Maintain a ratio (the "INTEREST EXPENSE COVERAGE RATIO") of (i) EBITA to (ii) Interest Expense for the applicable period of at least:

--------------------------------------------------------------------------------
Applicable Period                                           Applicable Interest
                                                            Coverage Ratio
--------------------------------------------------------------------------------
From the Closing Date and each fiscal quarter thereafter    2.00 to 1.0
--------------------------------------------------------------------------------

In each case the Interest Expense Coverage Ratio shall be determined as of the last day of each fiscal quarter for the four-quarter period ending on such day.


     (C) FIXED CHARGE COVERAGE RATIO. Maintain a ratio of: (i) the sum, without duplication, of the amounts of (a) EBITA, PLUS (b) depreciation expense, PLUS (c) Rentals, MINUS (d) Capital Expenditures, MINUS (e) Contingent Purchase Price Payments to (ii) the sum, without duplication, of the amounts of (a) Interest Expense, PLUS (b) Fees, PLUS (c) Rentals, PLUS (d) Restricted Junior Payments consisting of management fees paid pursuant to SECTION 6.3(F)(i), PLUS
(e) Restricted Junior Payments consisting of tax related payments paid pursuant to SECTION 6.3(F)(ii) and any amounts paid directly by the Borrower or any of its Subsidiaries to any Governmental Authority with respect to the Consolidated AMC Group's tax liability, PLUS (f) scheduled amortization of the principal portion of the Term Loans and Acquisition Loans and scheduled amortization of the principal portion of all other Indebtedness of Borrower (including without limitation, Acquisition Subordinated Debt) and its consolidated Subsidiaries during such period of at least:

--------------------------------------------------------------------------------
Applicable Period                                           Applicable Fixed
                                                            Charge Coverage
                                                            Ratio
--------------------------------------------------------------------------------
From the Closing Date through each fiscal
quarter thereafter                                          1.15 to 1.0
--------------------------------------------------------------------------------

In each case the Fixed Charge Coverage Ratio shall be determined as of the last day of each fiscal quarter for the four-quarter period ending on such day.

     (D) MINIMUM EBITA. Shall not permit EBITA for the applicable period to be less than:

--------------------------------------------------------------------------------
Applicable Period                                           Minimum EBITA
--------------------------------------------------------------------------------
From July 1, 1995 through the fiscal period
ending June 30, 1996                                        $4,250,000
--------------------------------------------------------------------------------
From the fiscal period beginning July 1, 1996
through the fiscal period ending June 30, 1997              $6,000,000
--------------------------------------------------------------------------------
From the fiscal period beginning July 1, 1997
through the fiscal period ending June 30, 1998              $8,000,000
--------------------------------------------------------------------------------
From the fiscal period beginning July 1, 1998
through the fiscal period ending June 30, 1999              $9,500,000
--------------------------------------------------------------------------------
From the fiscal period beginning July 1, 1999
through the fiscal period ending June 30, 2000              $11,500,000
--------------------------------------------------------------------------------
From the fiscal period beginning July 1, 2000
through the fiscal period ending June 30, 2001              $13,000,000
--------------------------------------------------------------------------------

     (E) MAXIMUM LEVERAGE RATIO. Shall not permit the ratio ("LEVERAGE RATIO") of (i) Indebtedness of Borrower and its consolidated Subsidiaries for borrowed money (excluding from the calculation thereof any Contingent Obligations or Rate Hedging Obligations) to (ii) the sum of (a) EBITA PLUS (b) depreciation expenses MINUS (c) Capital Expenditures for the applicable period to be greater than:

--------------------------------------------------------------------------------
Applicable Period                                           Applicable Leverage
                                                            Coverage Ratio
--------------------------------------------------------------------------------
From the Closing Date through the fiscal quarter
ended March 31, 1998                                        5.0 to 1.0
--------------------------------------------------------------------------------
For the fiscal quarter ending June 30, 1998                 4.75 to 1.0
--------------------------------------------------------------------------------
For the fiscal quarter ending September 30, 1998            4.5 to 1.0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
For the fiscal quarter ending December 31,1998              4.25 to 1.0
--------------------------------------------------------------------------------
For the fiscal quarter ended March 31, 1999                 4.00 to 1.00
--------------------------------------------------------------------------------
Each fiscal quarter for the period commencing with the
fiscal quarter ended June 30, 1999 through the fiscal
quarter ended September 30, 1999                            3.75 to 1.00
--------------------------------------------------------------------------------
Each fiscal quarter for the period commencing with the
fiscal quarter ending December 31, 1999 through the fiscal
quarter ending March 31, 2000                               3.5 to 1.00
--------------------------------------------------------------------------------
Each fiscal quarter thereafter                              3.0 to 1.00
--------------------------------------------------------------------------------

The Leverage Ratio shall be calculated, in each case, as of the last day of each fiscal quarter based upon (A) for Indebtedness, Indebtedness as of the last day of each such fiscal quarter; and (B) for EBITA, depreciation and Capital Expenditures, the actual amount for the four-quarter period ending on such day.

     (F) CALCULATIONS FOR ACQUISITION. For purposes of calculating the Leverage Ratio, EBITA, depreciation expense and capital expenditures for any period shall be calculated on a pro forma basis as if any Specified Subsidiary acquired by the Borrower or a Specified Subsidiary during such period had been acquired by the Borrower or a Specified Subsidiary on the first day of such four
(4) quarter period.

ARTICLE VII:  DEFAULTS

     7.1 DEFAULTS. Each of the following occurrences shall constitute a Default under this Agreement:

     (a) FAILURE TO MAKE PAYMENTS WHEN DUE. The Borrower shall (i) fail to pay when due any of the Obligations consisting of principal with respect to the Loans or (ii) shall fail to pay within three (3) Business Days of the date when due any of the other Obligations under this Agreement or the other Loan Documents.

     (b) BREACH OF CERTAIN COVENANTS. The Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on it under:

          (i)    Sections 6.1(C), 6.1(D), 6.1(E), 6.1(F), 6.1(G), 6.1(H),
     6.1(I), 6.1(K), 6.2(B) or 6.2(F) and such failure shall continue unremedied for fifteen (15) days;

          (ii) Section 6.1(A), 6.1(B) or 6.1(J) and such failure shall continue unremedied for five (5) Business Days;

          (iii)  Section 6.3 and such failure shall continue unremedied for five
     (5) Business Days but only if such failure was unintentional and inadvertent and is capable of being and is reasonably likely to be cured or remedied within such five (5) Business Day period; or

          (iv) Section 6.3 (to the extent such failure is not subject to CLAUSE (iii) above), 6.4(B), 6.4(C) or 6.4(D).

     (c) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed made by Borrower or any member of the Borrower Corporate Group to the Agent or any Lender herein or by the Borrower or any of their respective Subsidiaries in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).

     (d)  OTHER DEFAULTS.   Borrower shall default in the performance of or
compliance with any term contained in this Agreement (other than as covered by PARAGRAPHS (a), (b) or (c) of this SECTION 7.1), or AMC, Borrower or any of their respective Subsidiaries shall default in the performance of or compliance with any term contained in any of the other Loan Documents, and such default shall continue for thirty (30) days after the occurrence thereof.

     (e) DEFAULT AS TO OTHER INDEBTEDNESS; OPERATING LEASES. The Borrower or any member of the Borrower Corporate Group shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness (other than the Obligations), which Indebtedness has an outstanding principal balance in excess of $100,000; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, if the effect thereof is to cause an acceleration, mandatory redemption, a requirement that Borrower or such member of the Borrower Corporate Group offer to purchase such Indebtedness or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by Borrower or any member of the Borrower Corporate Group (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

     (f)  INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

          (i) An involuntary case shall be commenced against the Borrower or any of its Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of the Borrower's Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

          (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any of its Subsidiaries or over all or a substantial part of the property of the Borrower or any of its Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Borrower or any of its Subsidiaries or of all or a substantial part of the property of the Borrower or any of its Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Borrower or any of its Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance.

     (g) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. Borrower or any of its Subsidiaries shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or (v) take any corporate action to authorize any of the foregoing.

     (h) JUDGMENTS AND ATTACHMENTS. Any money judgment(s) (other than a money judgment covered by insurance as to which the insurance company has not disclaimed or reserved the right to disclaim coverage), writ or warrant of attachment, or similar process against Borrower or any of its Subsidiaries or any of their respective assets involving in any single case in excess of $100,000 with respect to any of Borrower or any of its Subsidiaries or in excess of $500,000 in the aggregate with respect to Borrower and its Subsidiaries is
(are) entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than fifteen (15) days prior to the date of any proposed sale thereunder.

     (i) DISSOLUTION. Any order, judgment or decree shall be entered against Borrower or any member of the Borrower Corporate Group decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or the Borrower or any member of the Borrower Corporate Group shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

     (j) LOAN DOCUMENTS; FAILURE OF SECURITY. At any time, for any reason, (i) any Loan Document as a whole that materially affects the ability of the Agent, or any of the Lenders to enforce the Obligations or enforce their rights against any guarantor or the Collateral ceases to be in full force and effect or AMC, the Borrower or any of their respective Subsidiaries party thereto seeks to repudiate its obligations thereunder and the Liens intended to be created thereby are, or AMC, the Borrower or any such Subsidiary seeks to render such Liens, invalid and unperfected, or (ii) Liens on Collateral with a fair market value in excess of $50,000 for the Borrower or Specified Subsidiary or in excess of $250,000 in the aggregate for all members of the Borrower Corporate Group in favor of the Agent contemplated by the Loan Documents shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect, or such Liens shall not have the priority contemplated by this Agreement or the Loan Documents.

     (k) TERMINATION EVENT. Any Termination Event occurs which the Required Lenders believe is reasonably likely to subject the Borrower or any member of the Controlled Group to liability in excess of $100,000 or all members of the Controlled Group in the aggregate to liability in excess of $500,000.

    (l) WAIVER APPLICATION. The plan administrator of any Benefit Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and the Agent believes that the substantial business hardship upon which the application for the waiver is based is reasonably likely to subject any member of the Borrower Corporate Group to liability in excess of $100,000 or all members of the Borrower Corporate Group in the aggregate to liability in excess of $500,000.

    (m) CHANGE OF CONTROL OR MANAGEMENT. (i) A Change of Control shall occur or (ii) for any reason Timothy L. Burfield ceases to be an officer of the Borrower with day-to-day managerial responsibilities with respect to the Borrower and the members of the Borrower Corporate Group consistent with those presently held by him and anticipated to be carried out by him and he is not replaced within sixty (60) days by an individual or individuals reasonably satisfactory to the Agent and the Required Lenders.

    (n) INTEREST RATE AGREEMENTS. Nonpayment by the Borrower of any obligation under any Interest Rate Agreements entered into with any Lender or the breach by the Borrower of any term, provision or condition contained in any such Interest Rate Agreements, in each case following the expiration of any cure periods with respect to such nonpayment or breach.

    (o) ENVIRONMENTAL MATTERS. The Borrower or any member of the Borrower Corporate Group shall be the subject of any proceeding or investigation pertaining to (i) the release by any member of the Borrower Corporate Group of any contaminant (including, without limitation, any medical waste) into the environment, (ii) the liability of any member of the Borrower Corporate Group arising from the release by any other Person of any contaminant (including, without limitation, any medical waste) into the environment, or (iii) any violation of any Environmental, Health or Safety Requirements of Law (including, without limitation, those applicable to the disposal of medical waste) by any member of the Borrower Corporate Group, which, in any case, is reasonably likely to subject any member of the Borrower Corporate Group to liability in excess of $100,000 or all of the members of the Borrower Corporate Group in the aggregate to liability in excess of $500,000.

    (p) GUARANTOR REVOCATION. Any guarantor of the Obligations shall terminate or revoke any of its obligations under the applicable guarantee agreement or breach any of the terms of such guarantee agreement.

    (q) FAILURE OF SUBORDINATION. (1) The subordination provisions of the documents and instruments evidencing any Permitted Subordinated Indebtedness shall, at any time, be invalidated or otherwise cease to be in full force and effect; or (2) any violation or breach of the terms of any subordination or intercreditor agreement relating to any Permitted Subordinated Indebtedness shall occur by any member of the Borrower Corporate Group; or (3) any violation or breach of the terms of any other subordination or intercreditor agreement relating to any Permitted Subordinated Indebtedness shall occur by any Person other than a member of the Borrower Corporate Group and (a) such violation or breach continued unremedied for fifteen (15) Business Days or (b) the Agent or the Required Lenders have determined that such violation or breach is reasonably likely to impair or otherwise be materially disadvantageous to the position of the Lenders.

    (r) ACCREDITATION; LICENSING. Any member of the Borrower Corporate Group shall fail to maintain its Accreditation or Health Facility License.

    (s) CHAMPUS/MEDICARE/MEDICAID ELIGIBILITY. Any member of the Borrower Corporate Group eligible as of the Closing Date, or which thereafter becomes eligible, to participate in CHAMPUS, Medicare and/or Medicaid programs shall receive notice of termination of its eligibility to, or shall otherwise become ineligible thereunder for any reason to, participate in the CHAMPUS, Medicare or Medicaid programs or to accept assignments or rights to reimbursement under CHAMPUS Regulations, Medicare Regulations or Medicaid Regulations.

    (t) PARTICIPATION IN MANAGED CARE PROGRAMS. Any Specified Subsidiary eligible as of the Closing Date, or which thereafter becomes eligible, to participate in any managed care program or other program from which any Specified Subsidiary derives more than fifteen percent (15%) of its Receivables, shall become ineligible thereunder for any reason and such Specified Subsidiary's eligibility shall not have been reinstated within five (5) Business Days.

    (u) CONTRACTUAL ALLOWANCE UNDERSTATEMENT. Any Specified Subsidiary shall understate by any material amount its Contractual Allowances or shall overstate by any material amount its Adjusted Amount of Eligible Receivables.

    (v) PLEDGE OF CAPITAL STOCK. At any time the Agent shall fail to have a first perfected possessory pledge with respect to (i) less than all of the Borrower's Capital Stock owned by AMC; (ii) less than 80% of the combined voting power of the Borrower's outstanding Capital Stock ordinarily having the right to vote at an election of directors; (iii) less than all of the Specified Subsidiaries' Capital Stock owned by the Borrower; or (iv) less than 80% of the combined voting power of each of the Specified Subsidiaries' outstanding Capital Stock ordinarily having the right to vote at an election of directors.

    (w) MATERIAL ADVERSE CHANGE. Since June 30, 1995, there shall have occurred any event which could have a Material Adverse Effect.

    A Default shall be deemed "continuing" until cured or until waived in writing in accordance with SECTION 8.3(a).

ARTICLE VIII:  ACCELERATION, DEFAULTING LENDERS;
WAIVERS, AMENDMENTS AND REMEDIES

    8.1  TERMINATION OF COMMITMENTS; ACCELERATION.  If any Default described in
SECTION 7.1(f) or 7.1(g) occurs with respect to the Borrower or any Specified Subsidiary, the obligations of the Lenders to make Loans hereunder and the obligation of the Agent or any other Issuing Lender to issue Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, any Lender or any Issuing Lender. If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation of the Agent and the Issuing Lenders to issue Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waive.

    8.2 DEFAULTING LENDER. In the event that any Lender fails to fund its Pro Rata Share of any Advance requested or deemed requested by the Borrower which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such Advance by the non-defaulting Lender(s) being hereinafter referred to as a "NON PRO RATA LOAN"), until the earlier of such Lender's cure of such failure and the termination of the Revolving Loan Commitments, the proceeds of all amounts thereafter repaid to the Agent by the Borrower and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Borrower by the Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

         (i) the foregoing provisions of this SECTION 8.2 shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to SECTION 2.10;

         (ii) any such Lender shall be deemed to have cured its failure to fund its Pro Rata Share of any Advance at such time as an amount equal to such Lender's original Pro Rata Share of the requested principal portion of such Advance is fully funded to the Borrower, whether made by such Lender itself or by operation of the terms of this SECTION 8.2, and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

         (iii) amounts advanced to the Borrower to cure, in full or in part, any such Lender's failure to fund its Pro Rata Share of any Advance ("CURE LOANS") shall bear interest at the rate applicable to Floating Rate Loans in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Floating Rate Loans;

         (iv) regardless of whether or not a Default has occurred or is continuing, and notwithstanding the instructions of the Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Agreement, would be applied to the outstanding Floating Rate Loans shall be applied FIRST, ratably to all Floating Rate Loans constituting Non Pro Rata Loans, SECOND, ratably to Floating Rate Loans other than those constituting Non Pro Rata Loans or Cure Loans and, THIRD, ratably to Floating Rate Loans constituting Cure Loans;

         (v) for so long as and until the earlier of any such Lender's cure of the failure to fund its Pro Rata Share of any Advance and the termination of the Revolving Loan Commitments, the term "Required Lenders" for purposes of this Agreement shall mean Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Advance have not been so cured) whose Pro

    Rata Shares represent equal to or greater than sixty-six and two thirds percent (66-2/3%) of the aggregate Pro Rata Shares of such Lenders; and

         (vi) for so long as and until any such Lender's failure to fund its Pro Rata Share of any Advance is cured in accordance with SECTION 8.2(II), (A) such Lender shall not be entitled to any commitment fees with respect to its Revolving Loan Commitment, or Acquisition Loan Commitment and (B) such Lender shall not be entitled to any letter of credit fees, which commitment fees and letter of credit fees shall accrue in favor of the Lenders which have funded their respective Pro Rata Share of such requested Advance, shall be allocated among such performing Lenders ratably based upon their relative Revolving Loan Commitments, and shall be calculated based upon the average amount by which the aggregate Revolving Loan Commitments of such performing Lenders exceeds the sum of (I) the outstanding principal amount of the Loans owing to such performing Lenders, PLUS (II) the outstanding Reimbursement Obligations owing to such performing Lenders, PLUS (III) the aggregate participation interests of such performing Lenders arising pursuant to SECTION 2.21 with respect to undrawn and outstanding Letters of Credit.

    8.3  AMENDMENTS.

    (a) GENERAL PROVISIONS. Subject to the provisions of this ARTICLE VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders, or the Borrower hereunder or waiving any Default hereunder; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

         (i) Postpone or extend the Termination Date, the Term Loan Termination Date, the Conversion Date or any other date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender (except with respect to any modifications of the provisions relating to prepayments of Loans and other Obligations).

         (ii) Reduce the principal amount of any Loans or L/C Obligations, reduce the amount of any required payment on the Loans (except with respect to any modifications of the provisions relating to prepayments of Loans and other Obligations approved by the Acquisition Approval Lenders) or reduce the rate or extend the time of payment of interest or fees thereon.

         (iii) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters.

         (iv) Increase the amount of the Revolving Loan Commitment, or Acquisition Loan Commitment of any Lender hereunder (except with respect to an increase in the amount, or other modification to the terms or components, of the Borrowing Base).

         (v) Permit Borrower to assign its rights under this Agreement.

         (vi)  Amend this SECTION 8.3.

         (vii)  Release all or substantially all of the Collateral.

         (viii)  Release any Subsidiary Guaranty.

         (ix)  Waive any condition precedent to an Acquisition Loan under
    SECTION 4.3.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. No amendment of any provision of this Agreement relating to any Issuing Lender shall be effective without the written consent of such Issuing Lender. The Agent may waive payment of the fee required under SECTION 12.3(B) without obtaining the consent of any of the Lenders.

    (b) ITEMS NOT REQUIRING CONSENT. Nothing in this Agreement shall require the consent of any Lender to the execution by the Agent of documentation acceptable to the Agent evidencing the release of the Agent's liens on any Collateral sold in a transaction permitted by SECTION 6.3(B)(ii) or SECTION 6.3(B)(iii) or otherwise consented to by the requisite group of Lenders so long as all mandatory prepayments in connection therewith shall have been made pursuant to SECTION 2.5(B)(i).

    8.4 PRESERVATION OF RIGHTS. No delay or omission of the Lenders, the Issuing Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan or issuance of such Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to SECTION 8.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the Lenders and the Issuing Lenders until the Obligations have been paid in full.

ARTICLE IX:  GENERAL PROVISIONS

    9.1 SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

    9.2 GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower and neither the Agent nor any Issuing Lender shall be obligated to issue any Letter of Credit for the account of the Borrower or any other Person in violation of any limitation or prohibition provided by any applicable statute or regulation.

    9.3 PERFORMANCE OF OBLIGATIONS. The Borrower agrees that the Agent may, but shall have no obligation, after the occurrence and during the continuance of a Default to: pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against any Collateral and make any other payment or perform any act required of Borrower or any member of the Borrower Corporate Group under any Loan Document or take any other action which the Agent in its discretion deems necessary or desirable to protect or preserve the Collateral, including, without limitation, any action to (y) effect any repairs or obtain any insurance called for by the terms of any of the Loan Documents and to pay all or any part of the premiums therefor and the costs thereof and (z) pay any rents payable by any member of the Borrower Corporate Group which are more than 30 days past due, or as to which the landlord has given notice of termination, under any lease. The Agent shall use its best efforts to give the Borrower notice of any action taken under this SECTION 9.3 prior to the taking of such action or promptly thereafter provided the failure to give such notice shall not affect the Borrower's obligations in respect thereof. The Borrower agrees to pay the Agent, upon demand, the principal amount of all funds advanced by the Agent under this SECTION 9.3, together with interest thereon at the rate from time to time applicable to Floating Rate Loans from the date of such advance until the outstanding principal balance thereof is paid in full. If the Borrower fails to make payment in respect of any such advance under this SECTION 9.3 within one (1) Business Day after the date the Borrower receives written demand therefor from the Agent, the Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Agent, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of such advance. If such funds are not made available to the Agent by such Lender within one (1) Business Day after the Agent's demand therefor, the Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Effective Federal Funds Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Agent its Pro Rata Share of any such unreimbursed advance under this SECTION 9.3 shall neither relieve any other Lender of its obligation hereunder to make available to the Agent such other Lender's Pro Rata Share of such advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Agent. All outstanding principal of, and interest on, advances made under this SECTION 9.3 shall constitute Obligations secured by the Collateral until paid in full by the Borrower.

    9.4 HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

    9.5 ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof.

    9.6 SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other. The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

    9.7  EXPENSES; INDEMNIFICATION.

    (A) EXPENSES. The Borrower shall reimburse the Agent and/or First Chicago Capital Markets, Inc. for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Agent, which attorneys and paralegals may be employees of the Agent and/or First Chicago Capital Markets, Inc., provided such reimbursements shall be subject to the terms of any written agreements, if any, entered into with such attorneys regarding their fees) paid or incurred by the Agent and/or First Chicago Capital Markets, Inc. in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents and any proposal letters or commitment letters issued in connection therewith, including without limitation, the commitment letter and accompanying letter agreement dated January 12, 1996 executed in contemplation of entering into this Agreement. The Borrower also agrees to reimburse the Agent, the Lenders and the Issuing Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Agent and the Lenders, which attorneys and paralegals may be employees of the Agent, the Lenders or the Issuing Lenders) paid or incurred by the Agent, any Lender or any Issuing Lender in connection with any restructuring or "workout" relating to this Agreement and the Obligations, the collection of the Obligations and enforcement of the Loan Documents. In addition to expenses set forth above, the Borrower agrees to reimburse the Agent, promptly after the Agent's request therefor, for each audit, collateral analysis or other business analysis performed by or for the benefit of the Lenders in connection with this Agreement or the other Loan Documents in an amount equal to the Agent's then customary charges for each person employed to perform such audit or analysis, plus all costs and expenses (including without limitation, travel expenses) incurred by the Agent in the performance of such audit or analysis; PROVIDED, HOWEVER the Borrower shall be obligated to reimburse the Agent for not more than two (2) such audits in any twelve-month period if such audits were conducted other than in connection with a proposed Acquisition and at a time when no Default has occurred and is continuing; PROVIDED, FURTHER, it is expressly understood that the Borrower shall reimburse the Agent for all such audits
(1) conducted in connection with a proposed Acquisition or (2) conducted at a time when a Default has occurred and is continuing. The Agent shall provide Borrower with a detailed statement of all reimbursements requested under this Section.

    (B) INDEMNITY. The Borrower further agrees, jointly and severally, to defend, protect, indemnify, and hold harmless the Agent, First Chicago Capital Markets, Inc., each and all of the Lenders, each and all of the Issuing Lenders and each of their respective Affiliates, and each of the Agent's, First Chicago Capital Markets, Inc., Lender's, Issuing Lender's or Affiliate's respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in ARTICLE IV) (collectively, the "INDEMNITEES") from and against any and all liabilities, obligations, losses damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of:

         (i) this Agreement, the other Loan Documents (including without limitation, the commitment letter and accompanying letter agreement dated January 12, 1996 executed in contemplation of entering into this Agreement) or any of the Transaction Documents, or any act, event or transaction related or attendant thereto or to the Specified Acquisitions or any other Permitted Acquisition, the making of the Loans, and the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by the Transaction Documents; or

         (ii) any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, special damages, incidental damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental, Health or Safety Requirements of Law (including, without limitation, those applicable to the disposal of medical waste) arising from or in connection with the past, present or future operations of AMC, the Borrower, any of their respective Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective property of AMC, the Borrower or any of their respective Subsidiaries, the presence of asbestos-containing materials at any respective property of AMC, the Borrower or their respective Subsidiaries or the release or threatened release of any contaminant (including, without limitation, any medical waste) into the environment (collectively, the "INDEMNIFIED MATTERS"); PROVIDED, however, the indemnity set forth in this CLAUSE (ii) shall not apply to any losses or costs incurred by any Indemnitee to the extent such losses or costs arise solely from the actions of the Agent, any Lender or any Issuing Lender; PROVIDED, further, however, the indemnity set forth in this clause (ii) shall otherwise remain in full force and effect, including, without limitation, with respect to hazardous substances and hazardous wastes which are discovered or released at any premises after the Agent acquires possession to the premises, but which were not actually introduced at the premises by the Agent, with respect to the continuing migration or release of hazardous substances or hazardous wastes previously introduced at or near the premises and with respect to all substances which may be hazardous wastes or hazardous substances and which are situated at the premises prior to the Agent taking possession but are removed by the Agent subsequent to such date;

PROVIDED, HOWEVER, Borrower shall not have any obligation to an Indemnitee hereunder with respect to Indemnified Matters to the extent caused by or resulting from (y) a dispute among the Lenders or a dispute between any Lender and the Agent, or (z) the willful misconduct or Gross Negligence of such Indemnitee or breach of contract by such Indemnitee with respect to the Loan

Documents, in each case, as determined by the final non-appealed judgment of a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. In addition, no settlement shall be entered into by the Borrower or any member of the Borrower Corporate Group with respect to any claim, litigation, arbitration or other proceeding relating to or arising out of the transaction evidenced by this Agreement, the other Loan Documents or in connection with the Specified Acquisitions or the other Permitted Acquisitions (whether or not the Agent, any Lender or any Issuing Lender is a party thereto) unless such settlement releases all Indemnitees from any and all liability with respect thereto.

    (C) WAIVER OF CERTAIN CLAIMS. The Borrower agrees to assert no claim against any of the Indemnitees on any theory of liability for special or punitive damages. In any action in which a jury is participating to resolve the dispute, the Borrower agrees to assert no claim against any of the Indemnitees on any theory of liability for consequential or indirect damages. In any court trial, except as expressly provided below, the Borrower agrees to assert no claim against any of the Indemnitees on any theory of liability for consequential or incidental damages; PROVIDED, HOWEVER, in the event that the Borrower, in any such matter is able to establish, as determined by the court in its written opinion or findings, that any Indemnitee acted with Gross Negligence, in bad faith or engaged in willful misconduct, then the agreement of the Borrower not to assert any claim on any theory of liability for consequential or incidental damages shall be of no further force and effect with result to damages incurred as a result of such Gross Negligence, bad faith or willful misconduct.

    (D) SURVIVAL OF AGREEMENTS. The obligations and agreements of the Borrower under this SECTION 9.7 shall survive the termination of this Agreement.

    9.8 NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

    9.9 ACCOUNTING; CHANGES IN AGREEMENT ACCOUNTING PRINCIPLES. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles. If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Borrower or any member of the Borrower Corporate Group with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, restrictions or standards herein or in the related definitions or terms used therein ("ACCOUNTING CHANGES"), the parties hereto agree, at the Borrower's request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Borrower's and the Borrower Corporate Group's financial condition shall be the same after such changes as if such changes had not been made; PROVIDED, HOWEVER, until such provisions are amended in a manner reasonably satisfactory to the Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations and all financial statements and reports required to be delivered hereunder shall be prepared in accordance with Agreement Accounting Principles without taking into account such Accounting Changes. In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment.

    9.10 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

    9.11 NONLIABILITY OF LENDERS. The relationship between the Borrower, on the one hand, and the Lenders, the Issuing Lenders and the Agent, on the other, shall be solely that of borrower and lender. Neither the Agent nor any Lender nor any Issuing Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender nor any Issuing Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the any of Borrower's or any other member of the Borrower Corporate Group's business or operations.

    9.12 GOVERNING LAW. THE AGENT HEREBY ACCEPTS THIS AGREEMENT, ON BEHALF OF ITSELF, THE LENDERS AND THE ISSUING LENDERS, AT CHICAGO, ILLINOIS BY ACKNOWLEDGING AND AGREEING TO IT THERE. ANY DISPUTE BETWEEN BORROWER AND THE AGENT, ANY LENDER, ANY ISSUING LENDER OR ANY OTHER HOLDER OF SECURED OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, EXCEPT TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION GOVERN THE PERFECTION (AND EFFECT OF THE PERFECTION OR NONPERFECTION OF THE AGENT'S LIENS ON THE COLLATERAL).

    9.13  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

    (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

    (B) OTHER JURISDICTIONS. THE BORROWER AGREES THAT THE AGENT, ANY LENDER, ANY ISSUING LENDER OR ANY HOLDER OF SECURED OBLIGATIONS SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ANY OF ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER THE BORROWER OR
(2) REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION.

    (C) SERVICE OF PROCESS. THE BORROWER WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

    (D) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

    (E) WAIVER OF BOND. THE BORROWER WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO REALIZE ON THE COLLATERAL (INCLUDING, WITHOUT LIMITATION, THE REAL PROPERTY, COLLATERAL, IF ANY) OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.


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

    (F) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 9.13, WITH ITS COUNSEL.

    9.14 NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

    9.15 SUBORDINATION OF INTERCOMPANY INDEBTEDNESS. The Borrower agrees that any and all claims of the Borrower against any Specified Subsidiary, any endorser or any other guarantor of all or any part of the Secured Obligations, or against any of their respective properties, including without limitation pursuant to any intercompany note or intercompany security agreement executed pursuant to SECTION 6.3(A)(ii)(8), shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Secured Obligations. Notwithstanding any right of the Borrower to ask, demand, sue for, take or receive any payment from any Specified Subsidiary, all rights, liens and security interests of the Borrower, whether now or hereafter arising and howsoever existing, in any assets of any Specified Subsidiary (whether constituting part of Collateral given to any Holder of Secured Obligations or the Agent to secure payment of all or any part of the Secured Obligations or otherwise) shall be and are subordinated to the rights of the Holders of Secured Obligations and the Agent in those assets. The Borrower shall have no right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Secured Obligations shall have been fully paid and satisfied and all financing arrangements between the Borrower and each Specified Subsidiary and the Holders of Secured Obligations have been terminated. If all or any part of the assets of any Specified Subsidiary, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Specified Subsidiary, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any Specified Subsidiary is dissolved or if substantially all of the assets of any Specified Subsidiary are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any such Specified Subsidiary to the Borrower ("INTERCOMPANY INDEBTEDNESS") shall be paid or delivered directly to the Agent for application on any of the Secured Obligations, due or to become due, until such Secured Obligations shall have first been fully paid and satisfied. The Borrower irrevocably authorizes and empowers the Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of the Borrower such proofs of claim and take such other action, in the Agent's own name or in the name of the Borrower or otherwise, as the Agent may deem necessary or advisable for the enforcement of this SECTION 9.15. The Agent may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Secured Obligations. Should any payment, distribution, security or instrument or proceeds thereof be received by the Borrower upon or with respect to the Intercompany Indebtedness prior to the satisfaction of all of the Secured Obligations (other than contingent indemnity obligations)


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

and the termination of all financing arrangements between the Borrower and each Specified Subsidiary and the Holders of Secured Obligations, the Borrower shall receive and hold the same in trust, as trustee, for the benefit of the Holders of Secured Obligations and shall forthwith deliver the same to the Agent, for the benefit of the Holders of Secured Obligations, in precisely the form received (except for the endorsement or assignment of the Borrower where necessary), for application to any of the Secured Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Borrower as the property of the Holders of Secured Obligations. If the Borrower fails to make any such endorsement or assignment to the Agent, the Agent or any of its officers or employees are irrevocably authorized to make the same. The Borrower agrees that until the Secured Obligations (other than the contingent indemnity obligations) have been paid in full (in cash) and satisfied and all financing arrangements between the Borrower, the Specified Subsidiaries and the Holders of Secured Obligations have been terminated, the Borrower will not assign or transfer to any Person any claim the Borrower has or may have against any Applicable Subsidiary.

ARTICLE X:  THE AGENT AS THE LENDERS' CONTRACTUAL
REPRESENTATIVE

    10.1 APPOINTMENT; NATURE OF RELATIONSHIP. The First National Bank of Chicago is hereby appointed by the Lenders (each reference in this Article X to a Lender being in its capacity either as a Lender or an Issuing Lender, or both) as the Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this ARTICLE
X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall have not have any fiduciary responsibilities to any Lender by reason of this Agreement and that the Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

    10.2 POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto; PROVIDED, HOWEVER, the Agent shall not be entitled to commence any judicial or non-judicial foreclosure with respect to any of the Collateral without the consent of the Required Lenders and, subject to the provisions of SECTION 10.5, if directions are received by the Agent from the Required Lenders in connection therewith, the Agent will proceed with such foreclosure in accordance with the directions of the Required Lenders. The Agent shall have no implied duties to of fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Loan Documents


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

except any action specifically provided by the Loan Documents to be required to be taken by the Agent.

    10.3 GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is found in a final judgment by a court of competent jurisdiction to have arisen solely from (i) the Gross Negligence or willful misconduct of such Person or (ii) breach of contract by such Person with respect to the Loan Documents.

    10.4 NO RESPONSIBILITY FOR LOANS, CREDITWORTHINESS, COLLATERAL, RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (iv) the existence or possible existence of any Default or (v) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein, for the perfection or priority of any of the Liens on any of the Collateral, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectability, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, AMC, the Borrower or any of their respective Subsidiaries.

    10.5 ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

    10.6 EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as the Agent hereunder and under any other Loan Document by or through employees, agents, and attorney-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

    10.7 RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or


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

persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

    10.8 THE AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Revolving Loan Commitment (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of the Agent.

    10.9 RIGHTS AS A LENDER. With respect to its Revolving Loan Commitment, its Acquisition Loan Commitment, Loans made by it, the Notes issued to it and Letters of Credit issued by it as an Issuing Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as through it were not the Agent, and the term "Lender" or "Lenders" or "Issuing Lender" or "Issuing Lenders", as applicable, shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.

    10.10 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by AMC and the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

    10.11 SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding anything herein to the contrary, so long as no Default has occurred and is continuing, each such successor Agent


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

shall be subject to approval by the Borrower, which approval shall not be unreasonably withheld. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

    10.12 COLLATERAL DOCUMENTS. Each Lender hereby authorizes the Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Lender shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Agent for the benefit of the Holders of Secured Obligations upon the terms of the Collateral Documents.

    10.13 DELIVERY OF DOCUMENTS. The Agent agrees to deliver to each Lender, promptly upon the Agent's receipt from the Borrower or any Specified Subsidiary, copies of all notices, certificates and reports, including without limitation reports delivered pursuant to SECTION 6.1, delivered pursuant to the requirements contained in this Agreement or the other Loan Documents.

ARTICLE XI:  SETOFF; RATABLE PAYMENTS

    11.1 SETOFF. In addition to, and without limitation of, any rights of the Lenders or Issuing Lenders under applicable law, if any Default occurs and is continuing, any indebtedness from any Lender or Issuing Lender to the Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, such Issuing Lender and the other Obligations, whether or not the Obligations, or any part hereof, shall then be due.

    11.2 RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to SECTIONS 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligation or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the obligations owing to them. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

    11.3 APPLICATION OF PAYMENTS. Except as set forth in SECTION 2.5, and subject to the provisions of SECTION 8.2, the Agent shall, unless otherwise specified at the direction of the Required Lenders which direction shall be consistent with the last sentence of this SECTION 11.3,


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apply all payments and prepayments in respect of any Obligations and all proceeds of Collateral in the following order:

         (A) first, to pay interest on and then principal of any portion of the Loans which the Agent may have advanced on behalf of any Lender for which the Agent has not then been reimbursed by such Lender, or the Borrower;

         (B) second, to pay interest on and then principal of any advance made under SECTION 9.3 for which the Agent has not then been paid by the Borrower or reimbursed by the Lenders;

         (C) third, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Agent;

         (D) fourth, to the ratable payment of Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders and Issuing Lenders;

         (E) fifth, to the ratable payment of interest due in respect of Loans and L/C Obligations;

         (F) sixth, to the ratable payment or prepayment of principal outstanding on Loans and Reimbursement Obligations in such order as the Agent may determine in its sole discretion;

         (G)  seventh, to provide required cash collateral if any pursuant to
    SECTION 2.24; and

         (H) eighth, to the ratable payment of all other Secured Obligations, including, without limitation, the Rate Hedging Obligations which are Secured Obligations.

Unless otherwise designated (which designation shall only be applicable prior to the occurrence of a Default) by the Borrower, all principal payments in respect of Loans shall be applied FIRST, to the outstanding Revolving Loans and, SECOND, to the outstanding Term Loans, in each case, FIRST, to repay outstanding Floating Rate Loans, and THEN to repay outstanding Eurodollar Loans with those Eurodollar Loans which have earlier expiring Eurodollar Interest Periods being repaid prior to those which have later expiring Eurodollar Interest Periods.
The order of priority set forth in this SECTION 11.3 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Agent, the Lenders, the Issuing Lenders and other Holders of Secured Obligations as among themselves. The order of priority set forth in CLAUSES (D) through (H) of this SECTION 11.3 may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by the Borrower or any other Person. The order of priority set forth in CLAUSES (A) through (C) of this SECTION 11.3 may be changed only with the prior written consent of the Agent.


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

    11.4  RELATIONS AMONG LENDERS.

    (a) Except with respect to the exercise of set-off rights of any Lender in accordance with SECTION 11.1, the proceeds of which are applied in accordance with this Agreement, and except as set forth in the following paragraph, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against Borrower or any other obligor hereunder or with respect to any Collateral or Loan Document, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, at the direction of the Agent.

    (b) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender. Notwithstanding the foregoing, and subject to SECTION 11.2, any Lender shall have the right to enforce on an unsecured basis the payment of the principal of and interest on any Loan made by it after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

ARTICLE XII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

    12.1 SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns, except that
(i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with SECTION 12.3 hereof. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; PROVIDED, HOWEVER, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with SECTION 12.3 hereof in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

    12.2  PARTICIPATIONS.

    (A) PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Revolving Loan Commitment of such Lender, any Acquisition Loan Commitment of such Lender, any L/C Interest of such Lender or any other interest of such Lender under the Loan Documents on a pro-rata or non pro-rata basis; provided that the amount of such participation shall not be for less than $5,000,000. In the event of any such sale by a

Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents except that, for purposes of ARTICLE III hereof, the Participants shall be entitled to the same rights as if they were Lenders.

    (B) VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which:

         (i) Postpones or extends the Termination Date, the Term Loan Termination Date, the Conversion Date or any other date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable in which such Participant has an interest (except with respect to any modifications of the provisions relating to prepayments of Loans and other Obligations);

         (ii) Reduces the principal amount of any Loans or L/C Obligations, or reduces the rate or extends the time of payment of interest or fees thereon;

         (iii) Permits the Borrower to assign its rights under this Agreement;

         (iv)  Releases all or substantially all of the Collateral; or

         (v)  Release any Subsidiary Guarantee.

    (C) BENEFIT OF SETOFF. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in SECTION 11.1 hereof in respect to its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in SECTION 11.1 hereof with respect to the amount of participating interests sold to each Participant except to the extent such Participant exercises its right of set off. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in SECTION 11.1 hereof, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with SECTION 11.2 as if each Participant were a Lender.

    12.3  ASSIGNMENTS.

    (A) PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or a portion of its rights and obligations under this Agreement (including, without limitation, its Commitments, all Loans owing to it, all of its interest as an Issuing Lender


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

with respect to Letters of Credit, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with the provisions of this SECTION
12.3. Each assignment shall be of a constant, and not a varying, ratable percentage of all of the assigning Lender's rights and obligations under this Agreement. Such assignment shall be substantially in the form of EXHIBIT F hereto and shall not be permitted hereunder unless such assignment is either for all of such Lender's rights and obligations under the Loan Documents or involves loans and commitments in an aggregate amount of at least $5,000,000. The consent of the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Such consent shall be set forth on the Notice of Assignment and shall not be unreasonably withheld. In addition, the consent of the Borrower shall be required (which consent shall not be unreasonably withheld) prior to an assignment becoming effective if such assignment is at a time when no Default has occurred and is continuing which consent, if required, shall be set forth on the Notice of Assignment; PROVIDED, no consent of the Borrower shall be required in connection with any assignment (i) made during the three (3) month period following the Closing Date; or (ii) to another Lender or to an Affiliate of any Lender.

    (B) EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as APPENDIX I to EXHIBIT F hereto (a "NOTICE OF ASSIGNMENT"), together with any consents required by SECTION 12.3(A) hereof, and (ii) payment of a $3,000 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. On and after the effective date of such assignment, such Purchaser, if not already a Lender, shall for all purposes be a Lender party to this Agreement and any other Loan Documents executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Revolving Loan Commitment, Aggregate Acquisition Loan Commitment, Loans and Letter of Credit participations assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this SECTION 12.3(B), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Revolving Loan Commitment, Acquisition Loan Commitment and their Term Loans, as adjusted pursuant to such assignment.

    (C)  THE REGISTER.  The Agent shall maintain at its address referred to in
SECTION 13.1 a copy of each assignment delivered to and accepted by it pursuant to this SECTION 12.3 and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Revolving Loan Commitment, and Acquisition Loan Commitment of and principal amount of the Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this SECTION 12.3. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and each of the members of the Borrower Corporate Group, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (D) MASTER ASSIGNMENT. Under the Agreement on the Closing Date, the current Revolving Loan Commitments, Acquisition Loan Commitments and Term Loans of the Lenders equal the amounts set forth opposite the Lenders' names on
EXHIBIT B.   First Chicago and LaSalle National Bank (collectively, the
"ORIGINAL LENDERS") have indicated their desire to sell and assign a portion of their interests in their Revolving Loan Commitments, outstanding Revolving Loans, Acquisition Loan Commitments, outstanding Acquisition Loans, Term Loans and other Obligations effective on the Commitment Increase Date and to increase their Commitments as reflected on EXHIBIT B. Each of the additional Lenders (the "ASSIGNEES") has indicated a willingness to purchase and assume an undivided percentage interest in the Original Lenders' Revolving Loan Commitments, outstanding Revolving Loans, Acquisition Loan Commitments, outstanding Acquisition Loans, Term Loans and other Obligations in an amount and percentage necessary so that, upon such purchase, each of the Assignees' Revolving Loan Commitments (and the corresponding rights and obligations with respect to Letters of Credit), Pro Rata Shares and Term Loans shall equal the amounts set forth on EXHIBIT B under the headings relating to after Commitment Increase Date and each such Assignees' and Original Lenders outstanding Obligations shall be allocated ratably, according to its new Pro Rata Share. To effect such assignment and assumption, the parties hereto agree as follows:

          (a) ASSIGNMENT AND ASSUMPTION. The Original Lenders hereby sell and assign to each of the Assignees, and each of the Assignees hereby purchases and assumes from the Original Lenders effective as of the Commitment Increase Date an interest in and to the Original Lenders' rights and obligations under the Agreement such that after giving effect to such assignment each of the Assignees shall have purchased and assumed pursuant to this Agreement the percentage interest specified in EXHIBIT B hereto of those rights and obligations of the Original Lenders under the Agreement relating to the facilities listed in EXHIBIT B and under the other Loan Documents. The Aggregate Revolving Loan Commitment purchased by each of the Assignees hereunder together with its outstanding Revolving Loan Commitment is set forth in EXHIBIT B hereto and includes the corresponding obligation to purchase participations in Letters of Credit. The Aggregate Acquisition Loan Commitment purchased by each of the Assignees hereunder together with its outstanding Acquisition Loan Commitment is set forth on EXHIBIT B hereto. The aggregate Term Loans purchased by each of the Assignees hereunder together with its outstanding Term Loans is set forth in EXHIBIT B.

          (b) COMMITMENT INCREASE DATE. The effective date of the assignments, the Commitment Increase Date, under this SECTION 12.3(D) shall be the effective date of the Supplemental Commitment. In no event will the Commitment Increase Date occur if the payments required to be made by each of the Assignees to the Agent for the account of the Original Lenders under paragraph (c) of this SECTION 12.3(D) are not made on the proposed Commitment Increase Date. As of the Commitment Increase Date, each of the Assignees shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignees hereunder by the Original Lenders. The Agent hereby waives the $3,000 processing fee required under SECTION 12.3(B) of the Agreement.

          (c) PAYMENT OBLIGATIONS. On and after the Commitment Increase Date, each of the Assignees shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. Each of the Assignees shall advance funds directly to the Agent with respect to all Revolving Loans and the Acquisition Loans and reimbursement payments made on or after the Commitment Increase Date with respect to the interest assigned hereby. In consideration for the sale and assignment of Loans hereunder, the Assignees shall pay to the Agent for the account of Original Lenders, pro rata on the Commitment Increase Date, an amount for each Assignee equal to the principal amount and accrued interest and fees of the portion of all Loans assigned to such Assignee hereunder. Each of the Assignees will also promptly remit to the Agent for the ratable benefit of the Original Lender any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignees hereunder for periods prior to the Commitment Increase Date and not previously paid by the Assignees to the Original Lenders. In the event that any party hereto receives any payment to which any other party hereto is entitled, then the party receiving such amount shall promptly remit it to the Agent on behalf of the other party hereto.

          (d) REPRESENTATIONS OF THE ORIGINAL LENDERS; LIMITATIONS ON THE ORIGINAL LENDERS'S LIABILITY. The Original Lenders, respectively, represent and warrant that with respect to its interest, it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the respective Original Lender. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Original Lenders and that the Original Lenders make no other representation or warranty of any kind to the Assignees. Neither the Original Lenders nor any of their respective, officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Borrower, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans, Letters of Credit or the Loan Documents.

          (e) REPRESENTATIONS OF THE ASSIGNEES. Each of the Assignees (only as to itself) (i) confirms that as of the Commitment Increase Date, it is a Lender under the Agreement and has received a copy of the Agreement and the other Loan Documents, together with copies of the financial statements requested by such Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, First Chicago Capital Markets, Inc. the Original Lenders or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (iii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA.

          (f) INDEMNITY. Each of the Assignees severally agrees to indemnify and hold harmless the Original Lenders against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by it in connection with or arising in any manner from such Assignee's non-performance of the obligations assumed under this
     SECTION 12.3(D).

          (g) SUBSEQUENT ASSIGNMENTS. After the Commitment Increase Date, each of the Assignees shall have the right pursuant to SECTION 12.3 of the Agreement to assign the rights which are assigned to such Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Original Lenders is obtained, the Assignee is not thereby released from its obligations to thereunder, if any remain unsatisfied, including, without limitation, its obligations under paragraphs (c) and (f) hereof.

          (h) NOTES. The Original Lenders and the Assignees request and direct that the Agent prepare and cause the Borrower to execute and deliver replacement Notes to the Original Lenders and the Assignees. The Original Lenders each agree to deliver to the Agent its original Notes received by it from the Borrower promptly after the Commitment Increase Date.

          (i) CONDITIONS OF EFFECTIVENESS. The assignment shall not become effective unless (a) each of the Lenders (including the Assignees) shall have delivered to the Agent its Supplemental Commitment Certificate pursuant to SECTION 2.27; (b) the Agent shall have received an executed copy of the reaffirmation from AMC and the Specified Subsidiaries in the form attached hereto as EXHIBIT U; and (c) each of the Assignees shall have made the payments required of it under SECTION 12.3(D)(c) hereof .

     12.4 CONFIDENTIALITY. Subject to SECTION 12.5, the Agent and the Lenders shall hold all nonpublic information obtained pursuant to the requirements of this Agreement in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a prospective "Transferee" (as defined in SECTION 12.5) in connection with the contemplated participation or assignment or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process and shall require any such Transferee to agree (and require any of its Transferees to agree) to comply with this SECTION 12.4. In no event shall the Agent or any Lender be obligated or required to return any materials furnished by or on behalf of AMC, Borrower or any member of the Consolidated AMC Group; PROVIDED, HOWEVER, each prospective Transferee shall be required to agree that if it does not become a participant or assignee it shall return all materials furnished to it by or on behalf of any member of the Consolidated AMC Group in connection with this Agreement.

     12.5 DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the Consolidated AMC Group and the Collateral; PROVIDED that, prior to any such disclosure, such prospective Transferee shall agree to preserve in accordance with SECTION 12.4 the confidentiality of any confidential information described therein.

ARTICLE XIII:  NOTICES

     13.1 GIVING NOTICE. Except as otherwise permitted by SECTION 2.14 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Documents shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

     13.2 CHANGE OF ADDRESS. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XIV:  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party as notified the Agent by telex or telephone, that it has taken such action.



                                *  *  *  *  *  *  *  *

                      Remainder of this Page Intentionally Blank
                                *  *  *  *  *  *  *  *

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                                   AMC REGIONAL HOLDINGS, INC.



                                   By: /s/ Charles R. Wallace
                                      -----------------------------
                                      Title: Vice President-Finance
                                            -----------------------



                                   Address:
                                   AMC Regional Holdings, Inc.
                                   184 Shuman Boulevard
                                   Suite 200
                                   Naperville, Illinois  60563
                                   Attention: Charles R. Wallace
                                   Telecopy: 708/717-4196
                                     Confirmation: 708/717-2820


                                   THE FIRST NATIONAL BANK OF
                                   CHICAGO, Individually and as
                                   Agent


                                   By: /s/ Barry Litwin
                                      ---------------------------
                                      Title: Senior Vice President
                                            ---------------------


                                   Address:
                                   One First National Plaza
                                   Suite 0173
                                   Chicago, Illinois  60670-0173
                                   Attention: Barry P. Litwin
                                   Telecopy: 312/732-1117
                                   Confirmation: 312/732-6166

                                   LASALLE NATIONAL BANK


                                   By: /s/ Harold A. Steben
                                      ----------------------------
                                      Title: Senior Vice President
                                            ----------------------


                                   Address:
                                   120 South LaSalle Street
                                   Chicago, Illinois  60603
                                   Attention: Mark Pressler
                                   Telecopy: 312/904-8284
                                   Confirmation: 312/904-6242

                                 SCHEDULE 6.3(F)(ii)
                       Computation of Permissible Tax Payments


For purposes of this SECTION 6.3(F)(ii) in respect of taxes, the following provisions shall be applicable:

     As used herein the term "Affiliated Group" means the affiliated group as defined in Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code").

     1.  DETERMINATION OF FEDERAL INCOME TAX LIABILITY.

          For each fiscal year or part thereof (each, a "Determination Period") with respect to which AMC files a consolidated federal or state income tax return and the Borrower is a member of the Affiliated Group of which AMC is the common parent corporation (the "AMC Group") AMC shall determine (i) the federal income tax liability of the hypothetical Affiliated Group of which Borrower would be the common parent corporation (the "Borrower Group") and
     (ii) the state liabilities of each member of the Borrower Group on a separate company or combined basis, as appropriate for such Determination Period, on a stand-alone basis taking only the income of the members of the Borrower Group into account, such determination to (i) include any benefit resulting from ordinary losses, capital losses and tax credits of the members of the Borrower Group from the current year or the carryforward of ordinary losses, capital losses and tax credits of the Borrower group from preceding years which would be utilizable under the Code or relevant state law and (ii) take into account the deductibility of state income tax for federal income tax purposes. The aggregate federal and state income tax liability for all members of the Borrower Group determined in accordance with this paragraph 1 with respect to any Determination Period is referred to as the "Borrower Group Tax Liability".

     2.  PAYMENT OF EACH BORROWER'S TAX LIABILITY TO AMC.

          Borrower shall be permitted to pay to AMC, subject to the provisions of SECTION 6.3(F) the lesser of (i) the Borrower Group Tax Liability for the relevant Determination Period (or reasonable estimates thereof) and
     (ii) the sum of (x) the amount determined by multiplying (A) the federal income tax liability of the AMC Affiliated Group for such Determination Period, by (B) a fraction, the numerator of which is the federal income tax liability of the Borrower Group for such Determination Period and the denominator of which is the aggregate federal income tax liabilities of each member of the AMC Affiliated Group having positive liability (determined in the manner described in PARAGRAPH 1 hereof) for such Determination Period, (y) with respect to each state in which members of the Borrower Group file a combined state income tax return with members of the AMC Group which are not also members of the Borrower Group, the amount determined by multiplying (C) the relevant combined state tax liability of the AMC Group for such Determination Period by (D) a fraction, the numerator of which is the combined hypothetical state income tax liability of the members of the Borrower Group (computed in a manner substantially similar to that set forth in paragraph 1 for such Determination Period) and the denominator of which is the combined state income tax liability of all members of the AMC Group having positive liability for such Determination Period and (z) with respect to each state in which members of the Borrower Group do not file such a combined return, the aggregate separate state income tax liabilities of all of the members of the Borrower Group for such Determination Period. Such payments shall be made at such times as shall be requested by AMC, but not more frequently than quarterly. Except as provided in PARAGRAPH 3 below, the Borrower shall not have any obligation to AMC or to any other member of the Affiliated Group to pay any further amounts on account of the AMC Group's tax liability, any such further amounts being the sole responsibility of AMC and the other members of the AMC Group. If as a result of estimated payments or otherwise, the Borrower pays to AMC for any fiscal year an amount in excess of the amount determined under PARAGRAPH 1, the Borrower shall cause AMC to refund to the Borrower the amount of such excess no later than the date upon which AMC files the applicable consolidated federal income tax return for the AMC Group. If such amount is not so refunded it shall be deducted from amounts which could otherwise be paid to AMC pursuant to SECTION 6.3(F) (whether in the nature of management fees or tax payments).

     3.  ADJUSTMENTS TO THE BORROWER'S FEDERAL INCOME TAX LIABILITY.

          In the event that there is an increase or decrease in the amount determined under PARAGRAPH 2 for any fiscal year (whether by amended return, examination by the Internal Revenue Service, carryback or net operating loss or unused credits, or otherwise), the Borrower shall or shall cause AMC, as the case may be, to promptly make a payment to the other in the amount of such increase or decrease.

                                                                  EXECUTION COPY




                                AMENDMENT NO. 1
                               AND WAIVER NO. 3 TO
                                CREDIT AGREEMENT
                           Dated as of March 15, 1996

     THIS AMENDMENT NO. 1 AND WAIVER NO. 3 TO CREDIT AGREEMENT ("AMENDMENT") is made as of this 28th day of June, 1996 by and among AMC REGIONAL HOLDINGS, INC., a Delaware corporation (the "BORROWER"), the financial institutions listed on the signature pages hereof (the "LENDERS") and THE FIRST NATIONAL BANK OF CHICAGO, in its individual capacity as a Lender and in its capacity as the contractual representative ("AGENT") under that certain Credit Agreement dated as of March 15, 1996 by and among the Borrower, the Lenders and the Agent, as modified by Wavier No. 1 thereto dated as of April 5, 1996 and Waiver No. 2 thereto dated as of May 8, 1996 (as so modified, and as further amended, restated, supplemented or modified from time to time, the "CREDIT AGREEMENT").

                                   WITNESSETH

     WHEREAS, the Borrower, the Lenders and the Agent are parties to the Credit Agreement;

     WHEREAS, the Borrower has requested that the Agent and the Lenders enter into an amendment to the Credit Agreement (i) permitting certain asset acquisitions by Specified Subsidiaries on the terms and conditions set forth herein and (ii) modifying certain of the financial covenants;

     WHEREAS, the Borrower has requested that the Agent and the Lenders waive deliveries of certain certificates of insurance and loss payable endorsements for certain of its Subsidiaries;

     WHEREAS, the Lenders and the Agent have agreed to enter into this Amendment on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent have agreed to the amendments and waivers with respect to the Credit Agreement as set forth below. Capitalized terms used in this Amendment which are not otherwise defined herein, shall have the meanings given such terms in the Credit Agreement.

     1. AMENDMENTS TO CREDIT AGREEMENT. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in SECTION 3 below, on and after the date hereof, the parties hereto agree as follows:

     1.1  SECTION 4.3 of the Credit Agreement is amended as follows:

     (a) SECTION 4.3(n) OF THE CREDIT AGREEMENT IS AMENDED TO DELETE THE TERMS THEREOF IN THEIR ENTIRETY AND TO SUBSTITUTE THE FOLLOWING THEREFOR:
          "RESERVED."

     (b) SECTION 4.3 OF THE CREDIT AGREEMENT IS AMENDED BY ADDING THE FOLLOWING PARAGRAPH AT THE END OF SUCH SECTION:

          "NOTWITHSTANDING THE FOREGOING, THE LENDERS SHALL MAKE AN ADVANCE IN CONNECTION WITH AN ACQUISITION LOAN AND SHALL BE DEEMED TO CONSENT TO AN ASSET ACQUISITION IF (i) SUCH ASSET ACQUISITION IS CONSUMMATED BY AN EXISTING SPECIFIED SUBSIDIARY; (ii) THE AGGREGATE PURCHASE PRICE IN CONNECTION WITH SUCH ACQUISITION IS NO MORE THAN $500,000; (iii) THE AGGREGATE PURCHASE PRICE FOR SUCH ASSET ACQUISITION TOGETHER WITH ALL OTHER SUCH ASSET ACQUISITIONS CONSUMMATED IN THE IMMEDIATELY PRECEDING TWELVE (12) MONTHS SHALL NOT EXCEED $2,000,000; (iv) LESS THAN FIFTY PERCENT (50%) OF THE VALUE OF THE ASSETS BEING ACQUIRED SHALL BE ATTRIBUTABLE TO INTANGIBLE ASSETS, INCLUDING, WITHOUT LIMITATION, GOODWILL (AN ASSET ACQUISITION MEETING THE CRITERIA IN CLAUSES (i) THROUGH (iv) BEING AN "ADD-ON ACQUISITION"); (v) THE LENDERS SHALL HAVE RECEIVED THE ITEMS SET FORTH BELOW PRIOR TO THE CONSUMMATION OF SUCH ADD-ON ACQUISITION; (vi) THE AGENT SHALL BE REASONABLY SATISFIED WITH ALL DOCUMENTATION IN CONNECTION THEREWITH; AND (vii) THE BORROWER SHALL BE IN COMPLIANCE WITH THE CRITERIA SET FORTH BELOW:

     (A) THERE SHALL BE NO ACQUISITION SUBORDINATED DEBT INCURRED FOR THE PURPOSE OF FINANCING ALL OR ANY PART OF SUCH ADD-ON ACQUISITION.

     (B) THE ADD-ON ACQUISITION IS A PURCHASE OF ASSETS BY A SPECIFIED SUBSIDIARY, IS CONSUMMATED PURSUANT TO A NEGOTIATED ACQUISITION AGREEMENT ON A NON-HOSTILE BASIS ON TERMS AND CONDITIONS REASONABLY ACCEPTABLE TO THE AGENT AND INVOLVES THE PURCHASE OF A BUSINESS LINE SIMILAR TO THAT OF THE BORROWER'S SPECIFIED SUBSIDIARIES AS OF CLOSING DATE. THE ACQUISITION AGREEMENT SHALL NOT CONTAIN ANY CONTINGENT PURCHASE PRICE PAYMENTS AND THE AGENT AND THE LENDERS SHALL HAVE RECEIVED A COPY OF THE FINAL ASSET PURCHASE AGREEMENT.

     (C) PRIOR TO SUCH ADD-ON ACQUISITION, THE BORROWER SHALL DELIVER TO THE AGENT FOR DISTRIBUTION TO THE LENDERS A DESCRIPTION OF THE ASSETS BEING ACQUIRED AND THE PROPOSED TERMS OF THE ADD-ON ACQUISITION, INCLUDING, WITHOUT LIMITATION, SUMMARY FINANCIAL INFORMATION, PROPOSED SOURCES OF FINANCING FOR THE ADD-ON ACQUISITION (WHICH SHALL INCLUDE AMOUNTS OF ACQUISITION LOANS OR REVOLVING LOANS AS THE CASE MAY BE), BACKGROUND INFORMATION RELATING TO THE TRANSACTION, THE BUSINESS PURPOSE OF THE ADD-ON ACQUISITION, AND THE LOCATION OF THE ADD-ON ACQUISITION.

     (D) ALL MATERIAL REGULATORY AND LEGAL APPROVALS FOR THE ADD-ON ACQUISITION SHALL HAVE BEEN OBTAINED OR THE BORROWER HAS APPLIED AND IS PURSUING IN GOOD FAITH ALL MATERIAL REGULATORY AND LEGAL APPROVALS.

     (E) THERE SHALL BE AN ABSENCE OF INJUNCTION OR TEMPORARY RESTRAINING ORDER WHICH, IN THE JUDGMENT OF THE AGENT WOULD PROHIBIT THE MAKING OF THE ACQUISITION LOANS OR THE CONSUMMATION OF THE ADD-ON ACQUISITION.

     (F) WITHIN TEN (10) DAYS AFTER ANY SUCH ADD-ON ACQUISITION, THE BORROWER AND THE SPECIFIED SUBSIDIARY SHALL HAVE TAKEN ALL ACTION REQUIRED UNDER APPLICABLE LAW, OR REASONABLY REQUESTED BY THE AGENT, TO GRANT TO THE AGENT, FOR THE BENEFIT OF THE HOLDERS OF SECURED OBLIGATIONS, A VALID AND PERFECTED FIRST-PRIORITY SECURITY INTEREST IN ALL OF THE ASSETS BEING ACQUIRED BY THE SPECIFIED SUBSIDIARY, SUBJECT TO CUSTOMARY PERMITTED LIENS AND LIENS WHICH THE AGENT AGREES TO PERMIT TO REMAIN OUTSTANDING, UNDER DOCUMENTATION CONSISTENT WITH THE EXISTING DOCUMENTATION (INCLUDING WITHOUT LIMITATION, CONFIRMATION THAT NO LIENS EXIST WITH RESPECT TO THE ASSETS BEING ACQUIRED EXCEPT LIENS PERMITTED UNDER THE TERMS OF THIS AGREEMENT AND THE RELEVANT SECURITY AGREEMENT). IF THE BORROWER FAILS TO SATISFY THE AGENT THAT A VALID AND PERFECTED FIRST PRIORITY SECURITY INTEREST HAS BEEN GRANTED TO THE AGENT WITH RESPECT TO THE ADD-0N ACQUISITION ASSETS, THEN NOTWITHSTANDING ANY OTHER PROVISION OF THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT THE BORROWER MAY SATISFY THIS CLAUSE (F) BY DEDUCTING FROM THE BORROWING BASE THE PURCHASE PRICE OF THE ASSETS FOR SUCH ADD-ON ACQUISITION UNTIL SUCH TIME AS THE AGENT IS SATISFIED THAT THE CONDITIONS OF THIS CLAUSE (F) AND THE OTHER LOAN DOCUMENTS ARE SATISFIED; PROVIDED, HOWEVER, (I) THE AGGREGATE AMOUNT DEDUCTED FROM THE BORROWING BASE PURSUANT HERETO MAY NOT EXCEED $2,000,000.00, (II) AT THE TIME OF ANY PERMITTED ACQUISITION PURSUANT TO SECTION 4.3(a-r), ALL SECURITY AGREEMENT AND OTHER LOAN DOCUMENTS WHICH NEED TO BE AMENDED, MODIFIED OR SUPPLEMENTED TO REFLECT ADD-ON ACQUISITIONS SHALL BE SO MODIFIED, AMENDED OR SUPPLEMENTED.

     (G)  THE ADD-ON ACQUISITION CONSTITUTES A PERMITTED ACQUISITION PURSUANT TO
          SECTION 6.3(G).

     (H) THE BORROWER AND THE SPECIFIED SUBSIDIARY SHALL TAKE WHATEVER ADDITIONAL STEPS AND PROVIDE ANY ADDITIONAL DOCUMENTATION REASONABLY REQUESTED BY THE AGENT WITH RESPECT TO SUCH ADD-ON ACQUISITION.

     1.2 SECTION 6.1 (J) of the Credit Agreement is amended to delete the terms thereof in their entirety and to substitute the following therefor:

          AS SOON AS PRACTICABLE, AND IN ANY EVENT WITHIN FORTY-FIVE (45) DAYS AFTER THE END OF EACH CALENDAR MONTH (AND MORE OFTEN IF REQUESTED BY AGENT OR THE REQUIRED LENDERS), EACH OF THE SPECIFIED SUBSIDIARIES SHALL PROVIDE TO THE BORROWER (WITH RESPECT TO SUCH SPECIFIED SUBSIDIARY) A SUMMARY OF ITS ELIGIBLE INVENTORY, ELIGIBLE RECEIVABLES AND AMOUNT OF INTERCOMPANY LOANS; AND THE BORROWER SHALL PROVIDE THE AGENT WITH A BORROWING BASE CERTIFICATE, TOGETHER WITH SUCH SUPPORTING DOCUMENTS AS THE AGENT DEEMS DESIRABLE, ALL CERTIFIED AS BEING TRUE AND CORRECT BY THE CHIEF FINANCIAL OFFICER OR TREASURER OF THE APPLICABLE PERSON.

     1.3 SECTION 6.2(K) of the Credit Agreement is hereby amended to delete the first sentence of such section in its entirety and to substitute the following therefor:

          THE BORROWER WILL NOT USE THE PROCEEDS OF THE REVOLVING LOANS TO EFFECT SPECIFIED ACQUISITIONS THAT DO NOT CONSTITUTE ADD-ON ACQUISITIONS. THE BORROWER MAY USE AN AGGREGATE OF $2,000,000 OF THE PROCEEDS OF THE REVOLVING LOANS TO EFFECT ADD-ON ACQUISITIONS. THE BORROWER MAY ALSO USE THE PROCEEDS OF THE REVOLVING LOANS TO

          PROVIDE FUNDS FOR THE WORKING CAPITAL NEEDS OF THE SPECIFIED SUBSIDIARIES AND OTHER GENERAL CORPORATE PURPOSES.

     1.4 SECTION 6.3(G)(2) of the Credit Agreement is hereby amended to add at the end of such section the following:

          PROVIDED, HOWEVER, NO SUCH CERTIFICATE SHALL BE REQUIRED IN CONNECTION WITH ANY ADD-ON ACQUISITION;

     1.5 SECTION 6.4(A) of the Credit Agreement is amended to delete the definition of "Capital Expenditures" and substitute the following therefor:

          "CAPITAL EXPENDITURES" MEANS, FOR ANY PERIOD, THE AGGREGATE OF ALL EXPENDITURES (WHETHER PAID IN CASH OR ACCRUED AS LIABILITIES AND INCLUDING CAPITALIZED LEASES AND PERMITTED PURCHASE MONEY INDEBTEDNESS AND INCLUDING ALL RELATED TRANSACTION COSTS) BY THE BORROWER AND ITS CONSOLIDATED SUBSIDIARIES DURING SUCH PERIOD THAT, IN CONFORMITY WITH AGREEMENT ACCOUNTING PRINCIPLES, ARE REQUIRED TO BE INCLUDED IN OR REFLECTED BY THE PROPERTY, PLANT, EQUIPMENT OR SIMILAR FIXED ASSET ACCOUNTS REFLECTED IN THE CONSOLIDATED BALANCE SHEET OF THE BORROWER AND ITS CONSOLIDATED SUBSIDIARIES; PROVIDED, HOWEVER, THERE SHALL BE EXCLUDED THEREFROM: (i) ANY SUCH EXPENDITURES ARISING FROM ALLOCATION OF THE PURCHASE PRICE OF PROPERTY, PLANT AND EQUIPMENT WITH RESPECT TO ANY SPECIFIED ACQUISITIONS AND (ii) ANY SUCH EXPENDITURES ARISING FROM THE PURCHASE OF OXYGEN TANKS, INTRAVENOUS PUMPS, MEDICAL CARTS OR OTHER MEDICAL EQUIPMENT LEASED OR HELD FOR LEASE OR SALE TO A FACILITY OR ITS PATIENTS AND ACQUIRED IN THE ORDINARY COURSE OF BUSINESS CONSISTENT WITH PAST PRACTICES.

     1.6 SECTION 6.4(C)(i) of the Credit Agreement is hereby amended to delete the terms of such CLAUSE (i) in their entirety and to substitute the following therefor:

          (i) THE SUM, WITHOUT DUPLICATION, OF THE AMOUNTS OF (a) EBITA, PLUS
(b) RENTALS, MINUS (c) CONTINGENT PURCHASE PRICE PAYMENTS TO

     1.7 SECTION 6.4 of the Credit Agreement is hereby amended to add the following at the end of such section:

          (G) MAXIMUM CAPITAL EXPENDITURES. SHALL NOT PERMIT CAPITAL EXPENDITURES FOR EACH FISCAL YEAR TO EXCEED $750,000 MULTIPLIED BY THE RATIO OF: (i) EBITA FOR THE FISCAL YEAR THEN MOST RECENTLY ENDED TO
          (ii) EBITA FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996; PROVIDED, HOWEVER CAPITAL EXPENDITURES FOR ANY FISCAL YEAR SHALL NOT INCREASE BY MORE THAN FIFTY PERCENT (50%) OVER THE CAPITAL EXPENDITURES OF THE IMMEDIATELY PRECEDING FISCAL YEAR.

     1.8 The Credit Agreement is hereby amended to delete EXHIBIT A, EXHIBIT K and EXHIBIT Q to the Credit Agreement in their entirety and to substitute respectively EXHIBIT A, EXHIBIT K and EXHIBIT Q to this Amendment therefor.

     2. WAIVER. Effective as of the date of the Amendment and subject to the satisfaction of the conditions precedent set forth in SECTION 3 below, the parties hereby agree that any default stemming from the Borrower's failure to deliver on the Closing Date certificates of insurance and/or loss payable endorsements for Williamson, Sterling, Dixon and Gatti with respect to insurance policies then in existence which have since lapsed is hereby waived. The Borrower represents and warrants that no insurable event has occurred under any such lapsed policy for which coverage is pending or for which a claim may subsequently be submitted.

     3. CONDITIONS OF EFFECTIVENESS. This Amendment shall not become effective unless (a) this Amendment shall have been executed by the Borrower, the Agent and the Required Lenders on or before June 28, 1996; and (b) the Agent shall have received an executed copy of the reaffirmation from the Specified Subsidiaries and AMC in the form attached hereto as ANNEX A.

     4. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower hereby represents and warrants as follows:

     (a) This Amendment and the Credit Agreement as previously executed and as amended hereby, constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms.

     (b) Upon the effectiveness of this Amendment, the Borrower hereby reaffirms all covenants, representations and warranties made in the Credit Agreement and the other Loan Documents to the extent the same are not amended or waived hereby, agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

     (c) Except with respect the matters subject to the waiver in Section 2 above, no Default or Unmatured Default has occurred under the Credit Agreement.

     5. REFERENCE TO THE EFFECT ON THE CREDIT AGREEMENT.

     (a) Upon the effectiveness of SECTION 1 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Credit Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

     (b) Except as specifically modified above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

     (c) Except as set forth in SECTION 2 hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power of remedy of the Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith. The waiver set forth in Section 2 above shall be effective only in the specific instance and for the specific purpose for which it is given and does not affect or diminish the Agent's or any of the Lender's right hereafter to require strict performance by the Borrower and each of its Subsidiaries of each provision of the Credit Agreement and the other Loan Documents. Except as expressly set forth in
Section 2, nothing herein shall constitute a waiver by the Agent or the Lenders of any existing or hereafter arising Default nor shall the Agent's and the Lenders' execution and delivery of this Waiver establish a course of dealing among the Agent, the Lenders, the Borrower or any other obligor or in any other way obligate the Agent or any Lender to hereafter provide any further waivers with respect to the Credit Agreement.

     6. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of law provisions) of the State of Illinois.

     7. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     8. COUNTERPARTS. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     9. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Amendment and the Credit Agreement. In the event an ambiguity or question of intent or interpretation arises, this Amendment and the Credit Agreement as hereby amended shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Amendment or the Credit Agreement.


                  [Remainder of this Page Intentionally Blank.]

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

                                        AMC REGIONAL HOLDINGS, INC.


                                        By /s/ Charles R. Wallace
                                           ----------------------------
                                        Title: Vice President - Finance
                                              -------------------------



                                        THE FIRST NATIONAL BANK OF
                                        CHICAGO, AS AGENT

                                        By /s/ Michael P. Ciuchta
                                           ----------------------------
                                        Title: Vice President
                                              -------------------------


                                        LENDERS:

                                        THE FIRST NATIONAL BANK OF
                                         CHICAGO

                                        By /s/ Michael P. Ciuchta
                                           ----------------------------
                                        Title: Vice President
                                              -------------------------


                                        LASALLE NATIONAL BANK

                                        By /s/ Marc Pressler
                                           ----------------------------
                                        Title: Vice President
                                              -------------------------



Signature Page to Amendment No. 1 and Waiver No. 3 to the AMC Credit Agreement

                                    EXHIBIT A
                                       TO
                                 AMENDMENT NO. 1
                               AND WAIVER NO. 3 TO
                                CREDIT AGREEMENT



                                   (attached)

                                    EXHIBIT A
                                       TO
                                CREDIT AGREEMENT


TO:       The First National Bank of Chicago, as Agent
          One First National Plaza
          Suite 0173
          Chicago, IL  60670-0173

                   (All information as of             , 19  )
                                          ------------    --

I.   ADJUSTED AMOUNT OF ELIGIBLE RECEIVABLES

     1.   Adjusted Amount of All Receivables                $
                                                             ------------
     2.   Less:*    Receivables (other than those
                    covered by item 3 below) aged
                    over 90 days from date of
                    original invoice                        ($           )
                                                              -----------
     3.   Less:     During June through October,
                    receivables in connection
                    with the Illinois Acqui-
                    sitions consisting of
                    Perfected Government Receiv-
                    ables ("Illinois Acquisition
                    Receivables") aged over 120
                    days from date of original
                    invoice                                 ($           )
                                                              -----------
     4.   Less:     Cross-aged Receivables
                    (other than Perfected
                    Government Receivables)
                    (if 25% > 90 days or 120 days
                    during June through October
                    for Illinois Acquisition
                    Receivables)                            ($           )
                                                              -----------
     5.   Less:     Cross-aged Perfected
                    Government Receivables
                    (if 70% > 180 days)                     ($           )
                                                              -----------
--------------------
     *  All deductions to be made without duplication.

     6.   Less:     Receivables (other than
                    Perfected Government
                    Receivables) in excess
                    of 15% Concentration Ratio              ($           )
                                                              -----------
     7.   Less:     Affiliate Receivables                   ($           )
                                                              -----------
     8.   Less:     Non-Complying Federal
                    Government Receivables
                    (other than Perfected
                    Government Receivables)                 ($           )
                                                              -----------
     9.   Less:     Foreign Receivables                     ($           )
                                                              -----------
     10.  Less:     Receivables subject to
                    offset or counterclaim                  ($           )
                                                              -----------
     11.  Less:     Other Ineligible
                    Receivables                             ($           )
                                                              -----------
     12.  Less:     Other Reserves                          ($           )
                                                              -----------
     13.  Total of Ineligible Receivables and
          Reserves (Sum of Lines 2 through 12)              ($           )
                                                              -----------
     14.  Adjusted Amount of Eligible Receivables
          (Line 1 MINUS Line 13)                            $
                                                             ------------
                                                            x         .75
                                                            -------------

     15.  Availability from Eligible Receivables
          (75% of Line 14)                                  =  $
                                                                ------------

                                                                ------------

II.  ADJUSTED AMOUNT OF ELIGIBLE INVENTORY

     16.  Total Amount of Inventory (Lower of
          FIFO or Market)                                   $
                                                             ------------
     17.  Less:**   Obsolete and not currently
                    saleable Inventory                      ($           )
                                                              -----------
--------------------
     (1)  All deductions to be made without duplication.

     18.  Less:     Inventory past manufacturer's
                    dating or subject to recall notice      ($           )
                                                              -----------
     19.  Less:     Packaging material, supplies, raw
                    materials, and work in process          ($           )
                                                              -----------
     20.  Less:     Ineligible Consigned Inventory
                    (> $100,000 uncovered by
                    Consignment Agreements)                 ($           )
                                                              -----------
     21.  Less:     Goods in transit or at
                    non-permissible third party locations
                    (including $2,500 reserve for 1215
                    N. Alpine Road, Rockford, IL 61107)     ($           )
                                                              -----------
     22.  Less:     Retail Pharmacy ineligibles
                    (floor stock, edibles, toiletries,
                    perfumes, photo processing and
                    excluded rental/sale equipment)         ($           )
                                                              -----------
     23.  Less:     Other Ineligibles                       ($           )
                                                              -----------
     24.  Less:     Obsolescence Reserve                    ($           )
                                                              -----------
     25.  Less:     Other Reserves                          ($           )
                                                              -----------
     26.  Total of Ineligible Inventory and Reserves
          (sum of Lines 17 through 25)                      ($           )
                                                              -----------
     27.  Adjusted Amount of Eligible Inventory
          (Line 16 MINUS Line 26)                           $
                                                             ------------
                                                            x         .50
                                                            -------------

     28.  Availability from Eligible Inventory
          By Reference to Gross Amount of
          Eligible Inventory (50% of Line 27)               =  $
                                                                ------------

                                                                ------------

     29.  Inventory Availability                            $
                                                             ------------

III.  OTHER ITEMS

     30.  Less:     Letter of Credit Obligations            ($           )
                                                              -----------
     31.  Less:     Add-On Acquisition
                    Acquisition Price where Agent
                    unperfected                             ($           )
                                                              -----------
     32.  Borrowing Base (sum of lines 15 and 29
          LESS line 30 and 31)                              $
                                                             ------------

IV.  CALCULATION OF MAXIMUM AVAILABLE AMOUNT

     33.  Aggregate Revolving Loan Commitments              $
                                                             ------------
     34.  Less:     Letter of Credit Obligations            ($           )
                                                              -----------
     35.  Less:     Outstanding Revolving Loans             ($           )
                                                              -----------
     36.  Amount available by reference to
          commitment level (Line 33 MINUS
          the sum of Lines 34 and 35)                       $
                                                             ------------

                                                             ------------

     37.  Borrowing Base (Line 32)                          $
                                                             ------------

                                                             ------------

     38.  Less:     Outstanding Revolving Loans             ($
                                                              -----------
     39.  Amount available by reference to
          Borrowing Base (Line 37 MINUS
          Line 38)                                          $
                                                             ------------

                                                             ------------

     40.  Maximum Amount Available (Lesser of
          Line 36 and Line 39)                              $
                                                             ------------

                                                             ------------

                                                     AMC REGIONAL HOLDINGS, INC.


                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------

                                    EXHIBIT K
                                       TO
                                 AMENDMENT NO. 1
                               AND WAIVER NO. 3 TO
                                CREDIT AGREEMENT



                                   (attached)

                                    EXHIBIT Q
                                       TO
                                 AMENDMENT NO. 1
                               AND WAIVER NO. 3 TO
                                CREDIT AGREEMENT



                                   (attached)

                                     ANNEX A
                                       TO
                               AMENDMENT NO. 1 AND
                                 WAIVER NO. 3 TO
                                CREDIT AGREEMENT


                                   (attached)

                 REAFFIRMATION OF AMERICAN MEDSERVE CORPORATION
                         AND THE SPECIFIED SUBSIDIARIES

          The undersigned, AMERICAN MEDSERVE CORPORATION, a Delaware corporation ("AMC"), Gatti LTC Services, Inc., a Pennsylvania corporation formerly known as Louis F. Gatti, Incorporated ("LTC"), Williamson Drug Company, Incorporated, a Virginia corporation ("WILLIAMSON"), Nihan & Martin, Inc., a Delaware corporation ("N&M"), Dixon Pharmacy, Inc., an Illinois corporation ("DIXON"), Sterling Healthcare Services, Inc., a Delaware corporation ("STERLING"), Pharmed Holdings, Inc., a Delaware corporation ("PHARMED", and together with LTC, Williamson, N&M, Dixon and Sterling are sometimes hereinafter each referred to as an "Existing Subsidiary" and collectively as the "EXISTING SUBSIDIARIES") hereby acknowledge receipt of the Amendment No. 1 and Waiver No. 3 to the Credit Agreement ("AMENDMENT") by and among AMC Regional Holdings, Inc., a Delaware corporation (the "BORROWER"), the financial institutions listed on the signature pages thereof (the "LENDERS") and The First National Bank of Chicago, in its individual capacity as a Lender and in its capacity as the contractual representative ("AGENT") under that certain Credit Agreement dated as of March 15, 1996 by and among the Borrower, the Lenders and the Agent, as modified by Wavier No. 1 thereto dated as of April 5, 1996, and Waiver No. 2 dated as of May 8, 1996 (as so amended, and as further amended, restated, supplemented or modified from time to time, the "CREDIT AGREEMENT"). Without in any way establishing a course of dealing by the Agent or any Lender, each of AMC and the Existing Subsidiaries, respectively reaffirms (i) with respect to AMC, its pledge of the "Pledged Stock" (as defined in the Pledge Agreement as hereinafter defined) pursuant to that certain Pledge Agreement ("PLEDGE AGREEMENT") dated as of March 15, 1996, executed by AMC for the benefit of the Agent and the Holders of Secured Obligations which Pledge Agreement remains in full force and effect; and (ii) with respect to the Existing Subsidiaries, the Existing Subsidiaries have each executed and delivered to the Agent each dated March 15, 1996, or with respect to Pharmed, dated as of May 8, 1996 (a) those certain Guaranties (collectively, the "EXISTING SUBSIDIARIES GUARANTIES"), pursuant to which each Existing Subsidiary has guaranteed, among other things, the payment of the Borrower's Secured Obligations under the Credit Agreement, which Existing Subsidiaries Guaranties remain in full force and effect, (b) those certain Security Agreements (the "EXISTING SUBSIDIARIES SECURITY AGREEMENTS"), pursuant to which each Existing Subsidiary has granted to the Agent, for the benefit of the Agent and the Holders of Secured Obligations, a lien on and security interest in substantially all of the respective Existing Subsidiary's assets, including all of the respective Existing Subsidiary's accounts receivable and inventory and all proceeds thereof, including, without limitation, funds deposited into the Accounts (collectively, the "EXISTING SUBSIDIARIES COLLATERAL"), which Existing Subsidiaries Security Agreements remain in full force and effect, (c) those certain intercompany promissory notes (the "EXISTING SUBSIDIARIES INTERCOMPANY NOTES"), evidencing the Borrower's loans and extension of other financial accommodations to the Existing Subsidiaries, which Existing Subsidiaries Intercompany Notes remain in full force and effect, and (d) those certain Security Agreements (the "EXISTING SUBSIDIARIES INTERCOMPANY SECURITY AGREEMENTS" and, together with the Existing Subsidiaries Guaranties, the Existing Subsidiaries Security Agreements and the Existing Subsidiaries Intercompany Notes, the "EXISTING SUBSIDIARIES DOCUMENTS"), pursuant to which the respective Existing Subsidiary has granted to the Borrower a lien on and security interest in the respective Existing Subsidiaries Collateral, which Existing Subsidiaries Intercompany Security Agreements remain in full force and effect; (iii) with respect to Sterling, its pledge of the "Pledged Stock" (as defined in the Sterling Pledge Agreement as hereinafter defined) that certain Pledge Agreement dated as of May 8, 1996 (the "STERLING PLEDGE AGREEMENT") executed by Sterling for the benefit of the Agent and the Holders of Secured Obligations, which Sterling Pledge Agreement remains in full force and effect; and (iv) the other documents, instruments and agreements executed by AMC and the Existing Subsidiaries in connection with the Credit Agreement, all of which other documents, instruments and agreements remain in full force and effect. Each of the representations, warranties and covenants set forth in the Pledge Agreement, Existing Subsidiaries Documents, Sterling Pledge Agreement and other documents, instruments and agreements executed by AMC and the Existing Subsidiaries are hereby ratified and reaffirmed.



     AMERICAN MEDSERVE CORPORATION,
     GATTI LTC SERVICES, INC.,
     WILLIAMSON DRUG COMPANY,
        INCORPORATED,
     NIHAN & MARTIN, INC.,
     DIXON PHARMACY, INC.,
     STERLING HEALTHCARE SERVICES,
        INC., and
     PHARMED HOLDINGS, INC.



     By:
        ---------------------------
     Name:  Charles R. Wallace
     Title:  Vice President





                                                 Signature Page to Reaffirmation

                                   AMENDMENT NO. 2
                                 AND WAIVER NO. 4 TO
                                   CREDIT AGREEMENT
                              Dated as of March 15, 1996

    THIS AMENDMENT NO. 2 AND WAIVER NO. 4 TO CREDIT AGREEMENT ("AMENDMENT") is made as of this 1st day of August, 1996 by and among AMC REGIONAL HOLDINGS, INC., a Delaware corporation (the "BORROWER"), the financial institutions listed on the signature pages hereof (the "LENDERS") and THE FIRST NATIONAL BANK OF CHICAGO, in its individual capacity as a Lender and in its capacity as the contractual representative ("AGENT") under that certain Credit Agreement dated as of March 15, 1996 by and among the Borrower, the Lenders and the Agent, as modified and amended by Wavier No. 1 thereto dated as of April 5, 1996, Waiver No. 2 thereto dated as of May 8, 1996, and Amendment No. 1 and Waiver No. 3 dated as of June 28, 1996 (as so modified and amended, and as further amended, restated, supplemented or modified from time to time, the "CREDIT AGREEMENT").

                                      WITNESSETH

    WHEREAS, the Borrower, the Lenders and the Agent are parties to the Credit Agreement;

    WHEREAS, the Borrower has requested that the Agent and the Lenders enter into an amendment to the Credit Agreement permitting certain indebtedness of American Medserve Corporation ("AMC") to LaSalle National Bank;

    WHEREAS, the Lenders and the Agent have agreed to enter into this Amendment on the terms and conditions hereinafter set forth;

    NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent have agreed to the amendments and waivers with respect to the Credit Agreement as set forth below. Capitalized terms used in this Amendment which are not otherwise defined herein, shall have the meanings given such terms in the Credit Agreement.

    1. AMENDMENTS TO CREDIT AGREEMENT. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in SECTION 3 below, on and after the date hereof, the parties hereto agree as follows:

    1.1 SECTION 1.1 of the Credit Agreement is amended to add the following at the end of the definition of Asset Sale:

         NOTHWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE TERM ASSET SALE SHALL NOT INCLUDE THE ISSUANCE BY AMC OF STOCK TO GOLDER, THOMA, CRESSEY, RAUNER FUND IV, L.P. PURSUANT TO THE REIMBURSEMENT AND CONVERSION RIGHTS AGREEMENT DATED AS OF

         AUGUST 1, 1996 BETWEEN AMC AND GOLDER, THOMA, CRESSEY, RAUNER FUND IV, L.P. AS IN EFFECT AS OF SUCH DATE.

    1.2 Section 6.3(A)(i) the Credit Agreement is amended to delete the semicolon at the end of such clause and add the following to the end of such section:

         ", THAT CERTAIN LOAN TO AMC FROM LASALLE NATIONAL BANK PURSUANT TO THAT CERTAIN TERM NOTE DATED AS OF AUGUST 1, 1996 IN AN AGGREGATE PRINCIPAL AMOUNT NOT TO EXCEED $5,000,000.00 AND THOSE CERTAIN CONTINGENT INDEMNITY OBLIGATIONS RELATING TO GOLDER, THOMA, CRESSEY, RAUNER FUND IV, L.P.'S GUARANTY OF SUCH TERM NOTE WHICH ARISE OUT OF THAT CERTAIN REIMBURSEMENT AND CONVERSION RIGHTS OF AGREEMENT DATED AS OF AUGUST 1, 1996 BETWEEN AMC AND GOLDER, THOMA, CRESSEY, RAUNER FUND IV, L.P. WHICH REIMBURSEMENT OBLIGATIONS MAY BE SATISFIED UNDER CERTAIN CIRCUMSTANCES, EITHER THROUGH THE PAYMENT OF MONEY BY AMC OR THE ISSUANCE OF CAPITAL STOCK OF AMC TO GOLDER, THOMA, CRESSEY, RAUNER FUND IV, L.P.; PROVIDED, HOWEVER, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT NO PAYMENTS SHALL BE PERMITTED TO BE MADE FROM THE BORROWER OR ANY OF ITS SUBSIDIARIES TO OR ON BEHALF OF AMC IN CONNECTION WITH SUCH TERM NOTE OR CONTINGENT INDEMNITY OBLIGATIONS;"

    1.3 SECTION 6.3(G) is amended to delete clauses (i) and (ii) contained in the proviso to the third sentence thereof in their entirety and shall be substituted with the following:

(I) AMC MAY MAKE EQUITY INVESTMENTS IN THE BORROWER AND IN GOOD SAMARITAN SUPPLY SERVICES INC., A MINNESOTA CORPORATION AND (ii) AMC MAY (a) INCUR THE INDEBTEDNESS PERMITTED UNDER SECTION 6.3 (A)(i) AND (b) ISSUE AMC SUBORDINATED DEBT AND ACT AS HOLDING COMPANY OF THE CAPITAL STOCK OF SUBSIDIARIES OTHER THAN THE BORROWER ONLY UPON THE WRITTEN CONSENT OF THE AGENT, WHICH CONSENT WILL NOT BE UNREASONABLY WITHHELD.

    2.  WAIVER.  [Intentionally Blank]

    3. CONDITIONS OF EFFECTIVENESS. This Amendment shall not become effective unless:

    (a) this Amendment shall have been executed by the Borrower, the Agent and the Required Lenders and the Agent shall have received five (5) signature pages from each of the foregoing parties; and

    (b) the Agent shall have received an executed copy of the reaffirmation from the Specified Subsidiaries and AMC in the form attached hereto as ANNEX A.

    4. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower hereby represents and warrants as follows:

    (a) This Amendment and the Credit Agreement as previously executed and as amended hereby, constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms.

    (b) Upon the effectiveness of this Amendment, the Borrower hereby reaffirms all covenants, representations and warranties made in the Credit Agreement and the other Loan Documents to the extent the same are not amended or waived hereby, agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

    (c) Except with respect the matters subject to the waiver in SECTION 2 above, no Default or Unmatured Default has occurred under the Credit Agreement.

    5. REFERENCE TO THE EFFECT ON THE CREDIT AGREEMENT.

    (a) Upon the effectiveness of SECTION 1 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Credit Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

    (b) Except as specifically modified above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

    (c) Except as set forth in SECTION 2 hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power of remedy of the Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith. The waiver set forth in Section 2 above shall be effective only in the specific instance and for the specific purpose for which it is given and does not affect or diminish the Agent's or any of the Lender's right hereafter to require strict performance by the Borrower and each of its Subsidiaries of each provision of the Credit Agreement and the other Loan Documents. Except as expressly set forth in
Section 2, nothing herein shall constitute a waiver by the Agent or the Lenders of any existing or hereafter arising Default nor shall the Agent's and the Lenders' execution and delivery of this Amendment establish a course of dealing among the Agent, the Lenders, the Borrower or any other obligor or in any other way obligate the Agent or any Lender to hereafter provide any further waivers with respect to the Credit Agreement.

    6. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of law provisions) of the State of Illinois.

    7. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

    8. COUNTERPARTS. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

    9. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Amendment and the Credit Agreement. In the event an ambiguity or question of intent or interpretation arises, this Amendment and the Credit Agreement as hereby amended shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Amendment or the Credit Agreement.

    IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.


                                  AMC REGIONAL HOLDINGS, INC.


                                  By /s/ Charles R. Wallace
                                     ----------------------------
                                  Title: Vice President, Treasurer
                                         and Assistant Secretary
                                        -------------------------



                                  THE FIRST NATIONAL BANK OF
                                  CHICAGO, AS AGENT


                                  By /s/ Michael P. Ciuchta
                                     ----------------------------
                                  Title: Vice President
                                        -------------------------



                                  LENDERS:

                                  THE FIRST NATIONAL BANK OF
                                   CHICAGO

                                  By /s/ Michael P. Ciuchta
                                     ----------------------------
                                  Title: Vice President
                                        -------------------------



                                  LASALLE NATIONAL BANK


                                  By /s/ Marc Pressler
                                     ----------------------------
                                  Title: Vice President
                                        -------------------------



  Signature Page to Amendment No. 2 and Waiver No. 4 to the AMC Credit Agreement

                    REAFFIRMATION OF AMERICAN MEDSERVE CORPORATION
                            AND THE SPECIFIED SUBSIDIARIES

         The undersigned, AMERICAN MEDSERVE CORPORATION, a Delaware corporation ("AMC"), Gatti LTC Services, Inc., a Pennsylvania corporation formerly known as Louis F. Gatti, Incorporated ("LTC"), Williamson Drug Company, Incorporated, a Virginia corporation ("WILLIAMSON"), Nihan & Martin, Inc., a Delaware corporation ("N&M"), Dixon Pharmacy, Inc., an Illinois corporation ("DIXON"), Sterling Healthcare Services, Inc., a Delaware corporation ("STERLING"), Pharmed Holdings, Inc., a Delaware corporation ("PHARMED"), Royal Care Holdings, Inc., a Delaware corporation ("ROYAL CARE"), Pharmacy Associates of Glens Falls, Inc. a New York corporation ("GLENS FALLS") and Specialized Patient Care Services, Inc., an Alabama corporation ("SPCS", and together with LTC, Williamson, N&M, Dixon, Sterling, Pharmed, Royal Care, and Glens Falls are sometimes hereinafter each referred to as an "Existing Subsidiary" and collectively as the "EXISTING SUBSIDIARIES") hereby acknowledge receipt of Amendment No. 2 and Waiver No. 4 to the Credit Agreement ("AMENDMENT") by and among AMC Regional Holdings, Inc., a Delaware corporation (the "BORROWER"), the financial institutions listed on the signature pages thereof (the "LENDERS") and The First National Bank of Chicago, in its individual capacity as a Lender and in its capacity as the contractual representative ("AGENT") under that certain Credit Agreement dated as of March 15, 1996 by and among the Borrower, the Lenders and the Agent, as modified and amended by Wavier No. 1 thereto dated as of April 5, 1996, Waiver No. 2 thereto dated as of May 8, 1996, and Amendment No. 1 and Waiver No. 3 dated as of June 28, 1996 (as so modified and amended, and as further amended, restated, supplemented or modified from time to time, the "CREDIT AGREEMENT"). Without in any way establishing a course of dealing by the Agent or any Lender, each of AMC and the Existing Subsidiaries, respectively reaffirms (i) with respect to AMC, its pledge of the "Pledged Stock" (as defined in the Pledge Agreement as hereinafter defined) pursuant to that certain Pledge Agreement ("PLEDGE AGREEMENT") dated as of March 15, 1996, executed by AMC for the benefit of the Agent and the Holders of Secured Obligations which Pledge Agreement remains in full force and effect; and (ii) with respect to the Existing Subsidiaries, the Existing Subsidiaries have each executed and delivered to the Agent each dated March 15, 1996, or with respect to Pharmed, dated as of May 8, 1996 or with respect to Royal Care, Glens Falls and SPCS, each dated as of August 5, 1996 (a) those certain Guaranties (collectively, the "EXISTING SUBSIDIARIES GUARANTIES"), pursuant to which each Existing Subsidiary has guaranteed, among other things, the payment of the Borrower's Secured Obligations under the Credit Agreement, which Existing Subsidiaries Guaranties remain in full force and effect, (b) those certain Security Agreements (the "EXISTING SUBSIDIARIES SECURITY AGREEMENTS"), pursuant to which each Existing Subsidiary has granted to the Agent, for the benefit of the Agent and the Holders of Secured Obligations, a lien on and security interest in substantially all of the respective Existing Subsidiary's assets, including all of the respective Existing Subsidiary's accounts receivable and inventory and all proceeds thereof, including, without limitation, funds deposited into the Accounts (collectively, the "EXISTING SUBSIDIARIES COLLATERAL"), which Existing Subsidiaries Security Agreements remain in full force and effect, (c) those certain intercompany promissory notes (the "EXISTING SUBSIDIARIES INTERCOMPANY NOTES"), evidencing the Borrower's loans and extension of other financial accommodations to the Existing Subsidiaries, which Existing Subsidiaries Intercompany Notes remain in full force and effect, and (d) those certain Security Agreements (the "EXISTING SUBSIDIARIES INTERCOMPANY SECURITY AGREEMENTS" and, together with the Existing Subsidiaries Guaranties, the Existing Subsidiaries Security Agreements and the Existing Subsidiaries Intercompany Notes, the "EXISTING SUBSIDIARIES DOCUMENTS"), pursuant to which the respective Existing Subsidiary has granted to the Borrower a lien on and security interest in the respective Existing Subsidiaries Collateral, which Existing Subsidiaries Intercompany Security Agreements remain in full force and effect; (iii) with respect to Sterling, its pledge of the "Pledged Stock" (as defined in the Sterling Pledge Agreement as hereinafter defined) that certain Pledge Agreement dated as of May 8, 1996 (the "STERLING PLEDGE AGREEMENT") executed by Sterling for the benefit of the Agent and the Holders of Secured Obligations, which Sterling Pledge Agreement remains in full force and effect; (iv) with respect to Royal Care, its pledge of the "Pledged Stock" (as defined in the Sterling Pledge Agreement as hereinafter defined) that certain Pledge Agreement dated as of August 5, 1996 (the "ROYAL CARE PLEDGE AGREEMENT") executed by Royal Care for the benefit of the Agent and the Holders of Secured Obligations, which Royal Care Pledge Agreement remains in full force and effect; and (iv) the other documents, instruments and agreements executed by AMC and the Existing Subsidiaries in connection with the Credit Agreement, all of which other documents, instruments and agreements remain in full force and effect. Each of the representations, warranties and covenants set forth in the Pledge Agreement, Existing Subsidiaries Documents, Sterling Pledge Agreement, Royal Care Pledge Agreement and other documents, instruments and agreements executed by AMC and the Existing Subsidiaries are hereby ratified and reaffirmed.



    AMERICAN MEDSERVE CORPORATION,
    GATTI LTC SERVICES, INC.,
    WILLIAMSON DRUG COMPANY,
       INCORPORATED,
    NIHAN & MARTIN, INC.,
    DIXON PHARMACY, INC.,
    STERLING HEALTHCARE SERVICES,
       INC.,
    PHARMED HOLDINGS, INC.,
    ROYAL CARE HOLDINGS, INC.,
    PHARMACY ASSOCIATES OF GLENS
       FALLS, INC., and
    SPECIALIZED PATIENT CARE SERVICES,
       INC.



    By:
       ------------------------------
    Name:  Charles R. Wallace
    Title:  Vice President
                                                 Signature Page to Reaffirmation